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INDEX TO FINANCIAL STATEMENTS Hicks Acquisition Company I, Inc.

As filed with the Securities and Exchange Commission on September 13, 2007

Registration No. 333-143747

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HICKS ACQUISITION COMPANY I, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	20-8521842 (I.R.S. Employer Identification Number)
100 Crescent Court, Suite 1200 Dallas, TX 75201 (214) 615-2300 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Joseph B. Armes
c/o Hicks Acquisition Company I, Inc.
100 Crescent Court, Suite 1200
Dallas, TX 75201
(214) 615-2300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Bruce Mendelsohn Akin Gump Strauss Hauer & Feld LLP 590 Madison Avenue New York, New York 10022 (212) 872-1000 (212) 872-1002—Facsimile	Floyd I. Wittlin Ann F. Chamberlain Bingham McCutchen LLP 399 Park Avenue New York, NY 10022-4689 (212) 705-7700 (212) 702-3604 Facsimile

        Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 13, 2007

PROSPECTUS

$400,000,000
HICKS ACQUISITION COMPANY I, INC.
40,000,000 Units

        Hicks Acquisition Company I, Inc. is a newly organized blank check company formed for the purpose of acquiring, or acquiring control of, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination one or more businesses or assets, which we refer to as our initial business combination. Our efforts in identifying a prospective target business will not be limited to a particular industry, but we will not complete a business combination with any entity engaged in the energy industry as its principal business or whose principal business operations are conducted outside of the United States or Canada. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any substantive discussions with an entity that we will acquire in our initial business combination.

        This is an initial public offering of our securities. We are offering 40,000,000 units. Each unit has an offering price of $10.00 and consists of one share of our common stock and one warrant.

        Each warrant entitles the holder to purchase one share of our common stock at a price of $7.50, subject to adjustment as described in this prospectus. The warrants will become exercisable on the later of the completion of our initial business combination or twelve months from the closing of this offering, provided in each case that we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available, and will expire four years from the date of this prospectus, unless earlier redeemed.

        We have also granted the underwriters a 30-day option to purchase up to an additional 6,000,000 units to cover over-allotments, if any.

        HH-HACI, L.P., which we refer to throughout this prospectus as our sponsor, has agreed to purchase an aggregate of 7,000,000 warrants at a price of $1.00 per warrant ($7 million in the aggregate) in a private placement that will occur simultaneously with the consummation of this offering. We refer to these warrants throughout this prospectus as the sponsor warrants. The proceeds from the sale of the sponsor warrants in the private placement will be deposited into a trust account and be subject to a trust agreement, described below, and will be part of the funds distributed to our public stockholders in the event we are unable to complete an initial business combination. Each of the sponsor warrants will be substantially similar to the warrants included in the units sold in this offering except that the sponsor warrants: (i) will not be redeemable by us so long as they are held by our sponsor or its permitted transferees, (ii) will be subject to certain transfer restrictions described in more detail in this prospectus and (iii) may be exercised for cash or on a cashless basis, as described in this prospectus.

        Currently, there is no public market for our units, common stock or warrants. We have applied to have the units listed on the American Stock Exchange. Assuming that the units are listed on the American Stock Exchange, the units will be listed under the symbol TOH.U on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading on the 45th day following the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, subject to our filing a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, the common stock and warrants will be traded on the American Stock Exchange under the symbols "TOH" and "TOH.WS," respectively.

        Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 27 for a discussion of information that should be considered in connection with an investment in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total Proceeds
Public offering price	$10.00	$400,000,000
Underwriting discounts and commissions(1)	$0.70	$28,000,000
Proceeds, before expenses, to us	$9.30	$372,000,000

(1)
Includes $0.315 per unit, or $12.6 million in the aggregate (approximately $14.5 million if the underwriters' over-allotment option is exercised in full), payable to the underwriters for deferred underwriting commissions to be placed in the trust account described below. Such funds will be released to the underwriters only on completion of an initial business combination, as described in this prospectus.

        The underwriters are offering the units on a firm commitment basis. The underwriters expect to deliver the units to purchasers on or about             , 2007. Of the proceeds we receive from this offering and the sale of the sponsor warrants described in this prospectus, approximately $9.75 per unit, or $390 million in the aggregate (approximately $9.73 per unit or $447.7 million if the underwriters' over-allotment option is exercised in full) will be deposited into a trust account at JP Morgan Chase, N.A. with Continental Stock Transfer & Trust Company as trustee. These funds will not be released to us until the earlier of the completion of our initial business combination or our liquidation.

Citi

Lazard Capital Markets	Ladenburg Thalmann & Co. Inc.

              , 2007

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus. The information may be required to be updated at a later date.

i

SUMMARY

        This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under "Risk Factors" and our financial statements and the related notes included elsewhere in this prospectus, before investing. References in this prospectus to "we," "us" or "our company" refer to Hicks Acquisition Company I, Inc. References in this prospectus to "public stockholders" refer to those persons that purchase the securities offered by this prospectus and our sponsor (as defined below) to the extent our sponsor purchases these securities either in this offering or afterwards, provided that our sponsor's status as a "public stockholder" shall only exist with respect to those securities so purchased in this offering. References in this prospectus to our "management" or our "management team" refer to our officers and directors and references to our "sponsor" refer to HH-HACI, L.P., a Delaware limited partnership. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

General

        We are a newly organized blank check company formed under the General Corporation Law of the State of Delaware, for the purpose of acquiring, or acquiring control of, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination one or more businesses or assets. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any substantive discussions with an entity that we will acquire in our initial business combination. Our efforts in identifying prospective target businesses will not be limited to a particular industry, but we will not enter into a business combination with any entity engaged in the energy industry as its principal business or whose principal business operations are conducted outside of the United States or Canada.

        We will seek to capitalize on the significant investing experience of our management team, including the 35 years of private equity expertise of Thomas O. Hicks, our founder and chairman of the board. Since 2005, Mr. Hicks has served as the chairman of Hicks Holdings LLC, a holding company for sports, real estate and private equity investments of Mr. Hicks and his family, including the National Hockey League's Dallas Stars, purchased in December 1995, Major League Baseball's Texas Rangers, acquired in June 1998, and a 50% interest in the English Premier League's Liverpool Football Club, acquired in March 2007. Hicks Holdings is also the controlling shareholder of Latrobe Specialty Steel Company, a specialty steel manufacturer. Its other corporate holdings include DirecPath, a company that provides bundled DIRECTV programming, broadband voice and data services, security and other locally based services to multiple dwelling units across the United States, Ocular LCD, a designer, manufacturer and marketer of high-performance liquid crystal displays, modules and systems, Berkshire Resources, a gas and oil exploration company, Grupo Pilar, an animal and pet food company in Argentina, SafeMed, a provider of decision support systems for healthcare professionals and River City Landscape Supply, a provider of bulk and bagged mulches, soils and decorative rocks. Hicks Holdings also holds approximately 20% of the equity of Greatwide Logistics Services, a U.S. non-asset based provider of dedicated transportation, third-party logistics, warehouse/distribution and truckload brokerage solutions. Mr. Hicks co-founded Hicks, Muse, Tate & Furst, a nationally prominent private equity firm in the United States that specialized in leveraged acquisitions, and served as chairman from 1989 through 2004. During Mr. Hicks' tenure as Chairman, Hicks Muse raised over $12 billion of private equity funds, consummated over $50 billion of leveraged acquisitions, and was one of the most active private investment firms in the country. Mr. Hicks also co-founded and served as co-chief executive officer of the leveraged buyout firm, Hicks & Haas, from 1984 to 1989.

        Subject to the requirements that our initial business combination have a fair market value of at least 80% of the initial amount held in a trust account at JP Morgan Chase, N.A. with Continental

Stock Transfer & Trust Company, as trustee (excluding deferred underwriting commissions of $12.6 million or approximately $14.5 million if the underwriters' over-allotment option is exercised in full), our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. We will only consummate our initial business combination if we will become the controlling stockholder of the target. The key factor we will rely on in determining controlling stockholder status would be our acquisition of more than half of the voting equity interests of the target company. We will not consider any transaction that does not meet such criteria.

        We have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities. However, we may decide to enter into a business combination with a target business that does not meet these criteria and guidelines.

  •
  Established Companies with Proven Track Records.  We will seek to acquire established companies with sound historical financial performance. We will typically focus on companies with a history of strong operating and financial results. We do not intend to acquire start-up companies.

  •
  Companies with Strong Free Cash Flow Characteristics.  We will seek to acquire companies that have a history of strong, stable free cash flow generation. We will focus on companies that have predictable, recurring revenue streams and an emphasis on low working capital and capital expenditure requirements.

  •
  Strong Competitive Industry Position.  We will seek to acquire businesses that operate within industries that have strong fundamentals. The factors we will consider include growth prospects, competitive dynamics, level of consolidation, need for capital investment and barriers to entry. Within these industries, we will focus on companies that have a leading or niche market position. We will analyze the strengths and weaknesses of target businesses relative to their competitors, focusing on product quality, customer loyalty, cost impediments associated with customers switching to competitors, patent protection and brand positioning. We will seek to acquire businesses that demonstrate advantages when compared to their competitors, which may help to protect their market position and profitability and deliver strong free cash flow.

  •
  Experienced Management Team.  We will seek to acquire businesses that have strong, experienced management teams. We will focus on management teams with a proven track record of driving revenue growth, enhancing profitability and generating strong free cash flow. We believe that the operating expertise of our officers and directors will complement, not replace, the target's management team.

  •
  Diversified Customer and Supplier Base.  We will seek to acquire businesses that have a diversified customer and supplier base. Companies with a diversified customer and supplier base are generally better able to endure economic downturns, industry consolidation, changing business preferences and other factors that may negatively impact their customers, suppliers and competitors.

        We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as by attending trade shows or conventions. In addition, we expect to receive a number of proprietary deal flow opportunities that would not otherwise necessarily be available to us as a result of the track record and business relationships of Mr. Hicks, our founder and chairman of the board.

        We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:

  •
  financial condition and results of operations;

  •
  growth potential;

  •
  brand recognition and potential;

  •
  experience and skill of management and availability of additional personnel;

  •
  capital requirements;

  •
  stage of development of the business and its products or services;

  •
  existing distribution arrangements and the potential for expansion;

  •
  degree of current or potential market acceptance of the products or services;

  •
  proprietary aspects of products and the extent of intellectual property or other protection for products or formulas;

  •
  impact of regulation on the business;

  •
  regulatory environment of the industry;

  •
  seasonal sales fluctuations and the ability to offset these fluctuations through other business combinations, introduction of new products, or product line extensions;

  •
  costs associated with effecting the business combination;

  •
  industry leadership, sustainability of market share and attractiveness of market sectors in which a target business participates; and

  •
  macro competitive dynamics in the industry within which the company competes.

        These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on the above factors as well as other considerations, factors and criteria our management deems relevant to our business objective. In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as review of financial and other information which will be made available to us.

        In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers has agreed, pursuant to a written agreement with us, that until the earliest of our initial business combination, our liquidation or such time as he or she ceases to be an officer, to present to our company for our consideration, prior to presentation to any other entity, any business opportunity with a fair market value of $200 million or more, subject to any pre-existing fiduciary or contractual obligations he or she might have. As more fully discussed in "Management—Conflicts of Interest" on page 85, in the event that any of our officers becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Each of our officers, other than Thomas O. Hicks, Jr. and Mack Hicks, currently have certain relevant fiduciary duties or contractual obligations which may take priority over their duties to us.

        If we do not complete our initial business combination within 24 months after the date of this prospectus and expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $9.75, or $0.25 less than the per-unit offering price of $10.00. The per share liquidation price includes approximately $12.6 million in deferred underwriting commissions (or approximately $14.5 million if the underwriters' over-allotment option is exercised in full) that would also be distributable to our public stockholders.

Private Placements and Future Purchases of Units

        On March 1, 2007, our sponsor purchased an aggregate of 10,000,000 units (which were increased to 11,500,000 units as a result of a stock split approved by our board of directors in July 2007), which we refer to as the founder's units throughout this prospectus, for an aggregate purchase price of $25,000, or $0.0025 per unit. Each founder's unit consists of one share of our common stock, which we refer to as a founder's share, and one warrant to purchase one share of our common stock, which we refer to as a founder's warrant. In August 2007, our sponsor transferred an aggregate of 230,000 founder's units to William H. Cunningham, William A. Montgomery, Brian Mulroney and William F. Quinn, each of whom has agreed to serve on our board of directors upon the closing of this offering. We refer to our sponsor and Messrs. Cunningham, Montgomery, Mulroney and Quinn as our initial stockholders throughout this prospectus. The founder's units held by our initial stockholders include an aggregate of 1,500,000 units subject to forfeiture by our initial stockholders to the extent that the underwriters' over-allotment option is not exercised in full, so that our initial stockholders will collectively own 20% of our issued and outstanding shares after this offering (assuming none of our initial stockholders purchase units in this offering).

        The founder's shares are identical to the shares of common stock included in the units being sold in the offering, except that: (i) the founder's shares will be subject to certain transfer restrictions as described in more detail below, (ii) each of the initial stockholders has agreed to vote the founder's shares in the same manner as the majority of the shares of common stock sold in this offering and voted by our public stockholders in connection with any vote required to approve our initial business combination, (iii) each of the initial stockholders has agreed to vote the founder's shares in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our initial business combination, (iv) each of the initial stockholders has agreed to waive any right to receive a liquidation distribution with respect to the founder's shares in the event we fail to consummate an initial business combination, and (v) our initial stockholders will not be able to exercise conversion rights, as described in this prospectus, with respect to the founder's shares.

        The founder's warrants are identical to the warrants included in the units being sold in the offering, except that the founder's warrants: (i) will be subject to certain transfer restrictions as described in more detail below, (ii) may not be exercised unless and until the last sale price of our common stock equals or exceeds $13.75 for any 20 days within any 30 trading day period beginning 90 days after our initial business combination and there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants, (iii) will not be redeemable by us so long as they are held by our initial stockholders or any of their permitted transferees and (iv) may be exercised for cash or on a cashless basis, as described in this prospectus.

        Our initial stockholders have agreed not to transfer, assign or sell any of the founder's shares or founder's warrants, including the common stock issuable upon exercise of the founder's warrants (except as described below under "Principal Stockholders—Transfers of Common Stock and Warrants by Our Initial Stockholders and Mr. Hicks"), until 180 days after the completion of our initial business combination.

        Our sponsor has agreed to purchase an aggregate of 7,000,000 sponsor warrants from us at a price of $1.00 per warrant ($7 million in the aggregate) in a private placement that will occur simultaneously with the consummation of this offering. The $7 million proceeds from the private placement will be added to the proceeds of this offering and placed in a trust account at JP Morgan Chase, N.A. with Continental Stock Transfer & Trust Company as trustee. If we do not complete an initial business combination within 24 months after the date of this prospectus, the $7 million proceeds from the sale of the sponsor warrants will be part of the liquidating distribution to our public stockholders and the sponsor warrants will expire worthless.

        The sponsor warrants are identical to the warrants included in the units sold in this offering except that the sponsor warrants: (i) will not be redeemable by us so long as they are held by our sponsor or any of its permitted transferees, (ii) will be subject to certain transfer restrictions described in more detail below and (iii) may be exercised for cash or on a cashless basis, as described in this prospectus. Our sponsor has agreed not to transfer, assign or sell any of the sponsor warrants, including the common stock issuable upon exercise of the sponsor warrants (except as described below under "Principal Stockholders—Transfers of Common Stock and Warrants by Our Initial Stockholders and Mr. Hicks"), until 180 days after the completion of our initial business combination.

        Thomas O. Hicks, our founder and chairman of the board, has agreed to purchase, directly or through a controlled affiliate, in a private placement that will occur immediately prior to the consummation of our initial business combination, 2,000,000 units, which we refer to throughout this prospectus as the co-investment units, at a purchase price of $10.00 per unit ($20 million in the aggregate). Each co-investment unit consists of one share of our common stock, which we refer to as a co-investment share, and one warrant to purchase one share of our common stock, which we refer to as a co-investment warrant. The proceeds of the sale of the co-investment units will not be deposited into the trust account and will not be available for distribution to our public stockholders in the event of a liquidation of the trust account or upon conversion of shares held by public stockholders. If Mr. Hicks elects to make the co-investment through an entity, he will, directly or indirectly, control such entity.

        The co-investment shares and co-investment warrants will be identical to the shares of common stock and warrants included in the units being offered in this offering, except that (i) the co-investment warrants will not be redeemable by us so long as they are held by Mr. Hicks or any relevant controlled affiliate of Mr. Hicks who purchases the co-investment units and (ii) the co-investment shares and the co-investment warrants, including the including the common stock issuable upon exercise of the co-investment warrants, may not be transferred, assigned or sold (except as described below under "Principal Stockholders—Transfers of Common Stock and Warrants by Our Initial Stockholders and Mr. Hicks"), until 180 days after the completion of our initial business combination.

        If the underwriters determine the size of this offering should be increased it could result in a proportionate increase in the amount of interest we may withdraw from the trust account. Assuming a 20% increase in the size of this offering, the per-share conversion or liquidation rate could decrease by as much as approximately $0.02.

        Our executive offices are located at 100 Crescent Court, Suite 1200, Dallas, Texas, 75201, and our telephone number is (214) 615-2300.

THE OFFERING

        In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended (the "Securities Act"). You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled "Risk Factors" beginning on page 27 of this prospectus.

Securities offered	40,000,000 units, at $10.00 per unit, each unit consisting of:
• one share of common stock; and
• one warrant.
Trading commencement and separation of common stock and warrants	The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading on the 45th day following the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin.
Separate trading of the common stock and warrants is prohibited until we have filed a Current Report on Form 8-K
In no event will the common stock and warrants be traded separately until we have filed a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file the Current Report on Form 8-K upon the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.
Units:
Number outstanding before this offering	11,500,000(1)
Number outstanding after this offering	50,000,000(2)
Common stock:
Number outstanding before this offering	11,500,000(1)

(1)
This number includes an aggregate of 1,500,000 founder's units held by our initial stockholders (each unit consisting of one share of common stock and one warrant to purchase one share of common stock) that are subject to forfeiture to the extent that the over-allotment option is not exercised by the underwriters.

(2)
Assumes no exercise of the over-allotment option and the resulting forfeiture of 1,500,000 founder's units (each unit consisting of one share of common stock and one warrant to purchase one share of common stock) held by our initial stockholders.

Number outstanding after this offering	50,000,000(2)
Warrants:
Number of founder's warrants outstanding before this offering	11,500,000(1)
Number of sponsor warrants to be sold simultaneously with closing of this offering	7,000,000
Number of warrants to be outstanding after this offering and the private placement	57,000,000(2)
Exercisability	Each warrant offered in this offering is exercisable to purchase one share of our common stock.
Exercise price	$7.50 per share
Exercise period	The warrants (except the founder's warrants) will become exercisable on the later of:
• the completion of our initial business combination, or
• 12 months from the date of this prospectus;
provided in each case that we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants.
We are not registering the shares of common stock issuable upon exercise of the warrants at this time. However, we have agreed to use our best efforts to file and have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants as of the date the warrants become exercisable and to maintain a current prospectus relating to those shares of common stock until the warrants expire or are redeemed.
The warrants will expire at 5:00 p.m., New York time, four years from the date of this prospectus or earlier upon redemption. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.

(1)
This number includes an aggregate of 1,500,000 founder's units held by our initial stockholders (each unit consisting of one share of common stock and one warrant to purchase one share of common stock) that are subject to forfeiture to the extent that the over-allotment option is not exercised by the underwriters.

(2)
Assumes no exercise of the over-allotment option and the resulting forfeiture of 1,500,000 founder's units (each unit consisting of one share of common stock and one warrant to purchase one share of common stock) held by our initial stockholders.

Redemption	Once the warrants become exercisable we may redeem the outstanding warrants (except as described below with respect to the founder's warrants, sponsor warrants, and co-investment warrants):
	•	in whole and not in part;
	•	at a price of $.01 per warrant;
	•	upon a minimum of 30 days' prior written notice of redemption (the "30-day redemption period"); and
•
if, and only if, the last sale price of our common stock equals or exceeds $13.75 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption to the warrant holders.

We will not redeem the warrants unless an effective registration statement covering the shares of common stock issuable upon exercise of the warrants is current and available throughout the 30-day redemption period.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a "cashless basis." In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the "fair market value" (defined below) by (y) the fair market value. The "fair market value" shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

None of the founder's warrants will be redeemable by us so long as they are held by our initial stockholders or their permitted transferees, none of the sponsor warrants will be redeemable by us so long as they are held by the sponsor or its permitted transferees, and none of the co-investment warrants will be redeemable by us so long as they are held by Thomas O. Hicks, any relevant controlled affiliate of Mr. Hicks that purchases the co-investment units, or their permitted transferees.

Reasons for redemption limitations	We have established the above conditions to our exercise of redemption rights to:
• provide warrant holders with adequate notice of redemption;
• permit redemption only after the then-prevailing common stock price is substantially above the warrant exercise price; and
•
ensure a sufficient differential between the then-prevailing common stock price and the warrant exercise price so there is a buffer to absorb the market reaction, if any, to our redemption of the warrants.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $13.75 trigger price as well as the $7.50 warrant exercise price after the redemption notice is issued.
Proposed American Stock Exchange symbols	Units: "TOH.U" Common Stock: "TOH" Warrants: "TOH.WS"
Founder's units
In March 2007 our sponsor purchased an aggregate of 11,500,000 founder's units (after giving effect to a stock split that occurred in July 2007) for an aggregate purchase price of $25,000, or $0.0025 per unit, 230,000 of which were transferred to William H. Cunningham, William A. Montgomery, Brian Mulroney and William F. Quinn in August 2007. This includes an aggregate of 1,500,000 founder's units subject to forfeiture by our initial stockholders to the extent that the underwriters' over-allotment option is not exercised in full so that our initial stockholders will collectively own 20% of our issued and outstanding shares after this offering (assuming none of them purchase units in this offering). Each founder's unit consists of one founder's share and one founder's warrant.

Founder's shares	The founder's shares are identical to the shares of common stock included in the units being sold in this offering, except that:
	•	the founder's shares are subject to the transfer restrictions described below;
•
our initial stockholders have agreed to vote the founder's shares in the same manner as a majority of the outstanding shares of common stock sold in this offering and held by the public stockholders are cast in connection with the vote required to approve our initial business combination;
•
our initial stockholders have agreed to vote the founder's shares in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our initial business combination;
	•	our initial stockholders will not be able to exercise conversion rights (as described below) with respect to the founder's shares; and
	•	our initial stockholders have agreed to waive their rights to participate in any liquidation distribution with respect to the founder's shares if we fail to consummate a business combination.
Founder's warrants	The founder's warrants are identical to those included in the units being sold in this offering, except that:
	•	the founder's warrants are subject to the transfer restrictions described below;
•
the founder's warrants may not be exercised unless and until (i) the last sale price of our common stock equals or exceeds $13.75 for any 20 days within any 30 trading day period beginning 90 days after our initial business combination and (ii) there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants;
	•	the founder's warrants will not be redeemable by us as long as they are held by our initial stockholders or their permitted transferees; and
	•	the founder's warrants may be exercised by the holders on a cashless basis.

If the founder's warrants are held by holders other than our initial stockholders or their permitted transferees, the founder's warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.
Transfer restrictions on founder's shares and founder's warrants
Our initial stockholders have agreed not to transfer, assign or sell any of the founder's shares or founder's warrants, including the common stock issuable upon exercise of the founder's warrants (except as described below under "Principal Stockholders—Transfers of Common Stock and Warrants by Our Initial Stockholders and Mr. Hicks") until 180 days after the completion of our initial business combination.
Sponsor warrants
Our sponsor will purchase sponsor warrants exercisable to purchase 7,000,000 shares of our common stock for $7 million ($1.00 per warrant) upon the closing of this offering. The purchase price of the sponsor warrants will be added to the proceeds from this offering to be held in the trust account. If we do not complete a business combination within 24 months after the date of this prospectus, the proceeds of the sale of the sponsor warrants will become part of the distribution of the trust account to our public stockholders and the sponsor warrants will expire worthless.
Transfer restrictions on sponsor warrants
The sponsor warrants (including the common stock issuable upon exercise of the sponsor warrants) will not be transferable, assignable or salable (except as described below under "Principal Stockholders—Transfers of Common Stock and Warrants by Our Initial Stockholders and Mr. Hicks") until 180 days after the completion of our initial business combination and they will be non-redeemable so long as they are held by the sponsor or its permitted transferees. If the sponsor warrants are held by holders other than the sponsor or its permitted transferees, the sponsor warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering. Otherwise, the sponsor warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering, except that such warrants may be exercised by the holders on a cashless basis.

Exercise of founder's warrants and sponsor warrants
Our initial stockholders and their permitted transferees will be entitled to exercise the founder's warrants as described above for cash or on a cashless basis using the same formula that would apply to other warrant holders if they were required to exercise their warrants on a cashless basis.

Our sponsor and its permitted transferees will be entitled to exercise the sponsor warrants as described above for cash or on a cashless basis using the same formula that would apply to other warrant holders if they were required to exercise their warrants on a cashless basis.
Co-investment units
Thomas O. Hicks, our founder and chairman of the board, is required to purchase from us, pursuant to a written agreement with us, directly or through a controlled affiliate, 2,000,000 co-investment units at a price of $10.00 per unit for an aggregate purchase price of $20 million in a private placement that will occur immediately prior to our consummation of the initial business combination, which will not occur until after the signing of a definitive business combination agreement and the approval of the initial business combination and an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence by holders of a majority of our outstanding shares of common stock sold in this offering; provided that holders owning no more than 30% (minus one share) of our outstanding shares of common stock sold in this offering exercise their conversion rights, as described in this prospectus. If Mr. Hicks elects to make the co-investment through an entity, he will, directly or indirectly, control such entity.

The co-investment units will be identical to the units sold in this offering, except that (i) the co-investment warrants will not be redeemable by us so long as they are held by Thomas O. Hicks, the relevant controlled affiliate or their permitted transferees and (ii) with limited exceptions, the co-investment shares and co-investment warrants (including the common stock issuable upon exercise of the co-investment warrants) may not be transferred, assigned or sold until 180 days after the completion of our initial business combination. The proceeds of the sale of the co-investment units will not be deposited into the trust account and will not be available for distribution to our public stockholders in the event of a liquidation of the trust account, or upon conversion of shares held by public stockholders.

The business purpose of the co-investment is to provide additional capital to us and demonstrate Mr. Hicks' further commitment to our completion of an advantageous business combination. In the event that the co-investment units are not purchased immediately prior to our consummation of our initial business combination, our sponsor has agreed to sell, and we have agreed to purchase, its founder's shares and founder's warrants for an aggregate repurchase price of $1,000 pursuant to a written agreement between Mr. Hicks, our sponsor and us. The purpose of this agreement is to augment Mr. Hick's contractual commitment to purchase the co-investment units with an additional incentive to make the co-investment.
Registration rights
Concurrently with the issuance and sale of securities in this offering, we will enter into a registration rights agreement with our initial stockholders with respect to securities held by them from time to time and the purchaser of the co-investment shares and co-investment warrants. The registration rights agreement will provide that, in certain instances, these holders may require us to register any of our securities held by them on a registration statement filed under the Securities Act, provided that such registration statement would not become effective until termination of the applicable lock-up period, which occurs 180 days after the completion of our initial business combination. We will bear the expenses incurred in connection with filing any such registration statement.

Proceeds to be held in trust account
$390 million, or approximately $9.75 per unit of the proceeds of this offering and the private placement of the sponsor warrants ($447.7 million, or approximately $9.73 per unit, if the underwriters' over-allotment option is exercised in full) will be placed in a segregated trust account at J.P. Morgan Chase, N.A., maintained by Continental Stock Transfer & Trust Company, as trustee. These proceeds include $12.6 million (or approximately $14.5 million if the underwriters' over-allotment option is exercised in full) in deferred underwriting commissions. The funds in the trust account will only be released to be used in connection with our initial business combination or to fund the exercise of conversion rights by the public stockholders.

Unless and until the completion of our initial business combination, no proceeds held in the trust account, other than up to $4.75 million, subject to adjustment, of the interest earned on the trust account (net of taxes payable on such interest), will be available for our use and we may pay our expenses only from:
	•	the net proceeds of this offering not held in the trust account, which will be $250,000 in working capital after the payment of approximately $1.35 million in expenses relating to this offering; and
	•	up to $4.75 million, subject to adjustment, of interest (net of taxes payable on such interest) on the trust proceeds that may be released to us for working capital purposes.

Stockholders must approve our initial business combination
Our initial business combination must occur with one or more target businesses that collectively have a fair market value of at least 80% of the initial amount held in the trust account (excluding deferred underwriting commissions of $12.6 million or approximately $14.5 million if the underwriters' over-allotment option is exercised in full). If we acquire less than 100% of one or more target businesses, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of this amount. In no event, however, will we acquire less than a controlling interest of a target business (that is, not less than 50% of the voting equity interests of the target business). Until we have consummated our initial business combination, we will seek approval of our public stockholders before we consummate any business combination, even if the business combination would not ordinarily require stockholder approval under applicable law.

In connection with the vote required for consummating our initial business combination, our initial stockholders will vote the founder's shares in accordance with the votes constituting the majority of the votes cast by our public stockholders and will vote any shares acquired by them in the offering or the after market in favor of our initial business combination. Our initial stockholders will also vote all shares of the company's common stock owned by them in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our initial business combination.

We will proceed with our initial business combination only if (i) the initial business combination is approved by a majority of votes cast by our public stockholders at a duly held stockholders meeting, (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock, and (iii) public stockholders owning no more than 30% (minus one share) of our outstanding shares of common stock sold in this offering both vote against the business combination and exercise their conversion rights. If a proposed business combination is not consummated and we still have sufficient time remaining before our corporate life expires, we may seek another target business with which to effect our initial business combination.
Conversion rights for public stockholders voting against our initial business combination

Conversion rights are the rights of each public stockholder to convert its shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account (including deferred underwriting commissions and including interest earned on the trust account, net of income taxes payable on such interest and net of interest income of up to $4.75 million, subject to adjustment, on the trust account released to us to fund our working capital requirements) if our initial business combination is approved and completed.

The amount payable in respect of each share of common stock on the exercise of conversion rights in connection with the initial business combination will be the per share amount of $9.75 initially deposited in the trust account (plus any interest earned on the proceeds in the trust account in excess of the amount released to us for working capital purposes, net of taxes payable on such interest, on such amount per share). If our initial business combination is approved and completed, public stockholders who vote against the business combination will be entitled to exercise their conversion rights or to maintain their interest in us.

A public stockholder who wishes to exercise its conversion rights will be required to notify us of its election to convert in accordance with the procedures described in this prospectus. Such election to convert will not be valid unless the public stockholder votes against our initial business combination, the initial business combination is approved and completed, the public stockholder holds its shares through the closing of the business combination and the public stockholder follows the specific procedures for conversion that will be set forth in the proxy statement relating to the proposed initial business combination. We may require public stockholders to tender their certificates to our transfer agent prior to the meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company's DWAC (Deposit/Withdrawal At Custodian) System. We will notify investors on a current report on Form 8-K and in our proxy statement related to the initial business combination if we impose this requirement. The foregoing is different from the procedures used by many blank check companies. Traditionally, in order to perfect conversion rights in connection with a blank check company's business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise its conversion rights. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an "option window" after the consummation of the business combination during which he could monitor the price of the stock in the market. If the price rose above the conversion price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation in consideration for the conversion price.

Thus, the conversion right, to which stockholders were aware they needed to commit to before the stockholder meeting, would become a "put" right surviving past the consummation of the business combination until the converting holder delivered his certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder's election to convert is irrevocable once the business combination is approved.

Public stockholders who exercise their conversion rights will continue to retain all rights to the warrants they received as part of the units purchased in this offering to the extent that such rights have not been otherwise transferred or sold by such public stockholder.
There will be no conversion rights in connection with the founder's shares purchased prior to the offering, nor will there be conversion rights with respect to the 2,000,000 co-investment units.
Right of first review
In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers has agreed, until the earliest of our initial business combination, our liquidation or such time as he or she ceases to be an officer, to present to our company for our consideration, prior to presentation to any other entity, any business opportunity with a fair market value of $200 million or more, subject to any pre-existing fiduciary or contractual obligations he or she might have. In the event that any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Each of our officers, other than Thomas O. Hicks, Jr. and Mack Hicks, currently have certain relevant fiduciary duties or contractual obligations which may take priority over their duties to us, as more fully discussed in "Management—Conflicts of Interest" on page 85.

Release of funds in trust account on closing of our initial business combination
On the closing of our initial business combination, all amounts held in the trust account will be released to us. We will use these funds to pay amounts due to any public stockholders who exercise their conversion rights and to pay the underwriters their deferred underwriting commissions. Funds released from the trust account to us can be used to pay all or a portion of the purchase price of the business or businesses we acquire in our initial business combination. If the initial business combination is paid for using stock or debt securities, we may apply the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating the initial business combination, to fund the purchase of other companies or for working capital.
Liquidation if no initial business combination
If we are unable to complete a business combination prior to the date that is 24 months after the date of this prospectus, our existence will automatically terminate and as promptly as practicable thereafter we will adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Upon adoption of our plan of distribution, the trustee will commence liquidating the investments constituting the trust account and distribute the proceeds to our public stockholders.

Section 278 of the Delaware General Corporation Law provides that even after we cease our business activities and distribute the balance of the trust account to our public stockholders, our existence will continue for at least three years after our expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after the date of dissolution. Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets.

If there are insufficient assets to provide for all such claims, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such amounts, if any, from the $250,000 of proceeds held outside the trust account and from the up to $4.75 million, subject to adjustment, of interest income earned on the trust account available to us for working capital, we cannot assure you those funds will be sufficient to pay or provide for all creditors' claims. Although we will seek to have all third parties (including any vendors and any other entities with which we enter into a contractual relationship following consummation of this offering) and prospective target businesses enter into agreements with us waiving any right, title, interest or claim of any kind in or to any assets held in the trust account, there is no guarantee that they will execute such agreements. It is also possible that such waiver agreements would be held unenforceable, and there is no guarantee that the third parties would not otherwise challenge the agreements and later bring claims against the trust account for amounts owed them. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Mr. Hicks, our founder and chairman of the board, has agreed that he will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business reduce the amounts in the trust account available for distribution to our stockholders in the event of a liquidation, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account.

We expect that all costs and expenses associated with implementing our plan of distribution, as well as payments to any creditors, will be funded from amounts remaining out of the $250,000 of proceeds held outside the trust account and from the up to $4.75 million, subject to adjustment, in interest income on the balance of the trust account that will be released to us to fund our working capital requirements. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of distribution, to the extent that there is any interest accrued in the trust account not required to pay income taxes on interest income earned on the trust account balance, we may request that the trustee release to us an additional amount of up to $75,000 of such accrued interest to pay those costs and expenses.

At the time we submit our proposed initial business combination to our stockholders for approval, we will also submit to them a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate existence. We will only consummate our initial business combination if (i) the initial business combination is approved by a majority of votes cast by our public stockholders at a duly held stockholders meeting, (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock, and (iii) holders owning no more than 30% (minus one share) of our outstanding shares of common stock sold in this offering exercise their conversion rights.

The underwriters have agreed to waive their rights to their deferred underwriting commission held in the trust account in the event we do not consummate a business combination within 24 months after the date of this prospectus and in such event such amounts will be included within the funds held in the trust account that will be available for distribution to the public stockholders.

Our initial stockholders have agreed to waive their rights to participate in any distribution of the funds held in the trust account if we fail to consummate a business combination within such 24 month period but only with respect to the founder's shares, and in such event their founder's warrants and, in the case of the sponsor, sponsor warrants, will expire worthless.

If we are unable to conclude an initial business combination and we expend all of the net proceeds of this offering and the initial founder's investment other than the proceeds deposited in the trust account, without taking into account any interest earned on the trust account, we expect that the initial per-share liquidation price will be approximately $9.75 (or approximately $9.73 per share if the over-allotment option is exercised in full), or approximately $0.25 less than the per-unit offering price of $10.00 (approximately $0.27 less if the over-allotment is exercised in full). The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our stockholders. In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. Therefore, we cannot assure you that the actual per-share liquidation price will not be less than approximately $9.75 (or approximately $9.73 per share if the over-allotment option is exercised in full).
Amended and Restated Certificate of Incorporation
Our amended and restated certificate of incorporation, which we intend to adopt prior to the closing of this offering, contains several provisions relating to this offering that will apply to us until the consummation of our initial business combination. Those provisions may only be amended with the unanimous consent of our stockholders. While we have been advised that the validity of unanimous consent provisions under Delaware law has not been settled, we view these provisions as obligations to our stockholders and will not take any action to amend or waive those provisions.

Limited payments to insiders
There will be no finder's fees, reimbursements or cash payments made to our sponsor, officers, directors, or our or their affiliates for services rendered to us prior to or in connection with the consummation of our initial business combination, other than:
	•	Repayment of advances of up to $225,000 made to us by Mr. Hicks to cover offering-related and organizational expenses;
	•	A payment of an aggregate of $10,000 per month to Hicks Holdings Operating LLC, an affiliate of Mr. Hicks, for office space, secretarial and administrative services; and
•
Reimbursement for any out-of-pocket expenses related to identifying, investigating and consummating an initial business combination. Our audit committee will review and approve all payments made to our sponsor, officers, directors or our or their affiliates, other than the $10,000 per month payment described above, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.
Audit committee to monitor compliance
Our audit committee will monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the audit committee is charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering.

Determination of offering amount
In determining the size of this offering, our management concluded, based on their collective experience, that an offering of this size, together with the proceeds of the sponsor warrants, would provide us with sufficient equity capital to execute our business plan. We believe that this amount of equity capital, plus our ability to finance an acquisition using stock or debt in addition to the cash held in the trust account, will give us substantial flexibility in selecting an acquisition target and structuring our initial business combination. This belief is not based on any research, analysis, evaluations, discussions, or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. We cannot assure you that our belief is correct, that we will be able to successfully identify acquisition candidates, that we will be able to obtain any necessary financing or that we will be able to consummate a transaction with one or more target businesses whose fair market value, collectively, is equal to at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions of approximately $12.6 million or approximately $14.5 million if the over-allotment option is exercised in full) at the time of the initial business combination.

Risks

        We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 black check offerings differ from this offering, please see "Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419." You should carefully consider these and the other risks set forth in the section entitled "Risk Factors" beginning on page 27 of this prospectus.

SUMMARY FINANCIAL DATA

        The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	June 30, 2007
	Actual	As Adjusted
	(unaudited)
Balance Sheet Data:
Working capital (deficiency)	$(1,421,687)	$390,215,229
Total assets	1,544,086	390,215,229
Total liabilities	1,578,857	12,600,000
Value of common stock which may be converted to cash(1)	—	116,999,990
Stockholders' equity (deficit)	(34,771)	260,615,239

(1)
If we consummate our initial business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to 30% (minus one share) of the aggregate number of shares sold in this offering at a per-share conversion price equal to the aggregate amount then on deposit in the trust account (initially approximately $9.75 per share (or approximately $9.73 per share if the underwriters' over-allotment option is exercised in full)), before payment of deferred underwriting discounts and commissions and including accrued interest, net of any income taxes due on such interest, which income taxes, if any, shall be paid from the trust account, and net of interest income previously released to us for working capital requirements, as of two business days prior to the proposed consummation of our initial business combination, divided by the number of shares sold in this offering. We will not consummate any business combination if holders owning more than 30% (minus one share) of our outstanding shares of common stock sold in this offering exercise their conversion rights.

        The "as adjusted" information gives effect to the sale of the units in this offering, the sale of the sponsor warrants, repayment of the $225,000 loan made to us by Mr. Hicks, our founder and chairman of the board, and the payment of the estimated expenses of this offering. The "as adjusted" working capital and "as adjusted" total assets include $12.6 million being held in the trust account (approximately $14.5 million if the underwriters' over-allotment option is exercised in full) representing deferred underwriting commissions.

        The "as adjusted" working capital and total assets amounts include approximately $390 million to be held in the trust account, including $12.6 million being held in the trust account (approximately $14.5 million if the underwriters' over-allotment option is exercised in full) representing deferred underwriting commissions, which will be available to us as described in this prospectus. If no initial business combination is consummated, the proceeds held in the trust account, including the deferred underwriting commissions and all interest thereon, net of income taxes on such interest and interest income of up to $4.75 million, subject to adjustment, on the trust account balance released to us to fund our working capital requirements, will be distributed solely to our public stockholders as part of a plan of distribution upon termination of our corporate existence.

RISK FACTORS

        An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

We are a newly formed development stage company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

        We are a recently formed development stage company with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete a business combination. If we fail to complete a business combination, we will never generate any operating revenues.

The report of KPMG LLP, our independent registered public accounting firm, says that we may be unable to continue as a going concern.

        We have no revenues from our operations and our viability as a going concern depends on our ability to consummate this offering successfully. The report of KPMG LLP, our independent registered public accountants, on our financial statements includes an explanatory paragraph stating that our business plan is dependent upon our obtaining adequate financing which raises substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern.

If we fail to complete our initial business combination within the time periods prescribed by this prospectus, we will be forced to liquidate.

        Our principal activities to date have been limited to organizational and financing activities. We cannot assure you that we will be able to consummate a business combination with any target business on favorable terms or at all. If we fail to complete our initial business combination within the time period described in this prospectus, we will be forced to liquidate.

We may not be able to consummate a business combination within 24 months after the date of this prospectus, in which case our corporate existence would cease and we would liquidate our assets.

        Pursuant to our amended and restated certificate of incorporation, which we intend to adopt immediately prior to the closing of this offering, we must complete our initial business combination within 24 months after the date of this prospectus. If we fail to consummate our initial business combination within such time period, our corporate existence will cease and we will liquidate and wind up. The foregoing requirements are set forth in Article IX of our amended and restated certificate of incorporation and, until the consummation of our initial business combination, may not be eliminated without the vote of our board and the vote of 100% of the shares of our outstanding voting stock cast at a meeting of the stockholders at which a quorum is present. We may not be able to find suitable target businesses within such time period. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of our initial business combination.

If we liquidate before concluding our initial business combination, our public stockholders will receive less than $10.00 per share on our liquidation and our warrants will expire worthless.

        If we are unable to complete our initial business combination and must liquidate, the per-share liquidation distribution will be less than $10.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking our initial business combination. If we were unable to conclude our initial business combination and expended all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, net of income taxes payable on such interest and net of up to $4.75 million, subject to adjustment, in interest income on the trust account balance previously released to us to fund working capital requirements, the initial per-share liquidation amount would be $9.75, or $0.25 less than the per-unit offering price of $10.00. Furthermore, our outstanding warrants are not entitled to participate in a liquidating distribution and the warrants will therefore expire worthless if we liquidate before completing our initial business combination.

If we are unable to consummate our initial business combination, our public stockholders will be forced to wait, at a minimum, the full 24 months before receiving liquidation distributions.

        We have until the date that is 24 months after the date of this prospectus to consummate our initial business combination. If we do not consummate our initial business combination during such time period, we will liquidate in accordance with our amended and restated certificate of incorporation. We have no obligation to return funds to public stockholders prior to such date unless we consummate our initial business combination prior thereto and only then in cases where public stockholders have sought conversion of their shares. Only after the expiration of this full time period will public stockholders be entitled to liquidation distributions if we are unable to complete our initial business combination. Further, we may not be able to disburse the funds in our trust account immediately following the expiration of such 24-month period until we have commenced the liquidation process in accordance with our amended and restated certificate of incorporation and Delaware law. If we have not consummated our initial business combination at the expiration of the 24-month period, we will automatically liquidate and dissolve without need of a stockholder vote.

We may require stockholders who wish to convert their shares to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising conversion rights.

        We may require public stockholders who wish to convert their shares to physically tender their stock certificates to our transfer agent prior to the stockholder meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company's DWAC (Deposit/Withdrawal At Custodian) System. In order to obtain a physical stock certificate, a stockholder's broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. If we elect to require physical tender and it takes longer than we anticipate to obtain a physical certificate, stockholders who wish to convert may be unable to obtain physical certificates by the deadline for exercising their conversion rights and thus will be unable to convert their shares.

You will not be entitled to protections normally afforded to investors of blank check companies.

        Since the net proceeds of this offering are intended to be used to complete an initial business combination with a target business that has not been identified, we may be deemed to be a "blank check" company under the United States securities laws. However, since our securities will be listed on the American Stock Exchange, a national securities exchange, and we will have net tangible assets in excess of $5 million upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the Securities and Exchange Commission, which we refer to throughout this prospectus as the SEC, to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete a business combination in some circumstances than do companies subject to Rule 419. Moreover, offerings subject to Rule 419 would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our consummation of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see "Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419."

Because there are numerous companies with a business plan similar to ours seeking to effectuate business combinations, it may be more difficult for us to do so.

        Since August 2003, based upon publicly available information as of August 2007, approximately 116 similarly structured blank check companies have completed initial public offerings in the United States. Of these companies, only 31 companies have consummated a business combination, while 26 companies have announced they have entered into a definitive agreement for a business combination, but have not consummated such business combination, and five companies have failed to complete business combinations and have either dissolved or announced their intention to dissolve and return trust proceeds to their stockholders. Accordingly, as of August 2007, there were approximately 54 blank check companies with more than $5.8 billion in trust that are seeking initial business combinations. Furthermore, there are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. While some of those companies must complete a business combination in specific industries, a number of them may consummate a business combination in any industry they choose. Therefore, we may be subject to competition from these and other companies seeking to consummate a business plan similar to ours. Because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods.

If the net proceeds of this offering not being held in the trust account, together with the $4.75 million, subject to adjustment, of interest in the trust account which may be released to us for working capital purposes, are insufficient to allow us to operate for at least the next 24 months, we may be unable to complete our initial business combination.

        We believe that, upon closing of this offering, the funds available to us outside of the trust account, plus the interest earned on the funds held in the trust account that may be available to us, will be sufficient to allow us to operate for at least the next 24 months, assuming that our initial business combination is not consummated during that time. However, we cannot assure you that our estimate will be accurate. We could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a "no-shop" provision (a provision in letters of intent designed to keep target businesses from "shopping" around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

Subsequent to our consummation of our initial business combination, we may be required to subsequently take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

        Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will surface all material issues that may be present inside a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

A decline in interest rates could limit the amount available to fund our search for a target business or businesses and complete our initial business combination since we will depend on interest earned on the trust account to fund our search, to pay our taxes and to complete our initial business combination.

        Of the net proceeds of this offering, only $250,000 will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with up to $4.75 million, subject to adjustment, of additional working capital we may need to identify one or more target businesses and to complete our initial business combination, as well as to pay any taxes that we may owe. If the underwriters determine the size of this offering should be increased it could also result in a proportionate increase in the amount of interest we may withdraw from the trust account. Assuming a 20% increase in the size of this offering, the per-share conversion or liquidation price could decrease by as much as approximately $0.02. A substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close our initial business combination. In such event, we would need to borrow funds from our sponsor or management team to operate or may be forced to liquidate. Neither our sponsor nor our management team is under any obligation to advance funds in such circumstances.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share liquidation price received by stockholders may be less than approximately $9.75 per share.

        Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors, prospective target businesses and other entities with which we do business execute agreements waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, there is no guarantee that they will execute such agreements, and the execution of such an agreement is not a condition to our doing business with anyone. Even if they do execute such agreements, they would not be prevented from bringing claims against the trust account. There is also no guarantee that a court would uphold the validity of such waivers and, if a court failed to uphold the validity of such waivers, we would not be indemnified by Mr. Hicks.

        Mr. Hicks, our founder and chairman of the board, has agreed that he will be liable to us if and to the extent any claims by a third party for services rendered or products sold, or by a prospective target business, reduce the amounts in the trust account, except as to (i) any claims by a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable) of any and all rights to seek access to the trust funds and (ii) any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Based on representations made to us by Mr. Hicks, we currently believe that Mr. Hicks is of substantial means and capable of funding his indemnity obligations, even though we have not asked him to reserve funds for such an eventuality. However, we cannot assure you that Mr. Hicks will be able to satisfy those obligations. Accordingly, the proceeds held in the trust account could be subject to claims which could take priority over those of our public stockholders and, as a result, the per-share liquidation amount would be less than $9.75 due to claims of such creditors.

        Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders the liquidation amounts described in this prospectus.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

        If we are deemed to be an investment company under the Investment Company Act of 1940, as amended, our activities may be restricted, including:

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  restrictions on the nature of our investments; and

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  restrictions on the issuance of securities,

each of which may make it difficult for us to complete a business combination.

        In addition, we may have imposed upon us burdensome requirements, including:

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  registration as an investment company;

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  adoption of a specific form of corporate structure; and

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  reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

        We do not believe that our anticipated principal activities will subject us to the U.S. Investment Company Act. The proceeds held in the trust account may be invested by the trustee only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act. Because the investment of the proceeds will be restricted to these instruments, we believe we will meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

        We are subject to laws and regulations enacted by national, regional and local governments. In particular, upon admission, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, by any of the persons referred to above could have a material adverse effect on our business and results of operations.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

        Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution conducted in accordance with the Delaware General Corporation Law. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after we liquidate; therefore, we do not intend to comply with those procedures.

        Because we will not be complying with those procedures, we are required, pursuant to Section 281(b) of the Delaware General Corporation Law, to adopt a plan of distribution that will reasonably provide for our payment, based on facts known to us at such time, of (i) all existing claims including those that are contingent, (ii) all pending proceedings to which we are a party and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the most likely claims, if any, to arise would be from our vendors that we engage after the closing of this offering (such as accountants, lawyers, investment bankers, etc.) and potential target businesses. If our plan of distribution complies with Section 281(b) of the Delaware General Corporation Law, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share or the amount distributed to the stockholder. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

        If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a "preferential transfer" or a "fraudulent conveyance." As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the then-remaining proceeds held in the trust account to our public stockholders promptly after our liquidation in the event our initial business combination has not been consummated within 24 months, such distributions may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Also, our board of directors may be viewed as having breached its fiduciary duties to our creditors and/or acting in bad faith by paying public stockholders from the trust account prior to addressing the claims of creditors, which may expose the board and our company to claims of punitive damages. We cannot assure you that claims will not be brought against us for these reasons.

We are not registering the shares of common stock issuable upon exercise of the warrants at this time. Although we have agreed to file a registration statement registering such shares prior to the time the warrants become exercisable, an effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise his, her or its warrants and causing such warrants to expire worthless.

        No warrant held by public stockholders will be exercisable and we will not be obligated to issue shares of common stock unless, at the time such holder seeks to exercise such warrant, we have a registration statement under the Securities Act in effect covering the shares of common stock issuable upon the exercise of the warrants and a current prospectus relating to the common stock. Under the terms of the warrant agreement, we have agreed to use our best efforts to file and have a registration statement in effect covering shares of common stock issuable upon exercise of the warrants from the date the warrants became exercisable and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise, whether by net cash settlement or otherwise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current, the warrants held by public stockholders may have no value, we will have no obligation to settle the warrants for cash, the market for such warrants may be limited, such warrants may expire worthless and, as a result, an investor may have paid the full unit price solely for the shares of common stock included in the units.

An investor will only be able to exercise a warrant if the issuance of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

        No warrants will be exercisable and we will not be obligated to issue shares of common stock unless the common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Because the exemptions from qualification in certain states for resales of warrants and for issuances of common stock by the issuer upon exercise of a warrant may be different, a warrant may be held by a holder in a state where an exemption is not available for issuance of common stock upon an exercise and the holder will be precluded from exercise of the warrant. At the time that the warrants become exercisable (following the later of our completion of an initial business combination or 12 months from the date of this prospectus), we expect to either continue to be listed on a national securities exchange, which would provide an exemption from registration in every state, or we would register the warrants in every state (or seek another exemption from registration in such states). Accordingly, we believe holders in every state will be able to exercise their warrants as long as our prospectus relating to the common stock issuable upon exercise of the warrants is current. However, we cannot assure you of this fact. As a result, the warrants may be deprived of any value, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants and they may expire worthless if the common stock issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

Since we have not yet selected a particular industry or target business with which to complete our initial business combination, you will be unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

        We may consummate our initial business combination with a company in any industry, other than with a Company that is engaged in the energy industry as its principal business, and are not limited to any particular type of business, although we will not consummate a business combination with any entity whose principal business operations are conducted outside the United States or Canada. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete our initial business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete our initial business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. Even if we properly assess those risks, some of them may be outside of our control or ability to affect. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

Your only opportunity to evaluate and affect the investment decision regarding a potential initial business combination will be limited to voting for or against our initial business combination submitted to our stockholders for approval.

        At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Accordingly, your only opportunity to evaluate and affect the investment decision regarding a potential initial business combination will be limited to voting for or against our initial business combination submitted to our stockholders for approval. In addition, a proposal that you vote against could still be approved if a sufficient number of stockholders vote for the proposed initial business combination. Alternatively, a proposal that you vote for could still be rejected, even if approved by the affirmative vote of a majority of our outstanding common stock, if holders owning more than up to 30% (minus one share) of our outstanding shares of common stock sold in this offering elect to exercise their conversion rights.

We may not obtain an opinion from an unaffiliated third party as to the fair market value of acquisition candidates or the fairness of the transaction to our stockholders.

        We are not required to obtain an opinion from an unaffiliated third party that the price we are paying is fair to our public stockholders. In addition, we are not required to obtain an opinion from an unaffiliated third party that any initial business combination we select has a fair market value of at least 80% of the initial amount held in the trust account (less deferred underwriting commissions), the threshold value to constitute our initial business combination.

        If our board of directors is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an unaffiliated, independent investment banking firm which is subject to oversight by the Financial Industry Regulatory Authority as to the fair market value. If no opinion is obtained, our public stockholders will be relying solely on the judgment of our board of directors.

We may issue additional common or preferred shares to complete our initial business combination or under an employee incentive plan after consummation of our initial business combination, which would dilute the interest of our stockholders and likely present other risks.

        Our amended and restated certificate of incorporation authorizes the issuance of up to 225,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering, there will be 118,000,000 (assuming that the underwriters have not exercised their over-allotment option) authorized but unissued shares of common stock available for issuance. We may issue a substantial number of additional shares of common or preferred stock to complete our initial business combination or under an employee incentive plan after consummation of our initial business combination. The issuance of additional shares of common or preferred stock:

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  may significantly dilute the equity interest of investors in this offering;

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  may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

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  could cause a change in control if a substantial number of common stock is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

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  may adversely affect prevailing market prices for our common stock and/or warrants.

Resources could be wasted in researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

        It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate our initial business combination for any number of reasons including those beyond our control, such as if a majority of our stockholders do not approve an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence or the number of our public stockholders that vote against the business combination and opt to have us repurchase their stock represent more than 30% (minus one share) of our outstanding shares of common stock sold in this offering, even if holders of a majority of votes cast by our public stockholders at a duly held stockholders meeting approve the business combination. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

We are dependent upon Mr. Hicks and his loss could adversely affect our ability to operate.

        Our operations are dependent upon a relatively small group of individuals and, in particular, upon our founder and chairman of the board, Mr. Hicks. We believe that our success depends on the continued service of Mr. Hicks, at least until we have consummated a business combination. In addition, Mr. Hicks is not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have an employment agreement with, or key-man insurance on the life of, Mr. Hicks. The unexpected loss of the services of Mr. Hicks could have a detrimental effect on us.

Our ability to successfully effect our initial business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination.

        Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following a business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following a business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

        Our key personnel may be able to remain with the company after the consummation of a business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. There is no certainty, however, that any of our key personnel will remain with the combined company after the consummation of a business combination. We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

The officers and directors of an acquisition candidate may resign upon consummation of a business combination.

        The role of an acquisition candidate's key personnel upon the consummation of a business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate's management team will remain associated with the acquisition candidate following a business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.

        Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers are engaged in several other business endeavors and are not obligated to devote any specific number of hours to our affairs. If our officers' and directors'

other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor.

Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

        Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities, engaged in business activities similar to those intended to be conducted by us. In the event that any of our officers becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us.

        Each of Mr. Hicks, Joseph B. Armes, our president, chief executive officer, chief financial officer and one of our directors, Eric C. Neuman, a senior vice president of our company, Robert M. Swartz, a senior vice president of our company, Christina Weaver Vest, a senior vice president of our company, Thomas O. Hicks, Jr., our secretary and one of our vice presidents, and Mack H. Hicks, a vice president of our company, is an officer, member or partner of Hicks Holdings LLC or Hicks Equity Partners LLC. Hicks Holdings is a holding company for sports, real estate and private equity investments of Thomas O. Hicks and his family, and Hicks Equity Partners is an entity engaged in the private equity business. The controlling member and manager of Hicks Equity Partners is Thomas O. Hicks. Each of such officers will be required to offer all suitable business opportunities with a fair market value less than $200 million to Hicks Holdings or Hicks Equity Partners prior to presenting them to us; provided that in order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers has agreed, until the earliest of our initial business combination, our liquidation or such time as he or she ceases to be an officer, to present to our company for our consideration, prior to presentation to any other entity, any business opportunity with a fair market value of $200 million or more, subject to any pre-existing fiduciary or contractual obligations he or she might have. Each of our officers, other than Thomas O. Hicks, Jr. and Mack Hicks currently have certain relevant fiduciary duties or contractual obligations which may take priority over their duties to us, as more fully discussed in "Management—Conflicts of Interest" on page 85.

        Our officers may become involved with subsequent blank check companies similar to our company, although they have agreed not to participate in the formation of, or become an officer or director of, any blank check company that may complete a business combination with an entity other than with an entity engaged in the energy industry as its principal business or whose principal business operations are conducted outside of the United States or Canada until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within 24 months after the date of this prospectus. As discussed above, our officers may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor or that a potential target business would not be presented to another entity prior to its presentation to us.

Certain of our directors own shares of our common stock issued prior to this offering and an entity affiliated with our officers owns shares of our common stock and warrants issued prior to this offering and has committed to purchase additional warrants simultaneously with the closing of this offering. These shares and warrants will not participate in liquidation distributions if our initial business combination is not consummated and, therefore, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for our initial business combination.

        Certain members of our board of directors own shares of our common stock and warrants and all of our officers will be affiliated with an entity that owns shares of our common stock or warrants upon closing of this offering. Our sponsor, HH-HACI, L.P., a Delaware limited partnership, purchased 10,000,000 founder's units (which were increased to 11,500,000 founder's units as a result of a stock split approved by our board of directors in July 2007). In August 2007, our sponsor transferred an aggregate of 230,000 founder's shares to William Cunningham, William Montgomery, Brian Mulroney and William F. Quinn, each of whom has agreed to serve as a member of our board of directors upon closing of this offering. Our sponsor has also committed to purchase sponsor warrants simultaneously with the closing of this offering. Mr. Hicks is the sole member of HH-HACI GP, LLC, the general partner of our sponsor. In addition, Mr. Hicks, Mr. Armes, Mr. Neuman, Mr. Swartz, Ms. Vest, Thomas O. Hicks, Jr. and Mack H. Hicks are each limited partners of our sponsor. The sole business purpose of HH-HACI, L.P. is to act as our sponsor in connection with this offering. Our sponsor and each of Messrs. Cunningham, Montgomery, Mulroney and Quinn have waived their rights to receive distributions with respect to the founder's shares upon our liquidation if we are unable to consummate a business combination. Accordingly, the founder's shares, as well as the founder's warrants, will be worthless if we do not consummate our initial business combination within 24 months after the date of this prospectus. The sponsor warrants will also expire worthless if we fail to consummate our initial business combination within such time period. Furthermore, the $7 million purchase price of the sponsor warrants will be held in the trust account and will be distributed to our public stockholders in the event of our liquidation.

        The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors' and officers' discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders' best interest.

The American Stock Exchange may delist our securities from quotation on its exchange which could limit investors' ability to make transactions in our securities and subject us to additional trading restrictions.

        We anticipate that our securities will be listed on the American Stock Exchange, a national securities exchange, upon consummation of this offering. Although after giving effect to this offering we expect to meet the minimum initial listing standards set forth in Section 101(c) of the American Stock Exchange Company Guide, which only requires that we meet certain requirements relating to stockholders' equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, but we cannot assure you that our securities will continue to be listed on the American Stock Exchange in the future prior to an initial business combination. Additionally, in connection with our initial business combination, it is likely that the American Stock Exchange will require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

        If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

  •
  a limited availability of market quotations for our securities;

  •
  a determination that our common stock is a "penny stock" which will require brokers trading in our common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

  •
  a limited amount of news and analyst coverage for our company; and

  •
  a decreased ability to issue additional securities or obtain additional financing in the future.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

        Our initial business combination must be with a target business having a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions) at the time of such acquisition, although this may entail the simultaneous acquisitions of several businesses or assets at the same time. However, we may not be able to acquire more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By consummating an initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

  •
  solely dependent upon the performance of a single business, or

  •
  dependent upon the development or market acceptance of a single or limited number of products, processes or services.

        This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to an initial business combination.

        Alternatively, if we determine to simultaneously acquire several businesses or assets, which are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations. We may seek to effect our initial business combination with one or more privately held companies, which may present certain challenges to us including the lack of available information about these companies.

        In pursuing our acquisition strategy, we may seek to effect our initial business combination with a privately held company. By definition, very little public information exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information.

We may be dependent on a single business or asset that is likely to operate in a non-diverse industry or segment and which may have a limited number of products or services.

        The prospects for our success may be solely dependent upon the performance of a single business, property or asset that we acquire through our initial business combination. In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry.

The ability of our public stockholders to exercise their conversion rights may not allow us to consummate a desirable initial business combination or optimize our capital structure.

        When we seek the approval of our public stockholders for our initial business combination, each public stockholder will have the right to elect to convert its shares for cash if such public stockholder votes against our initial business combination and our initial business combination is approved and completed and the public stockholder holds its shares through the closing of our initial business combination. Such holder must both vote against such business combination and elect to convert its shares by notifying us of such election to convert at the appropriate time, as described in the proxy materials. We will be permitted to proceed with our initial business combination if we are able to confirm that we have sufficient funds to pay the consideration to close the business combination plus all sums due to our public stockholders who vote against the business combination and duly exercise their right to elect to convert their shares for cash. Therefore, we may not be able to consummate an initial business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may be required to incur an amount of leverage that is not optimal for our business combination. In addition, we will not consummate an initial business combination if holders of more than 30% (minus one share) of our outstanding shares of common stock purchased in this offering exercise their conversion rights. These restrictions may limit our ability to consummate the most attractive business combinations available to us.

We may proceed with an initial business combination even if public stockholders owning up to 30% (minus one share) of the shares sold in this offering exercise their conversion rights. This requirement may make it easier for us to have an initial business combination approved over stockholder dissent.

        We may proceed with an initial business combination as long as public stockholders owning no more than 30% (minus one share) of the shares sold in this offering both vote against the business combination and exercise their conversion rights. Accordingly, public stockholders holding up to 11,999,999 shares of our common stock may both vote against the business combination and exercise their conversion rights and we could still consummate a proposed business combination. We have set the conversion percentage at 30% (minus one share) in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing a business combination that is otherwise approved by a large majority of our public stockholders. However, this may have the effect of making it easier for us to have a business combination approved over stockholder dissent than other blank check companies. While there are some other offerings similar to ours which include conversion provisions greater than 20%, the 20% threshold is common for offerings similar to ours. Because we permit a larger number of stockholders to exercise their conversion rights, it may be easier for us to obtain stockholder approval of an initial business combination than other blank check companies.

        Our initial business combination may require us to use substantially all of our cash to pay the purchase price. In such case, because we will not know how many stockholders may exercise such conversion rights, we may need to arrange third party financing to help fund our initial business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Additionally, even if our business combination does not require us to use substantially all of our cash to pay the purchase price, if a significant number of stockholders exercise their conversion rights, we will have less cash available to use in furthering our business plans following a business combination and may need to arrange third party financing. We have not taken any steps to secure third party financing for either situation. We cannot assure you that we will be able to obtain such third party financing on terms favorable to us or at all.

Because of our limited resources and structure, we may not be able to consummate an attractive initial business combination.

        We expect to encounter intense competition from entities in addition to blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, the obligation we have to seek stockholder approval of our initial business combination may delay the consummation of a transaction. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. Because, as of August 2007, only 57 of the 116 blank check companies that have gone public in the United States since August 2003 have either consummated a business combination or entered into a definitive agreement for a business combination and five companies have failed to complete business combinations and have either dissolved or announced their intention to dissolve and return trust proceeds to their stockholders, it may indicate that there are fewer attractive target businesses available to such entities like our company or that many privately held target businesses are not inclined to enter into these types of transactions with publicly held blank check companies like ours. If we are unable to consummate our initial business combination with a target business within 24 months after the date of this prospectus, we will be forced to liquidate.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

        Although we believe that the net proceeds of this offering, including the interest earned on the proceeds held in the trust account that may be available to us for a business combination, will be sufficient to allow us to consummate our initial business combination, because we have not yet identified any prospective target business we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a target business, or the obligation to repurchase for cash a significant number of shares from stockholders who elect conversion in connection with our initial business combination, we will be required to seek additional financing. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate our initial business combination, we would be compelled to either restructure the transaction or abandon that particular initial business combination and seek an alternative target business candidate. Even if we do not need additional financing to consummate our initial business combination we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Our sponsor, which is an entity controlled by Thomas O. Hicks, our founder and chairman of the board, controls a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

        Upon closing of this offering, our sponsor (an entity controlled by Mr. Hicks) will own 19.6% of our issued and outstanding shares of common stock (assuming it does not purchase any units in this offering) and Mr. Hicks is required to purchase, directly or through a controlled affiliate, 2,000,000 co-investment units in connection with our initial business combination (a portion of which co-investment units may be assigned by Mr. Hicks in limited circumstances). Our board of directors is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. If there is an annual meeting, as a consequence of our "staggered" board of directors, only a minority of the board of directors will be considered for election and our sponsor, because of its ownership position, will have considerable influence regarding the outcome. Accordingly, our sponsor will continue to exert control at least until the consummation of our initial business combination.

Our initial stockholders paid us an aggregate of $25,000, or $0.0025 per founder's unit and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

        The difference between the public offering price per share (allocating all of the unit purchase price to the common stock and none to the warrant included in the unit) and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. Our initial stockholders acquired the founder's units at a nominal price, significantly contributing to this dilution. Upon closing of this offering, and assuming no value is ascribed to the warrants included in the units, you and the other public stockholders will incur an immediate and substantial dilution of approximately 34% or $3.40 per share (the difference between the pro forma net tangible book value per share of $6.60, and the initial offering price of $10.00 per unit).

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

        We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of the common stock equals or exceeds $13.75 per share for any 20 trading days within a 30 trading-day period ending on the third business day prior to proper notice of such redemption provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. Redemption of the outstanding warrants could force you (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the founder's warrants will be redeemable by us so long as they are held by our initial stockholders or their permitted transferees and none of the sponsor warrants will be redeemable by us so long as they are held by the sponsor or its permitted transferees, and none of the co-investment warrants will be redeemable by us so long as they are held by Thomas O. Hicks, any relevant controlled affiliate of Mr. Hicks that purchases the co-investment units, or their permitted transferees.

Our outstanding warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

        Prior to this offering, we issued 11,500,000 founder's warrants to our initial stockholders. We will be issuing warrants to purchase 40,000,000 shares of our common stock (or up to 46,000,000 shares of common stock if the underwriters' over-allotment option is exercised) as part of the units offered by this prospectus and, simultaneously with the closing of this offering, we will be issuing in a private placement sponsor warrants to purchase 7,000,000 shares of common stock. The founder's warrants and the sponsor warrants are identical to the warrants sold as part of the units in this offering except that (i) they will not be redeemable by us so long as they are held by, as applicable, our initial stockholders, our sponsor or their permitted transferees, (ii) they (including the common stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the sponsor until 180 days after the completion of our initial business combination and (iii) may be exercised by the holders on a cashless basis. In addition, the founder's warrants may not be exercised unless and until (A) the last sale price of our common stock equals or exceeds $13.75 for any 20 days within any 30 trading day period beginning 90 days after our initial business combination and (B) there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants.

        Thomas O. Hicks, our founder and chairman of the board, has also committed to purchase, directly or through one of his controlled affiliates, 2,000,000 co-investment units consisting of an aggregate of 2,000,000 shares of common stock and warrants to purchase 2,000,000 shares of our common stock in a private placement that will occur immediately prior to our completion of our initial business combination, which will not occur until after the signing of a definitive business combination agreement and the approval of the initial business combination by holders of a majority of our outstanding shares of common stock sold in this offering; provided that holders of no more than 30% (minus one share) of our outstanding shares of common stock sold in this offering elect to exercise their conversion rights. The co-investment warrants will be identical to the warrants sold in this offering, except that (i) they will not be redeemable by us so long as they are held by Thomas O. Hicks, the relevant controlled affiliate or their permitted transferees and (ii) with limited exceptions, they (including the common stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold until 180 days after the completion of our initial business combination. To the extent we issue shares of common stock to effect our initial business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete our initial business combination. Accordingly, our warrants may make it more difficult to effectuate our initial business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities and on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry.

        Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the representatives believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the common stock and warrants underlying the units, include:

  •
  the history and prospects of companies whose principal business is the acquisition of other companies;

  •
  prior offerings of those companies;

  •
  our prospects for acquiring an operating business at attractive values;

  •
  a review of debt to equity ratios in leveraged transactions;

  •
  our capital structure;

  •
  an assessment of our management and their experience in identifying operating companies;

  •
  general conditions of the securities markets at the time of this offering; and

  •
  other factors as were deemed relevant.

        Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

        There is currently no market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to our reports of operating losses, one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained. Moreover, if the closing of the offering does not occur the offering will be withdrawn, all subscriptions for the units will be disregarded, any allotments made will be deemed not to have been made and any subscription payments made will be annulled.

Because we must furnish our stockholders with target business financial statements, we may not be able to complete an initial business combination with some prospective target businesses.

        We will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with United States generally accepted accounting principles. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may combine.

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

        Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls and requires that we have such system of internal controls audited beginning with our Annual Report on Form 10-K for the year ending December 31, 2008. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on management's evaluation of our system of internal controls. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

Under Delaware law, the requirements and restrictions relating to this offering contained in our amended and restated certificate of incorporation may be amended, which could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions.

        Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

  •
  upon closing of this offering, $390 million, or approximately $447.7 million if the underwriters' over-allotment option is exercised in full (including $7 million from the sale of the sponsor warrants and $12.6 million in deferred underwriting commissions or approximately $14.5 million if the underwriters over-allotment option is exercised in full), will be placed into the trust account;

  •
  we shall submit any proposed business combination to our stockholders for approval prior to consummating our initial business combination;

  •
  our public stockholders will have the right to convert their shares of common stock into cash in accordance with the conversion rights described below;

  •
  public stockholders who exercise their conversion rights and vote against our initial business combination may convert their shares into a pro rata share of the aggregate amount then on deposit in the trust account;

  •
  we will consummate a business combination only if it has a fair market value equal to at least 80% of the initial amount held in trust (excluding deferred underwriting commissions of $12.6 million or approximately $14.5 million if the underwriters' over-allotment option is exercised in full);

  •
  prior to our initial business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock sold in this offering on a business combination;

  •
  we will consummate our initial business combination only if (i) the initial business combination is approved by holders of a majority of our outstanding shares of common stock at a duly held stockholders meeting, (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock, (iii) public stockholders owning no more than 30% (minus one share) of our outstanding shares of common stock sold in this offering both vote against the business combination and exercise their conversion rights, and (iv) we have confirmed that we have sufficient cash resources to pay both (x) the consideration required to close our initial business combination, and (y) the cash due to public stockholders who vote against the business combination and who exercise their conversion rights; and

  •
  if we do not consummate our initial business combination within 24 months, our corporate purposes and powers will immediately thereupon be limited to acts and activities related to liquidating and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities.

        Our amended and restated certificate of incorporation requires that we obtain the vote of our board of directors and the unanimous consent of our stockholders, either by written consent or by a vote of all outstanding shares at a meeting of stockholders, to amend the above-described provisions. However, the validity of unanimous consent provisions under Delaware law has not been settled. This unanimous consent requirement is more stringent than the minimum stockholder consent requirement under Delaware law, and a court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders' implicit rights to amend the corporate charter. In that case, the above-described provisions would be amendable without unanimous consent and any such amendment could reduce or eliminate the protection afforded to our stockholders.

Provisions in our amended and restated certificate of incorporation may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

        Our amended and restated certificate of incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of preference shares, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

There may be tax consequences to our business combinations that may adversely affect us.

        While we expect to undertake any merger or acquisition so as to minimize taxes both to the acquired business and/or asset and us, such business combination might not meet the statutory requirements of a tax-free reorganization, or the parties might not obtain the intended tax-free treatment upon a transfer of shares or assets. A non-qualifying reorganization could result in the imposition of substantial taxes.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management's expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipates," "believe," "continue," "could," "estimate," "expect," "intends," "may," "might," "plan," "possible," "potential," "predicts," "project," "should," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

  •
  our ability to complete our initial business combination;

  •
  our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

  •
  our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

  •
  our potential ability to obtain additional financing to complete our initial business combination;

  •
  our pool of prospective target businesses;

  •
  the ability of our officers and directors to generate a number of potential investment opportunities;

  •
  our public securities' potential liquidity and trading;

  •
  the listing or delisting of our securities from the American Stock Exchange or the ability to have our securities listed on the American Stock Exchange or any other securities exchange following a business combination;

  •
  the use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or

  •
  our financial performance following this offering.

        The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading "Risk Factors" beginning on page 27. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

        We are offering 40,000,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the sponsor warrants (all of which will be deposited into the trust account), will be as set forth in the following table.

	Without Over- Allotment Option	Over-Allotment Option Exercised
Gross proceeds
Gross proceeds from units offered to public	$400,000,000	$460,000,000
Gross proceeds from sponsor warrants offered in the private placement	7,000,000	7,000,000

Total gross proceeds	$407,000,000	$467,000,000

Offering expenses(1)
Underwriting commissions (3.85% of gross proceeds, excluding deferred portion)(2)	$15,400,000	$17,710,000
Legal fees and expenses	855,000	855,000
Printing and engraving expenses	75,000	75,000
Accounting fees and expenses	100,000	100,000
American Stock Exchange fees	70,000	70,000
Miscellaneous expenses	250,000	250,000

Total offering expenses	$16,750,000	$19,060,000

Proceeds after offering expenses	$390,250,000	$447,940,000

Held in trust account	$390,000,000	$447,690,000
% of public offering size	97.5%	97.3%
Not held in trust account	$250,000	$250,000

  Use of net proceeds not held in trust account and up to
  $4,750,000, subject to adjustment, of interest earned on
  our trust account (net of taxes payable) that may be
  released to us to cover operating expenses

	Amount	% of Total
Legal, accounting and other expenses in connection with any business combination	$1,500,000	30.0%
Legal and accounting fees related to regulatory reporting obligations	100,000	2.0
Payment for office space, administrative and support services	240,000	4.8
Working capital to cover miscellaneous expenses	3,160,000	63.2

Total	$5,000,000	100.0%

(1)
A portion of the offering expenses have been paid from the proceeds of a $225,000 loan from Mr. Hicks, as described in this prospectus. This loan will be repaid upon consummation of this offering out of the proceeds of this offering not held in the trust account.

(2)
The underwriters have agreed to defer $12.6 million of their underwriting commissions (or approximately $14.5 million if the over-allotment option is exercised in full), which equals 3.15% of the gross proceeds of this offering, until consummation of initial business combination. Upon consummation of our initial business combination, $12.6 million, which constitutes the underwriters' deferred commissions (or approximately $14.5 million if the underwriters' over allotment option is exercised in full), less $9.75 for each share which our public stockholders convert to cash in connection with our initial business combination, will be paid to the underwriters from the funds held in the trust account, and the remaining funds will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs, general corporate purposes, payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital.

        If the underwriters determine the size of this offering should be increased it could result in a proportionate increase in the amount of interest we may withdraw from the trust account. Assuming a 20% increase in the size of this offering, the per-share conversion or liquidation rate could decrease by as much as approximately $0.02.

        A total of $390 million (or $447.7 million if the underwriters' over-allotment option is exercised in full), of the net proceeds from this offering and the sale of the sponsor warrants described in this prospectus, including $12.6 million (or approximately $14.5 million if the underwriters' over-allotment option is exercised in full) of deferred underwriting commissions will be placed in a trust account at J.P. Morgan Chase, N.A. with Continental Stock Transfer & Trust Company, as trustee and will be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act. Except for a portion of the interest income that may be released to us, the proceeds held in trust will not be released from the trust account until the earlier of the completion of our initial business combination or our liquidation.

        Commencing on the closing of this offering, we have agreed to pay Hicks Holdings Operating, an entity owned and controlled by Thomas O. Hicks, our founder and chairman of the board, a total of $10,000 per month for office space, administrative services and secretarial support. This arrangement is being agreed to by Mr. Hicks for our benefit and is not intended to provide Mr. Hicks compensation in lieu of salary or other remuneration because it is anticipated that the expenses to be paid by Mr. Hicks will approximate the monthly reimbursement. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

        We believe that amounts not held in trust as well as the interest income of up to $4.75 million, subject to adjustment, earned on the trust account balance (net of taxes payable) that may be released to us will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective acquisition, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from members of our management team, but such members of our management team are not under any obligation to advance funds to, or invest in, us.

        As of the date of this prospectus, Mr. Hicks, our founder and chairman of the board, has advanced to us a total of $225,000 to be used for a portion of the expenses of this offering. These advances are non-interest bearing, unsecured and are due at the earlier of December 31, 2007 or the closing of this offering. The loan will be repaid out of the proceeds of this offering not being placed in the trust account.

        The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will be invested by the trustee only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act. Because the investment of the proceeds will be restricted to these instruments, we believe we will meet the requirements for the exemption provided in Rule 3a-1 promulgated under the U.S. Investment Company Act of 1940. Interest income of up to $4.75 million, subject to adjustment, on the trust account balance (net of taxes payable) may be released to us from the trust account to fund a portion of our working capital requirements. However, if the underwriters determine the size of this offering should be increased it could also result in a proportionate increase in the amount of interest we may withdraw from the trust account. Assuming a 20% increase in the size of this offering, the per-share conversion or liquidation price could decrease by as much as approximately $0.02.

DIVIDEND POLICY

        We have not paid any dividends on our common stock to date and will not pay cash dividends prior to the completion of our initial business combination. After we complete our initial business combination, the payment of dividends will depend on our revenues and earnings, if any, our capital requirements and our general financial condition. The payment of dividends after our initial business combination will be within the discretion of our board of directors at that time. Our board of directors currently intends to retain any earnings for use in our business operations and, accordingly, we do not anticipate that our board will declare any dividends in the foreseeable future. Further, any credit agreements we enter into in connection with our initial business combination may restrict or prohibit payment of dividends. In the event that we do issue dividends, our board of directors will determine the dates on which any entitlements to dividends arise, the methods of calculating such dividends and the cumulative or non-cumulative nature of dividend payments.

DILUTION

        The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus or the sponsor warrants, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the sponsor warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be repurchased for cash), by the number of outstanding shares of our common stock.

        At June 30, 2007, our net tangible book value was a deficiency of $1,421,687, or approximately $(0.12) per share of common stock. After giving effect to the sale of 40,000,000 of common stock included in the units we are offering by this prospectus, the sale of the sponsor warrants and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at June 30, 2007 would have been $260,615,239 or $6.60 per share, representing an immediate increase in net tangible book value of $6.72 per share to the initial stockholders as of the date of this prospectus and an immediate dilution of $3.40 per share or 34.0% to our public stockholders.

        The following table illustrates the dilution to the public stockholders on a per-share basis, assuming no value is attributed to the warrants included in the units or the sponsor warrants:

Public offering price		$10.00
Net tangible book value before this offering	$(0.12)
Increase attributable to public stockholders	$6.72

Pro forma net tangible book value after this offering and the sale of the sponsor's warrants		$6.60

Dilution to public stockholders		$3.40

        The following table sets forth information with respect to our initial stockholders and the public stockholders:

	Shares Purchased			Total Consideration
						Average Price Per Share
	Number		Percentage	Amount	Percentage
Initial Stockholders	11,500,000	(1)	22.3%	$25,000	0.006%	$0.002
Public Stockholders	40,000,000		77.7%	400,000,000	99.994%	$10.00

	51,500,000		100.0%	$400,025,000	100.0%	$7.77

(1)
Adjusted to reflect the number of shares outstanding after giving effect to the stock split approved by our board of directors in July 2007.

        The pro forma net tangible book value per share after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(1,421,687)
Proceeds from this offering and sale of the sponsor warrants	390,250,000
Offering costs excluded from net tangible book value before this offering	1,386,916
Less: deferred underwriters' commissions payable	(12,600,000)
Less: Proceeds held in trust subject to conversion to cash ($9.75 × 11,999,999 shares)	(116,999,990)

$260,615,239

Denominator:
Shares of common stock outstanding prior to this offering	11,500,000
Shares of common stock included in the units offered	40,000,000
Less: Shares subject to conversion	(11,999,999)

39,500,001

CAPITALIZATION

        The following table sets forth our capitalization at June 30, 2007 and as adjusted to give effect to the sale of our units and the sponsor warrants and the application of the estimated net proceeds derived from the sale of such securities:

	June 30, 2007
	Actual	As Adjusted(1)
	(Unaudited)
Deferred underwriting commissions	$—	$12,600,000
Notes payable to affiliate(2)	225,000	—
Common stock, 0 and 11,999,999 of which are subject to possible conversion at conversion value(3)	—	116,999,990
Stockholders' equity (deficit):
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.0001 par value, 225,000,000 shares authorized; 11,500,000 shares issued and outstanding, 51,500,000 shares issued and outstanding, as adjusted	1,150	5,150	(4)
Additional paid-in capital	23,850	260,669,860
Deficit accumulated during the development stage	(59,771)	(59,771)

Total stockholders' equity (deficit)	$(34,771)	$260,615,239

Total capitalization	$190,229	$390,215,229

(1)
Includes the $7 million we will receive from the sale of the sponsor warrants.

(2)
Note payable to affiliate is a promissory note issued in the amount of $225,000 in the aggregate to Thomas O. Hicks. The note is non-interest bearing and is payable on the earlier of December 31, 2007 or the consummation of this offering.

(3)
If we consummate our initial business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to 30% (minus one share) of the aggregate number of shares sold in this offering at a per-share conversion price equal to the aggregate amount then on deposit in the trust account (initially approximately $9.75 per share (or approximately $9.73 per share if the underwriters' over-allotment option is exercised in full)), before payment of deferred underwriting discounts and commissions and including accrued interest, net of any income taxes due on such interest, which income taxes, if any, shall be paid from the trust account, and net of interest income previously released to us for working capital requirements, as of two business days prior to the proposed consummation of our initial business combination divided by the number of shares sold in this offering. We will not consummate any business combination if holders of more than 30% (minus one share) of our outstanding shares of common stock sold in this offering exercise their conversion rights.

(4)
Assumes the over-allotment option has not been exercised and an aggregate of 1,500,000 founder's units held by our initial stockholders, with each unit consisting of our share of common stock and one warrant to purchase common stock, have been forfeited.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

Overview

        We are a blank check company formed for the purpose of acquiring, or acquiring control of, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination one or more businesses or assets. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any substantive discussions with an entity that we will acquire in our initial business combination. Our management team is engaged in the private equity business and evaluates various acquisition opportunities from time to time in connection with their ordinary course of business. Our efforts in identifying prospective target businesses will not be limited to a particular industry, but we will not complete a business combination with any entity engaged in the energy industry as its principal business or whose principal business operations are conducted outside of the United States or Canada. We intend to effect our initial business combination using cash from the proceeds of this offering, our capital stock, debt or a combination of cash, stock and debt.

        The issuance of additional shares of our stock in a business combination:

  •
  may significantly dilute the equity interest of investors in this offering;

  •
  may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

  •
  could cause a change in control if a substantial number of shares of our common stock is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

  •
  may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights or a person seeking to obtain control of our company; and

  •
  may adversely affect prevailing market prices for our common stock and/or warrants.

        Similarly, if we issue debt securities, it could result in:

  •
  default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

  •
  acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

  •
  our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

  •
  our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

        As indicated in the accompanying unaudited financial statements, at June 30, 2007, we had $136,128 in cash and deferred offering costs of $1,386,916. Further, we expect to continue to incur significant costs in the pursuit of our acquisition plans. Our management's plans to address this uncertainty through this offering are discussed above. We cannot assure you that our plans to raise capital or to consummate our initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

Results of Operations and Known Trends or Future Events

        We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

        Our liquidity needs have been satisfied to date through receipt of $25,000 from the sale of the founder's units to our sponsor and a loan from Mr. Hicks, our founder and chairman of the board, in the amount of $225,000. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $1.35 million, but including deferred underwriting commissions of $12.6 million (or approximately $14.5 million if the underwriters' over-allotment option is exercised in full), and (ii) the sale of the sponsor warrants for a purchase price of $7 million, will be approximately $390 million (or $447.7 million if the underwriters' over-allotment option is exercised in full). Approximately $390 million (or approximately $447.7 million if the underwriters' over-allotment option is exercised in full), will be held in trust, which includes $12.6 million (or approximately $14.5 million if the underwriters' over-allotment option is exercised in full) of deferred underwriting commissions. The remaining $250,000 will not be held in trust.

        We may apply the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating a business combination, to fund the purchase of other companies or for working capital.

        We will use substantially all of the net proceeds of this offering in connection with acquiring one or more target businesses, including identifying and evaluating prospective target businesses, selecting one or more target businesses, and structuring, negotiating and consumating the initial business combination. To the extent we use our capital stock in whole or in part as consideration for an initial business combination, the proceeds held in the trust account (less amounts paid to any public stockholders who exercise their conversion rights and deferred underwriting commissions paid to the underwriters) as well as any other net proceeds not expended prior to that time will be used to finance the operations of the target business or businesses. Such working capital funds could be used in a variety of ways including continuing or expanding the target business' operations and for strategic acquisitions. Such funds could also be used to repay any operating expenses or finders' fees which we had incurred prior to the completion of our initial business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

        As a recently formed blank check company, we currently do not have sufficient working capital for the next 24 months. We intend to obtain such working capital through this offering and interest income of up to $4.75 million, subject to adjustment, on the balance (net of taxes payable) of the trust account to be released to us for working capital requirements, which we believe will be sufficient to allow us to operate for at least the next 24 months, assuming our initial business combination is not completed during that time. If the underwriters' over-allotment option is exercised in full, the amount of interest income we may withdraw will be increased to approximately $5.5 million. In addition, if the underwriters determine the size of this offering should be increased it could also result in a proportionate increase in the amount of interest we may withdraw from the trust account. Assuming a

20% increase in the size of this offering, the per-share conversion or liquidation price could decrease by as much as approximately $0.02 (or $0.04 if the underwriters' over-allotment option is exercised in full). We expect our primary liquidity requirements during that period to include approximately $1.5 million for legal, accounting and other expenses associated with structuring, negotiating and documenting business combinations; $240,000 for office space, administrative services and support payable to Hicks Holdings Operating LLC, an entity controlled by Thomas O. Hicks, our founder and chairman of the board, representing $10,000 per month for up to 24 months; $100,000 for legal and accounting fees related to regulatory reporting requirements; and approximately $3.2 million for general working capital that will be used for miscellaneous expenses and reserves, including additional expenses that may be incurred by us in connection with this offering over and above the amounts listed in the section of this prospectus entitled "Use of Proceeds."

        We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we will rely on the funds available to us outside of the trust account and interest earned of up to $4.75 million, subject to adjustment, on the trust account to fund such expenditures and if our estimates of the costs of undertaking in-depth due diligence and negotiating an initial business combination is less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to convert into cash a significant number of shares of public stockholders voting against our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Following out initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Controls and Procedures

        We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act of 2002. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2008. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal control. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for a business combination may have internal controls that need improvement in areas such as:

  •
  staffing for financial, accounting and external reporting areas, including segregation of duties;

  •
  reconciliation of accounts;

  •
  proper recording of expenses and liabilities in the period to which they relate;

  •
  evidence of internal review and approval of accounting transactions;

  •
  documentation of processes, assumptions and conclusions underlying significant estimates; and

  •
  documentation of accounting policies and procedures.

        Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

        Once our management's report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404. The independent auditors may identify additional issues concerning a target business's internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

        The net proceeds of this offering, including amounts in the trust account, will be invested in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Related Party Transactions

        In March 2007, our sponsor purchased 10,000,000 founder's units (which was increased to 11,500,000 units through a stock split approved by our board of directors in July 2007), with each founder's unit consisting of one founder's share and one founder's warrant, for an aggregate purchase price of $25,000. In August 2007, 230,000 of these units were transferred to William H. Cunningham, William A. Montgomery, Brian Malroney and William F. Quinn. Thomas O. Hicks, our founder and chairman of the board, is the sole member of HH-HACI GP, LLC, the general partner of our sponsor. In addition, Mr. Hicks, Mr. Armes, our president, chief executive officer, chief financial officer and one of our directors, Mr. Neuman, a senior vice president of our company, Mr. Swartz, a senior vice president of our company, Ms. Vest, a senior vice president of our company, Thomas O. Hicks, Jr., our secretary and one of our vice presidents, and Mack H. Hicks, a vice president of our company, are each limited partners of our sponsor. Each of Messrs. Cunningham, Montgomery, Mulroney and Quinn will join our board of directors upon closing of this offering.

        As of the date of this prospectus, Mr. Hicks has advanced on our behalf a total of $225,000 for payment of offering expenses. This advance is non-interest bearing, unsecured and is due at the earlier of December 31, 2007 or the closing of this offering. The loan will be repaid out of the proceeds of this offering not placed in the trust account. We are also obligated, commencing on the date of this prospectus, to pay Hicks Holdings Operating LLC, an entity controlled by Mr. Hicks, a monthly fee of $10,000 for office space and general administrative services.

        Our sponsor has committed to purchase an aggregate of 7,000,000 sponsor warrants at $1.00 per warrant (for a total purchase price of $7 million) from us simultaneously with the closing of this offering. Our sponsor will be permitted to transfer the sponsor warrants held by it to our officers and directors, and other persons or entities affiliated with our sponsor, but the transferees receiving such securities will be subject to the same agreements with respect to such securities as our sponsor. Otherwise, these warrants will not, subject to certain limited exceptions, be transferable or salable by the sponsor until 180 days after the completion of our initial business combination. The sponsor warrants will be non-redeemable so long as they are held by the sponsor or its permitted transferees. The sponsor warrants may also be exercised by the sponsor or its permitted transferees for cash or on a cashless basis. Otherwise, the sponsor warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

        Pursuant to a written agreement with us, Mr. Hicks is required to purchase from us, directly or through a controlled affiliate, 2,000,000 co-investment units at a price of $10.00 per unit for an aggregate purchase price of $20 million, in a private placement that will occur immediately prior to our consummation of our initial business combination, which will not occur until after the singing of a definitive business combination agreement and the approval of our initial business combination by a majority of our stockholders. If Mr. Hicks elects to make the co-investment through an entity, he will control such entity. Each co-investment unit will consist of one co-investment share and one co-investment warrant, each of which will contain terms identical to the common stock and warrants sold in this offering, except that (i) the co-investment warrants will not be redeemable by us so long as they are held by Thomas O. Hicks, the relevant controlled affiliate or their permitted transferees and (ii) with limited exceptions, none of the co-investment shares or co-investment warrants may be transferred, assigned or sold until 180 days after the consummation of our initial business combination. The proceeds from the sale of the co-investment units will not be deposited into the trust account and will not be available to our public stockholders in the event of a liquidation of the trust account or upon conversion of shares held by public stockholders. We will receive the proceeds from the sale of the co-investment units immediately following consummation of our initial business combination and will use such proceeds for general corporate purposes. The business purpose of the co-investment is to provide further capital to us and demonstrate Mr. Hicks' further commitment to our completion of an advantageous business combination.

        We have agreed with our sponsor that, in the event that Mr. Hicks does not consummate, directly or through one of his affiliates, the co-investment when required to do so, our sponsor will sell, and we will repurchase, its founder's shares and founder's warrants for an aggregate repurchase price of $1,000 pursuant to the terms of a written agreement between us, Mr. Hicks and our sponsor. The purpose of this repurchase provision is to augment Mr. Hick's contractual commitment to purchase the co-investment units with an additional incentive to make the co-investment.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

        As of March 1, 2007, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

PROPOSED BUSINESS

Introduction

        Our efforts in identifying prospective target businesses will not be limited to a particular industry, but we will not complete a business combination with any entity engaged in the energy industry as its principal business or whose principal business operations are conducted outside of the United States or Canada. However, our officers and directors may become principals of future blank check companies formed to acquire one or more operating businesses through a merger, stock exchange, asset acquisition, reorganization or similar business combination, although they have agreed not to participate in the formation of, or become an officer or director of, any other blank check company until the closing of this offering. In addition, our officers and directors have agreed not to become involved with any blank check company, other than a blank check company which may complete a business combination with a company engaged in the energy industry as its principal business or whose principal business operations are conducted outside of the United States or Canada until we have entered into a definitive agreement regarding our initial business combination. We may focus on any industry, other than the energy industry, in our search for target businesses.

Business Strategy

        We have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We will use these criteria and guidelines in evaluating acquisition opportunities. However, we may decide to enter into a business combination with a target business that does not meet these criteria and guidelines.

  •
  Established Companies with Proven Track Records.  We will seek to acquire established companies with sound historical financial performance. We will typically focus on companies with a history of strong operating and financial results. We do not intend to acquire start-up companies.

  •
  Companies with Strong Free Cash Flow Characteristics.  We will seek to acquire companies that have a history of strong, stable free cash flow generation. We will focus on companies that have predictable, recurring revenue streams and an emphasis on low working capital and capital expenditure requirements.

  •
  Strong Competitive Industry Position.  We will seek to acquire businesses that operate within industries that have strong fundamentals. The factors we will consider include growth prospects, competitive dynamics, level of consolidation, need for capital investment and barriers to entry. Within these industries, we will focus on companies that have a leading or niche market position. We will analyze the strengths and weaknesses of target businesses relative to their competitors, focusing on product quality, customer loyalty, cost impediments associated with customers switching to competitors, patent protection and brand positioning. We will seek to acquire businesses that demonstrate advantages when compared to their competitors, which may help to protect their market position and profitability and deliver strong free cash flow.

  •
  Experienced Management Team.  We will seek to acquire businesses that have strong, experienced management teams. We will focus on management teams with a proven track record of driving revenue growth, enhancing profitability and generating strong free cash flow. We believe that the operating expertise of our officers and directors will complement, not replace the target's management team.

  •
  Diversified Customer and Supplier Base.  We will seek to acquire businesses that have a diversified customer and supplier base. Companies with a diversified customer and supplier base are generally better able to endure economic downturns, industry consolidation, changing business preferences and other factors that may negatively impact their customers, suppliers and competitors.

Competitive Strengths

        We believe we have the following competitive strengths:

  Management Expertise

        We will seek to capitalize on the significant investing experience of our management team, including the 35 years of private equity expertise of Thomas O. Hicks, our founder and chairman of the board. Mr. Hicks co-founded Hicks, Muse, Tate & Furst, a nationally prominent private equity firm in the United States that specialized in leveraged acquisitions, and served as chairman from 1989 through 2004. During Mr. Hicks' tenure as chairman, Hicks Muse raised over $12 billion of private equity funds, consummated over $50 billion of leveraged acquisitions, and was one of the most active private investment firms in the country. Mr. Hicks also co-founded and served as co-chief executive officer of the leveraged buyout firm Hicks & Haas from 1984 to 1989. Since 2005, Mr. Hicks has served as the chairman of Hicks Holdings LLC, a holding company for sports, real estate and private equity investments of Mr. Hicks and his family, including the National Hockey League's Dallas Stars, purchased in December 1995, Major League Baseball's Texas Rangers, acquired in June 1998 and a 50% interest in the English Premier League's Liverpool Football Club, acquired in March 2007. Hicks Holdings is also the controlling shareholder of Latrobe Specialty Steel Company, a specialty steel manufacturer. Its other corporate holdings include DirecPath, a company that provides bundled DIRECTV programming, broadband voice and data services, security and other locally based services to multiple dwelling units across the United States, Ocular LCD, a designer, manufacturer and marketer of high-performance liquid crystal displays, modules and systems, Berkshire Resources, a gas and oil exploration company, Grupo Pilar, an animal and pet food company in Argentina, SafeMed, a provider of decision support systems for healthcare professionals and River City Landscape Supply, a provider of bulk and bagged mulches, soils and decorative rocks. Hicks Holdings also holds approximately 20% of the equity of Greatwide Logistics Services, a U.S. non-asset based provider of dedicated transportation, third-party logistics, warehouse /distribution and truckload brokerage solutions. Mr. Hicks, together with Mr. Armes, our president, chief executive officer, chief financial officer and one of our directors, Mr. Neuman, a senior vice present, Mr. Swartz, a senior vice president, Ms. Vest, a senior vice president, Thomas O. Hicks, Jr., our secretary and a vice president and Mack H. Hicks, a vice president, have substantial experience in identifying, acquiring and operating a wide variety of service businesses. Together, they have nearly 100 years of aggregate private equity investing experience. We will seek to acquire a business whose operations can be improved and enhanced with our capital resources and where there are substantial opportunities for both organic and acquisition growth. Our efforts in identifying a prospective target business will not be limited to a particular industry, but we will not complete a business combination with any entity engaged in the energy industry as its principal business or whose principal business operations are conducted outside of the United States or Canada.

  Status as a public company

        We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares of stock in the target business for shares of our stock or for a combination of shares of our stock and cash, allowing us to tailor the consideration to the specific needs of the sellers. Although there are various costs and obligations associated with being a public company, we believe target businesses will find this method a more certain and cost effective method to becoming a public company than the typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, roadshow and public reporting efforts that will likely not be present to the same extent in connection with a business combination with us.

Furthermore, once a proposed business combination is approved by our stockholders and the transaction is consummated, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters' ability to complete the offering, as well as general market conditions, that could prevent the offering from occurring. Once public, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with stockholders' interests. It can offer further benefits by augmenting a company's profile among potential new customers and vendors and aid in attracting talented employees. Pursuant to a registration rights agreement we will enter into with our initial stockholders and the purchaser of the co-investment shares and co-investment warrants on or prior to the date of this prospectus, we may be required to register certain securities for sale under the U.S. Securities Act. These stockholders are entitled under the registration rights agreement to make up to three demands that we register certain of our securities held by them for sale under the Securities Act. In addition, these stockholders have the right to include their securities in other registration statements filed by us. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until 180 days after the consummation of our initial business combination. We will bear the costs and expenses of filing any such registration statements.

  Financial position

        With funds available initially in the amount of $390 million, we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to consummate a business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.

Effecting our initial business combination

  General

        We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to utilize the cash proceeds of this offering and the private placement of the sponsor warrants, our capital stock, debt or a combination of these as the consideration to be paid in our initial business combination. While no less than 97.5% of the net proceeds of this offering are allocated to completing our initial business combination, the proceeds are not otherwise designated for more specific purposes. Accordingly, prospective investors will at the time of their investment in us not be provided an opportunity to evaluate the specific merits or risks of a target business. We may seek to consummate our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses. If our initial business combination is paid for using our capital stock or debt securities or with proceeds that are less than those in the trust account, we may apply the remaining cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies or for working capital.

        We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any substantive discussions with an entity that we will acquire in our initial business combination. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business.

        Prior to completion of our initial business combination, we will seek to have all vendors, prospective target businesses or other entities, which we refer to as potential contracted parties or a potential contracted party, that we engage, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. If a potential contracted party refuses to execute such a waiver, then Mr. Hicks will be personally liable to cover the potential claims made by such party for services rendered and goods sold, in each case to us. However, the agreement entered into by Mr. Hicks specifically provides for two exceptions to this indemnity; there will be no liability (i) as to any claimed amounts owed to a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable) or (ii) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, there is no guarantee that vendors, prospective target businesses or other entities will execute such waivers, or even if they execute such waivers that they would be prevented from bringing claims against the trust account, including but not limited to fraudulent inducement, breach of fiduciary responsibility and other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to seek recourse against our assets, including the funds held in the trust account. Further, we could be subject to claims from parties not in contract with us who have not executed a waiver, such as a third party claiming tortious interference as a result of our business combination. In addition, the indemnification provided by Mr. Hicks is limited to claims by vendors that do not execute such waivers as described above. Claims by target businesses or other entities and vendors that execute agreements waiving any right, title, interest or claim of any kind in or to any monies held in the trust account would not be indemnified by Mr. Hicks. Based on representations made to us by Mr. Hicks, we currently believe that he has substantial means and is capable of funding a shortfall in our trust account to satisfy his foreseeable indemnification obligations, but we have not asked him for any security or funds for such an eventuality. Despite our belief, we cannot assure you Mr. Hicks will be able to satisfy those obligations. The indemnification obligations may be substantially higher than he currently foresees or expects and/or his financial resources may deteriorate in the future. As a result, the steps outlined above may not effectively mitigate the risk of creditors' claims reducing the amounts in the trust account.

        Subject to the requirements that our initial business combination have a fair market value of at least 80% of the initial amount held in the trust account (excluding deferred underwriting commissions of $12.6 million or approximately $14.5 million if the underwriters' over-allotment is exercised in full), we will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses; provided that we will not enter into a business combination with any entity engaged in the energy industry as its principal business or whose principal business operations are conducted outside of the United States or Canada. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

  Sources of target businesses

        We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. In addition, we expect to receive a number of proprietary deal flow opportunities that would not otherwise necessarily be available to us as a result of the track record and business relationships of Mr. Hicks, our founder and chairman of the board. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder's fee, consulting fee or other compensation to be determined in an arm's length negotiation based on the terms of the transaction. We will engage a finder only to the extent our management determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue. Payment of finder's fees is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account. In no event, however, will our sponsor or any of our existing officers or directors, or any entity with which they are affiliated, be paid any finder's fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is). Also, we will not enter into an initial business combination with any entity that is affiliated with our sponsor, officers or directors, including any businesses that are either portfolio companies of, or have otherwise received a material financial investment from, companies or funds affiliated with our officers, directors or sponsor.

  Selection of a target business and structuring of our initial business combination

        Subject to the requirements that (i) our initial business combination have a fair market value of at least 80% of the initial amount held in the trust account (excluding deferred underwriting commissions of $12.6 million or approximately $14.5 million if the underwriters' over-allotment is exercised in full), and (ii) we will not enter into a business combination with any entity engaged in the energy industry as its principal business or whose principal business operations are conducted outside of the United States or Canada, our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. We will only consummate our initial business combination in which we become the controlling shareholder of the target. The key factor that we will rely on in determining controlling shareholder status would be our acquisition of more than half of the voting equity interests of the target company. We will not consider any transaction that does not meet such criteria.

        We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:

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  financial condition and results of operations;

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  growth potential;

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  brand recognition and potential;

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  experience and skill of management and availability of additional personnel;

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  capital requirements;

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  stage of development of the business and its products or services;

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  existing distribution arrangements and the potential for expansion;

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  degree of current or potential market acceptance of the products or services;

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  proprietary aspects of products and the extent of intellectual property or other protection for products or formulas;

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  impact of regulation on the business;

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  regulatory environment of the industry;

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  seasonal sales fluctuations and the ability to offset these fluctuations through other business combinations, introduction of new products, or product line extensions;

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  costs associated with effecting the business combination;

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  industry leadership, sustainability of market share and attractiveness of market sectors in which target business participates; and

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  macro competitive dynamics in the industry within which the company competes.

        These criteria are not intended to be exhaustive and our management may consider additional factors it deems to be relevant. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on the above factors as well as other considerations our management deems relevant to our business objective. In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as review of financial and other information which will be made available to us.

        The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination. We will not pay any finders or consulting fees to members of our management team, or any of their respective affiliates, for services rendered to or in connection with a business combination.

  Fair market value of target business or businesses

        In order to constitute our initial business combination, a business combination must satisfy the threshold fair market value requirement of at least 80% of the initial amount held in the trust account (excluding the amount held in the trust account representing the underwriters' deferred commission). Our board of directors will determine the fair market value based on standards generally accepted by the financial community. If our board of directors is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an unaffiliated, independent investment banking firm which is subject to oversight by the Financial Industry Regulatory Authority as to the fair market value. If no opinion is obtained, our public stockholders will be relying solely on the judgment of our board of directors.

  Lack of business diversification

        For an indefinite period of time after consummation of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating a business combination with only a single entity, our lack of diversification may:

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  subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination, and

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  cause us to depend on the marketing and sale of a single product or limited number of products or services.

  Limited ability to evaluate the target's management team

        Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination with that business, we cannot assure you that our assessment of the target business' management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business. We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

        Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

  Opportunity for stockholder approval of our initial business combination

        Prior to the completion of our initial business combination, we will submit a business combination to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable law or regulations. In connection with our initial business combination, we will also submit to our stockholders for approval a proposal to amend our amended and restated certificate of incorporation to provide for our corporate life to continue perpetually following the consummation of such business combination. Any vote to extend our corporate life to continue perpetually following the consummation of our initial business combination will be taken only if such business combination is approved. We will only consummate our initial business combination if (i) the business combination is approved by a majority of votes cast by our public stockholders at a duly held stockholders meeting, (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by a holders of a majority of our outstanding shares of common stock and (iii) public stockholders owning no more than 30% (minus one share) of our outstanding shares of common stock sold in the offering both vote against the business combination and exercise their conversion rights. This may have the effect of making it easier for us to have a business combination approved over stockholder dissent than other blank check companies with a business purpose similar to ours. Similar blank check companies generally will not consummate a business combination if public stockholders holding more than 20% of their outstanding shares of common stock exercise their conversion rights.

        In connection with seeking the approval of our stockholders for any business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities

Exchange Act of 1934, as amended, which, among other things, will include a description of the operations of target candidates and audited historical financial statements of the target candidates.

        In connection with the vote required for any initial business combination, our initial stockholders have agreed to vote all of the founder's shares in accordance with the majority of the shares of common stock voted by the public stockholders and to vote any shares purchased during or after the offering held by it in favor of our initial business combination. Our initial stockholders have also agreed that they will vote all shares of the company owned by them in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our initial business combination.

  Conversion rights

        At the time we seek stockholder approval of our initial business combination, each public stockholder will have the right to convert its shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account (before payment of deferred underwriting commissions and including interest earned on their pro rata portion of the trust account, net of income taxes payable on such interest an net of interest income of up to $4.75 million, subject to adjustment, on the trust account previously released to us to fund our working capital requirements) if our initial business combination is approved and completed. Our initial stockholders will not have such conversion rights with respect to founder's shares. The actual per-share conversion price will be equal to the per share amount of $9.75 initially deposited in the trust account (plus any interest earned on the proceeds in the trust account in excess of the amount released to us for working capital purposes, net of taxes payable on such interest, on such amount per share). As this amount is lower than the $10.00 per unit offering price and it may be less than the market price of the common stock on the date of repurchase, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

        An eligible public stockholder who wishes to exercise its conversion rights may request conversion of its shares at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the public stockholder votes against our initial business combination, our initial business combination is approved and completed, the public stockholder holds its shares through the closing of our initial business combination and the public stockholder follows the specific procedures for conversion that will be set forth in the proxy statement relating to the stockholder vote on a proposed initial business combination. Following the approval of our initial business combination by our stockholders and until the completion of our initial business combination or termination of the definitive agreement relating to the proposed initial business combination, any transfer of shares owned by a public stockholder who has requested to exercise its conversion rights will be blocked. If a public stockholder votes against our initial business combination but fails to properly exercise its conversion rights, such public stockholder will not have its shares of common stock converted. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting of stockholders being held for the purpose of approving the initial business combination. It is anticipated that the funds to be distributed to public stockholders who elect conversion will be distributed promptly after completion of our initial business combination. Public stockholders who exercise their conversion rights will still have the right to exercise any warrants they still hold.

        We may require public stockholders to tender their certificates to our transfer agent prior to the meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company's DWAC (Deposit/Withdrawal At Custodian) System. We will notify investors on a Current Report on Form 8-K and in our proxy statement related to the initial business combination if we impose this requirement. Traditionally, in order to perfect conversion rights in connection with a blank check company's business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise their conversion rights. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an "option window" after the consummation of the business combination during which he could monitor the price of the stock in the market. If the price rose above the conversion price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation in consideration for the conversion price. Thus, the conversion right, to which stockholders were aware they needed to commit before the stockholder meeting, would become a "put" right surviving past the consummation of the business combination until the converting holder delivered his certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder's election to convert is irrevocable once the business combination is approved.

        If we elect to require physical delivery of the share certificates, we would expect that stockholders would have to comply with the following steps. If the shares are held in street name, stockholders must instruct their account executive at the stockholders' bank or broker to withdraw the shares from the stockholders' account and request that a physical certificate be issued in the stockholders' name. Our transfer agent will be available to assist with the process. No later than the day prior to the stockholder meeting, the written instructions stating that the stockholder wishes to convert his or her shares into a pro rata share of the trust account and confirming that the stockholder has held the shares since the record date and will continue to hold them through the stockholder meeting and the closing of our business combination must be presented to our transfer agent. Certificates that have not been tendered in accordance with these procedures by the day prior to the stockholder meeting will not be converted into cash. In the event that a stockholder tenders his or her shares and decides prior the stockholder meeting that he or she does not want to convert his or her shares, the stockholder may withdraw the tender. In the event that a stockholder tenders shares and our business combination is not completed, these shares will not be converted into cash and the physical certificates representing these shares will be returned to the stockholder.

        We will not consummate a business combination if holders of more than 30% (minus one share) of our outstanding shares of common stock sold in this offering exercise their conversion rights. This may have the effect of making it easier for us to have a business combination approved over stockholder dissent than other blank check companies with a business purpose similar to ours. Similar blank check companies generally will not consummate a business combination if public stockholders holding more than 20% of their outstanding shares of common stock exercise their conversion rights.

        If a vote on our initial business combination is held and our initial business combination is not approved, we may continue to try to consummate our initial business combination with a different target until 24 months after the date of this prospectus.

  Liquidation if no business combination

        Our amended and restated certificate of incorporation, which we intend to adopt immediately prior to the consummation of this offering, will provide that our corporate existence will automatically cease 24 months after the date of this prospectus except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to obtain formal stockholder approval of our dissolution and liquidation and to file a certificate of dissolution with the Delaware Secretary of State. Instead, we will notify the Delaware Secretary of State in writing on the termination date that our corporate existence is ceasing, and include with such notice payment of any franchise taxes then due to or assessable by the state. We view this provision terminating our corporate life by 24 months from the date of this prospectus as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of our initial business combination.

        If we are unable to consummate our initial business combination within 24 months, as soon as practicable thereafter we will adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 278 of the Delaware General Corporation Law provides that our existence will continue for at least three years after its expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within 10 years after the date of dissolution. Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. Any remaining assets will be available for distribution to our stockholders. We will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described below).

        We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after our dissolution and anticipate it will take no more than 10 business days to effectuate such distribution. Our initial stockholders have waived their rights to participate in any liquidation distribution with respect to its founder's shares. There will be no distribution from the trust account with respect to our warrants, which will expire worthless. We will pay the costs of liquidation from our remaining assets outside of the trust account. If the assets remaining outside of the trust account are insufficient to pay such liquidation costs, we will pay the remaining liquidation costs from the proceeds of the trust account prior to distributing the funds in the trust account to our public stockholders. In such event, the initial per-share liquidation price could be less than the $9.75 per-share liquidation price described below.

        If we do not complete our initial business combination within 24 months after the date of this prospectus and expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $9.75, or $0.25 less than the per-unit offering price of $10.00. The per share liquidation price includes approximately $12.6 million in deferred underwriting commissions (or approximately $14.5 million if the underwriters' over-allotment option is exercised in full) that would also be distributable to our public stockholders.

        The proceeds deposited in the trust account could, however, become subject to the claims of our creditors (which could include vendors and service providers we have engaged to assist us in any way in connection with our search for a target business and that are owed money by us, as well as target businesses themselves) which could have higher priority than the claims of our public stockholders. Mr. Hicks, our founder and chairman of the board, has agreed that he will be liable to us if and to the extent any claims by a third party for services rendered or products sold, or by a prospective target business, reduce the amounts in the trust account, except as to (i) any claims by a third party who executed a waiver (even if such waiver is subsequently found to be invalid and unenforceable) of any and all rights to seek access to the funds in the trust account, or (ii) any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event Mr. Hicks has liability to us under this indemnification arrangement, we cannot assure you that he will have the assets necessary to satisfy those obligations. Accordingly, the actual per-share liquidation price could be less than $9.75, plus interest, due to claims of creditors. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $9.75 per share.

        Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, we do not intend to comply with those procedures since, as stated above, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after 24 months after the date of this prospectus in the event our initial business combination has not been consummated. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend beyond the third anniversary of such date. Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to our distributing the funds in the trust account to our public stockholders. As a result, if we liquidate, the per-share distribution from the trust account could be less than $9.75 due to claims or potential claims of creditors. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the most likely claims, if any, to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses.

        If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a "preferential transfer" or a "fraudulent conveyance." As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the then-remaining proceeds held in the trust account, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board of directors may be viewed as having breached its fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposed itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

  Amended and Restated Certificate of Incorporation

        Our amended and restated certificate of incorporation will set forth certain requirements and restrictions relating to this offering that apply to us until the consummation of our initial business combination. Specifically, our amended and restated certificate of incorporation will provide, among other things, that:

  •
  upon closing of this offering, $390 million, or approximately $447.7 million if the underwriters' over-allotment option is exercised in full (including $7 million from the sale of the sponsor warrants and $12.6 million in deferred underwriting commissions or approximately $14.5 million if the underwriters over-allotment option is exercised in full) will be placed into the trust account;

  •
  we shall submit any proposed business combination to our stockholders for approval prior to consummating our initial business combination;

  •
  our public stockholders will have the right to convert their shares of common stock into cash in accordance with the conversion rights described in this prospectus;

  •
  public stockholders who exercise their conversion rights and vote against our initial business combination may convert their shares into a pro rata share of the aggregate amount then on deposit in the trust account;

  •
  we will consummate a business combination only if it has a fair market value equal to at least 80% of the initial amount held in trust (excluding deferred underwriting commissions of $12.6 million or approximately $14.5 million if the underwriters' over-allotment option is exercised in full);

  •
  we may not consummate any business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to our initial business combination;

  •
  prior to our initial business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that vote as a class with the common stock sold in this offering on a business combination;

  •
  we will consummate our initial business combination only if (i) the business combination is approved by a majority of votes cast by our public stockholders at a duly held stockholders meeting or by a written consent of a majority of our outstanding shares of common stock, (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock, (iii) public stockholders owning no more than 30% (minus one share) of our outstanding shares of common stock sold in the offering both vote against the business combination and exercise their conversion rights and (iv) we have confirmed that we have sufficient cash resources to pay both (x) the consideration required to close our initial business combination, and (y) the cash due to public stockholders who vote against the business combination and who exercise their conversion rights; and

  •
  if we do not consummate our initial business combination within 24 months after the date of this prospectus, our corporate purposes and powers will immediately thereupon be limited to acts and activities related to liquidating and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities.

        Our amended and restated certificate of incorporation will require that the above-referenced requirements and restrictions may only be amended prior to consummation of our initial business combination with the vote of our board of directors and the unanimous affirmative vote, or unanimous written consent, of our stockholders. In light of the requirement that we obtain the unanimous approval of our stockholders, we do not anticipate any changes to such requirements and restrictions prior to our consummation of our initial business combination, if any.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

        The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	Approximately $390 million of the net offering proceeds, as well as the $7 million net proceeds from the sale of the sponsor warrants and $12.6 million in deferred underwriting commissions (approximately $14.5 million if the underwriters' over-allotment option is exercised in full), will be deposited into a trust account at J.P. Morgan Chase, N.A. maintained by Continental Stock Transfer & Trust Company, as trustee.	Approximately $344 million of the offering proceeds, representing the gross proceeds of this offering, would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds
Approximately $390 million of the net offering proceeds, as well as the $7 million net proceeds from the sale of the sponsor warrants and $12.6 million in deferred underwriting commissions (approximately $14.5 million if the underwriters' over-allotment option is exercised in full) held in trust will be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act.
Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Receipt of interest on escrowed funds
Interest on proceeds from the trust account to be paid to stockholders is reduced by (i) any taxes paid or due on the interest generated and then (ii) up to $4.75 million, subject to adjustment, that can be used for working capital purposes, and (iii) in the event of our liquidation for failure to consummate our initial business combination within the allotted time, interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.
Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our consummation of a business combination.

Limitation on fair value or net assets of target business
	To constitute our initial business combination, an acquisition must have a fair market value equal to at least 80% of the initial amount held in the trust account (excluding deferred underwriting commissions) at the time of such acquisition.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.
Trading of securities issued
The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading on the 45th day following the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, subject to our having filed a Current Report on Form 8-K and having issued a press release announcing when such separate trading will begin. In no event will the common stock and warrants be traded separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file the Current Report on Form 8-K upon the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.
No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the warrants	The warrants cannot be exercised until the later of our completion of our initial business combination or 12 months from the date of this prospectus.
The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor
Stockholders will have the opportunity to vote on our initial business combination. Each stockholder will be sent a proxy statement containing information regarding such business combination. A public stockholder who wishes to exercise its conversion rights will be required to notify us of its election to exercise its conversion rights at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose. However, a stockholder's election to convert will not be valid unless the public stockholder votes against our initial business combination, our initial business combination is approved and completed, the public stockholder holds its shares through the closing of our initial business combination and the public stockholder follows the specific procedures for conversion that will be set forth in the proxy statement relating to the proposed initial business combination. A stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds from the trust account.
A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company's registration statement, to decide if he, she or it elects to remain a stockholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.
Business combination deadline
	Pursuant to our amended and restated certificate of incorporation, which will be in effect upon consummation of this offering, our corporate existence will cease 24 months after the date of this prospectus except for the purposes of winding up our affairs and we will liquidate. However, if we complete an initial business combination within this time period, we will amend this provision to allow for our perpetual existence following such business combination.	If an acquisition has not been consummated within 18 months after the effective date of the company's registration statement, funds held in the trust or escrow account are returned to investors.

If we are unable to complete a business combination prior to the date that is 24 months after the date of this prospectus, our existence will automatically terminate and as promptly as practicable thereafter the trustee will commence liquidating the investments constituting the trust account and distribute the proceeds to our public stockholders, including any interest earned on the trust account not used to cover liquidation expenses, net of income taxes payable on such interest and after distribution to us of interest income on the trust account balance as described in this prospectus.
Release of funds
	Except for up to $4.75 million, subject to adjustment, of the interest income (net of taxes payable on such interest) earned on the trust account balance released to us to pay any income taxes on such interest and to fund our working capital requirements, the full proceeds held in the trust account will not be released to us until the closing of our initial business combination or the failure to complete our initial business combination within the allotted time.	The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Competition

        In identifying, evaluating and selecting a target business for a business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore:

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  our obligation to seek stockholder approval of a business combination or obtain necessary financial information may delay the completion of a transaction;

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  our obligation to repurchase for cash shares of common stock held by our public stockholders who vote against the business combination and exercise their conversion rights may reduce the resources available to us for a business combination;

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  we will not consummate a business combination if holders of more than 30% (minus one share) of our outstanding shares of common stock sold in this offering exercise their conversion rights;

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  our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and

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  the requirement to acquire one or more businesses or assets that have a fair market value equal to at least 80% of the balance of the trust account at the time of the acquisition (excluding deferred underwriting discounts and commissions of $12.6 million, or approximately $14.5 million if the underwriters' over-allotment option is exercised in full) could require us to acquire the assets of several businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the initial business combination.

        Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.

Facilities

        We currently maintain our executive offices at 100 Crescent Court, Suite 1200, Dallas, Texas 75201. The cost for this space is included in the $10,000 per month fee described above that Hicks Holdings Operating charges us for general and administrative services. We believe, based on rents and fees for similar services in the Dallas metropolitan area that the fee charged by Hicks Holdings Operating is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

        We currently have seven executive officers. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process the company is in. We do not intend to have any full time employees prior to the consummation of our initial business combination.

Periodic Reporting and Financial Information

        We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

        We will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with United States generally accepted accounting principles. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

        We will be required to have our internal control procedures audited for the fiscal year ending December 31, 2008 as required by the Sarbanes-Oxley Act. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

        There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the twelve months preceding the date of this prospectus.

MANAGEMENT

Directors and Executive Officers

        Our directors, executive officers and director nominees are as follows:

Name	Age	Position
Thomas O. Hicks	61	Chairman of the Board
Joseph B. Armes	45	Director, President, Chief Executive Officer and Chief Financial Officer
Eric C. Neuman	63	Senior Vice President
Robert M. Swartz	55	Senior Vice President
Christina Weaver Vest	36	Senior Vice President
Thomas O. Hicks, Jr.	29	Secretary and Vice President
Mack H. Hicks	26	Vice President
William H. Cunningham	63	Director Nominee
William A. Montgomery	58	Director Nominee
Brian Mulroney	68	Director Nominee
William F. Quinn	59	Director Nominee

        Thomas O. Hicks our founder, has been our chairman of the board since our inception. From our inception until August 2007, Mr. Hicks also served as our president and chief executive officer. Since 2005, Mr. Hicks has served as the chairman of Hicks Holdings LLC, a holding company for sports, real estate and private equity investments of Mr. Hicks and his family, including the National Hockey League's Dallas Stars, purchased in December 1995, Major League Baseball's Texas Rangers, acquired in June 1998 and a 50% interest in the English Premier League's Liverpool Football Club, acquired in March 2007. Hicks Holdings is also the controlling stockholder of Latrobe Specialty Steel Company, a specialty steel manufacturer. Its other corporate holdings include DirecPath, a company that provides bundled DIRECTV programming, broadband voice and data services, security and other locally based services to multiple dwelling units across the United States, Ocular LCD, Inc., a designer, manufacturer and marketer of high-performance liquid crystal displays, modules and systems, Berkshire Resources, a gas and oil exploration company, Grupo Pilar, an animal and pet food company in Argentina, SafeMed, a provider of decision support systems for healthcare professionals and River City Landscape Supply, a provider of bulk and bagged mulches, soils and decorative rocks. Hicks Holdings also holds approximately 20% of the equity of Greatwide Logistics Services, a U.S. non-asset based provider of dedicated transportation, third-party logistics, warehouse/distribution and truckload brokerage solutions. Mr. Hicks co-founded Hicks, Muse, Tate & Furst, a nationally prominent private equity firm in the United States that specialized in leveraged acquisitions, and served as chairman from 1989 through 2004. During Mr. Hicks' tenure as chairman, Hicks Muse raised over $12 billion of private equity funds, and consummated over $50 billion of leveraged acquisitions, and was one of the most active private investment firms in the country. Mr. Hicks also co-founded and served as co-chief executive officer of the leveraged buy-out firm Hicks & Haas from 1984 until 1989. Mr. Hicks received a Master's of Business Administration degree from the University of Southern California in 1970 and a Bachelor of Business Administration degree from the University of Texas in 1968. Mr. Hicks is the father of Thomas O. Hicks, Jr., our secretary and one of our vice presidents, and Mack Hicks, a vice president of our company.

        In Mr. Hicks' position as our chairman, he will have general supervision and control of our acquisition activities subject to the ultimate authority of our board of directors and shall be responsible for the execution of the policies of our board of directors with respect to such matters.

        Joseph B. Armes has been our chief financial officer and one of our directors since our inception and has served as our president and chief executive officer since August 2007. Mr. Armes also previously served as our chief operating officer, an executive vice president and our secretary from our inception until August 2007. Since 2005, Mr. Armes has served as the chief operating officer of Hicks Holdings LLC. From 1998 to 2005, Mr. Armes held several positions, including executive vice president and general counsel from 1998-2001 and chief financial officer from 2001-2005, of Southwest Sports Group, a holding company for various sports teams, including Major League Baseball's Texas Rangers and the National Hockey League's Dallas Stars. From 1997 to 1998, Mr. Armes served as Executive Vice President and General Counsel of Suiza Foods Corporation (currently known as Dean Foods Company), a New York Stock Exchange listed food company. Mr. Armes served as Vice President and General Counsel of The Morningstar Group Inc., a Nasdaq listed food company, from 1996 until its merger with Suiza Foods Corporation in 1997. From 1991 to 1996, Mr. Armes practiced law with the law firm of Weil, Gotshal & Manges LLP, where he specialized in mergers and acquisitions. Mr Armes currently serves on the board of directors of Ocular LCD, Inc., DirecPath, LLC and River City Landscape Supply, Inc. Mr. Armes received a Bachelor of Business Administration degree from Baylor University in 1983, a Master's of Business Administration from Baylor University in 1984, and a Juris Doctorate from Southern Methodist University in 1991.

        Eric C. Neuman has been a senior vice president since our inception. Mr. Neuman currently serves as a managing director and partner of Hicks Equity Partners LLC, and previously served from 2005 until April 2007 as a senior vice president of its affiliate, Hicks Holdings LLC. Mr. Neuman has been a partner of HM Capital (formerly Hicks, Muse, Tate & Furst), since 2000 and has served as an officer since 1993, and was involved in the acquisition of most of the firm's media investments during that time period. In 2002, Mr. Neuman became responsible for the firm's Latin American portfolio, which is his current area of focus at HM Capital. Mr. Neuman currently serves on the board of directors of DirecPath, LLC. In addition, Mr. Neuman currently serves as a director of several HM Capital portfolio companies, including Claxson Interactive Group, Inc., a British Virgin Islands media company that distributes entertainment to the Spanish and Portuguese speaking world, Intercable, an international provider of television, internet and telephone services, Fox Pan American Sports LLC, an international sports programming and production company and Persona Cable, Inc., a cable, television, internet and telecommunications provider in Canada. Prior to joining HM Capital in 1993, Mr. Neuman served for eight years as managing director of Communications Partners, Ltd., a private merchant bank focused on media and communications businesses. From 2001 until September, 2006, Mr. Neuman was a director of Cablevision S.A., the leading Argentine cable company. Following the devaluation of the Argentine peso in 2002, Cablevision S.A. entered into a consensual restructuring agreement under Argentine law with the majority of its creditors, which is subject to the approval of the Argentine courts. From 1976 to 1983, he served as Senior Vice President of InterFirst Bank in Dallas and President of First Dallas Capital, a small business investment company. Mr. Neuman received a Bachelors of Arts degree from the University of South Florida in 1967 and a Masters of Business Administration, with distinction, from Northwestern University in 1970.

        Robert M. Swartz has been a senior vice president since September 2007. From 1999 until 2007, Mr. Swartz served in various positions at Centex Corporation, a New York Stock Exchange home building company, serving as Senior Vice President of Strategic Planning and Mergers and Acquisitions from 1999 to 2000 and serving as Chairman and Chief Executive Officer of Centex HomeTeam Services from 2000 to 2007. From 1997 until 1999, Mr. Swartz served as Executive Vice President of FirstPlus Financial Group, Inc., a consumer finance company in Dallas, Texas. In 1996, Mr. Swartz served as President and Chief Executive Officer of AMRE, Inc. a nationwide home services provider. From 1994 to 1995, Mr. Swartz served as President of Recognition International, an NYSE high-technology company and previously served from 1990 to 1993 as that company's Chief Financial Officer. Mr. Swartz received a Bachelors of Science degree in accounting from the State University of New York in Albany in 1973 and a Master of Business Administration degree in finance from New Hampshire College in 1976. Mr. Swartz is a Certified Public Accountant.

        Christina Weaver Vest has been a senior vice president since our inception. Ms. Vest currently serves as a managing director and partner of Hicks Equity Partners LLC, and previously served from 2005 until April 2007 as a senior vice president of its affiliate, Hicks Holdings LLC. Ms. Vest also serves as a Principal at HM Capital (formerly Hicks, Muse, Tate & Furst), which she joined in 1995. At HM Capital, Ms. Vest principally focused on the firm's domestic branded consumer products investments as well as on several Latin American media investments, the latter of which is her current area of focus at HM Capital. Ms. Vest currently serves as a director of Ocular LCD Inc. and of SafeMed, as well as an observer on the Greatwide Logistics Services board of directors. She is also a director of various Hicks, Muse, Tate & Furst portfolio companies, including Sturm Foods, Inc., a global dry grocery manufacturer for both retail and food service industries, Fox Pan American Sports, Claxson Interactive Group, Inc., and Digital Latin America LLC, a digital content and service provider for cable operators in Latin America and the Caribbean. Ms. Vest received a Bachelors of Arts degree from Harvard University in 1993 and a Master's of Business Administration degree from Harvard Business School in 1999.

        Thomas O. Hicks, Jr. has been a vice president since our inception and has served as our secretary since August 2007. Since 2005, Mr. Hicks has served as a vice president of Hicks Holdings LLC. From 2003 to 2005, Mr. Hicks served as director of corporate sales and suite sales for the Texas Rangers Baseball Club. From 2001 to 2003, Mr. Hicks was an analyst at Greenhill & Co. LLC, a New York based merchant banking firm. As an analyst, Mr. Hicks was involved in numerous private equity, mergers and acquisition advisory and financial restructuring transactions. Mr. Hicks currently serves as a director of the English Premier League's Liverpool Football Club and Berkshire Resources, a development and management company that specializes in oil and gas exploration. Mr. Hicks received a Bachelors of Arts degree in government from the University of Texas at Austin in 2001. Mr. Hicks is the son of Thomas O. Hicks, our founder and chairman of the board, and the brother of Mack H. Hicks, one of our vice presidents.

        Mack H. Hicks has been a vice president since our inception. Since January 2007, Mr. Hicks has served as a vice president of Hicks Holdings LLC. From January 2006 to December 2006, Mr. Hicks served as a research analyst at Halcyon Asset Management LLC, a multi-strategy investment firm. From June 2004 to January 2006, he served as an analyst in the financial sponsors group of Credit Suisse, an investment banking firm. As an analyst, Mr. Hicks was involved with several leveraged buyouts, recapitalizations and acquisitions. Mr. Hicks received a Bachelors of Arts degree from the University of Texas at Austin in 2003. Mr. Hicks is the son of Thomas O. Hicks, our founder and chairman of the board, and the brother of Thomas O. Hicks, Jr., our secretary and one of our vice presidents.

        William H. Cunningham has agreed to serve as a director of our company and will join our board upon the closing of this offering. Since 1979, Dr. Cunningham has served as a professor of marketing at the University of Texas at Austin and he has held the James L. Bayless Chair for Free Enterprise at the University of Texas at Austin since 1985. From 1983 to 1985 he was Dean of the College of Business Administration and Graduate School of Business of the University of Texas at Austin, from 1985 to 1992 he served as the President of the University of Texas at Austin and from 1992 to 2000 he served as the Chancellor (Chief Executive Officer) of the University of Texas System. Dr. Cunningham currently serves on the board of directors of Lincoln National Corporation, a New York Stock Exchange listed holding company for insurance, investment management, broadcasting and sports programming businesses, Southwest Airlines, an airline listed on the New York Stock Exchange,

Introgen Therapeutics, Inc., a Nasdaq Global Market biopharmaceutical company, LIN Television, a New York Stock Exchange listed television owner and operator, and Hayes Lemmerz International Inc., a Nasdaq Global Market listed provider of automotive wheels and other components for the automotive, commercial highway, heating and general equipment industries. Dr. Cunningham currently serves as a member of the Board of Trustees of John Hancock Mutual Funds. Dr. Cunningham received a Bachelor of Business Administration degree in 1966, a Master of Business Administration degree in 1967 and a Ph.D. in 1971, each from Michigan State University.

        William A. Montgomery has agreed to serve as a director of our company and will join our board upon the closing of this offering. Mr. Montgomery has been a private investor since 1999. From 1989 to 1999, Mr. Montgomery was Chief Executive Officer of SA-SO Company, a company engaged in the distribution of municipal and traffic control products based in Dallas, Texas. Prior to 1989, Mr. Montgomery worked as a registered representative in the financial services industry, most recently serving with Morgan Stanley in the Private Client Services group from 1985 to 1989. Mr. Montgomery is also a board member and serves as Compensation Committee Chairman of Windstream Corporation, a telecommunications company headquartered in Little Rock, Arkansas. Mr. Montgomery received a Bachelor of Science degree in Business Administration and Finance from the University of Arkansas in 1971.

        Brian Mulroney has agreed to serve as a director of our company and will join our board upon the closing of this offering. Mr. Mulroney served as the Prime Minister of Canada from September 1984 to June 1993. After resigning as Prime Minister, Mr. Mulroney rejoined the Montreal law firm of Ogilvy Renault as Senior Partner and continues to serve in such capacity. In addition, Mr. Mulroney currently serves as a director of Barrick Gold Corporation, Blackstone Group LP, Archer Daniels Midland Company, Wyndham Worldwide Corporation, Independent News and Media, PLC, Quebecor Inc. and Quebecor World Inc. Mr. Mulroney currently acts as Senior Counselor to HM Capital Partners, a private equity firm. He also serves as Chairman of Quebecor World Inc., Forbes International, the International Advisory Board of Barrick Gold Corporation, Independent News and Media, PLC. and Persona Communications, Inc. He is a member of the International Advisory Councils of the China International Trust and Investment Corporation, JPMorgan Chase & Co., and Lion Capital LLP. Mr. Mulroney is also a trustee of the Montreal Heart Institute Foundation, the International Advisory Council of the École des Hautes études commerciales de Montréal, the World Trade Center Memorial Foundation, and the Council on Foreign Relations. Mr. Mulroney has been awarded Canada's highest honour, Companion of the Order of Canada, and has also been made a Grand Officer of the Ordre national du Québec. He has also received honorary degrees and awards from various universities and governments in Canada and abroad. Mr. Mulroney received his honours undergraduate degree from St. Francis Xavier University, Antigonish, N.S. in 1959, and a law degree from Université Laval in Quebec City in 1964.

        William F. Quinn has agreed to serve as a director of our company and will join our board upon the closing of this offering. Mr. Quinn has served as the Chairman and Chief Executive Officer of American Beacon Advisors, Inc., the investment services affiliate of American Airlines, with responsibility for the management of pension and short-term fixed income assets, since April 2006. Prior to being named to his current position, Mr. Quinn served as President from November 1986 to April 2006 and Director since 2001. Mr. Quinn has also served and continues to serve as a trustee of American Beacon Advisors, Inc. and related mutual funds since 1987. From 1994 until August 2007, Mr. Quinn served as a trust manager of Crescent Real Estate Equities Company. Prior to his positions with American Beacon Advisors, Inc., Mr. Quinn held several management positions with American Airlines and its subsidiaries. He has served as a director of the Board of American Airlines Federal Credit Union from July 1979 to present, including serving as Chairman of the Board from November 1989 to May 2003, a director of the United Way of Tarrant County since 2005 (with prior tenure from 1988-2000) and a director of the Association for Financial Professionals since 2006.

Mr. Quinn is currently Chairman of the Committee on the Investment of Employee Benefit Assets (CIEBA) and currently serves on the advisory board of the Dallas Society of Financial Analysts. Mr. Quinn has served on the advisory board for Southern Methodist University's Endowment Fund since September 1996, the investment committee of the United Way of Tarrant County's Endowment funds since 1999 and is currently serving his third two-year term on the New York Stock Exchange Pension Management Advisory Committee. Mr. Quinn received a Bachelor of Science degree in Accounting from Fordham University in 1969 and is a Certified Public Accountant.

Number and Terms of Office of Directors and Officers

        Our amended and restated certificate of incorporation, which we intend to adopt prior to the closing of this offering, divides our board of directors into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. The term of office of the first class of directors, consisting of Mr. Armes and Mr. Montgomery, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Mr. Cunningham and Mr. Mulroney, will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Mr. Hicks and Mr. Quinn, will expire at the third annual meeting of stockholders.

        Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our amended and restated bylaws as it deems appropriate. Our amended and restated bylaws provide that our officers may consist of a chairman of the board, chief executive officer, president, chief financial officer, vice presidents, secretary, treasurer and such other offices as may be determined by the board of directors.

        Collectively, through their positions described above, our officers and directors have extensive experience in the private equity business. These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target businesses, and structuring, negotiating and consummating their acquisition.

Executive Officer and Director Compensation

        None of our executive officers or directors received any cash compensation for services rendered. Commencing on the date of this prospectus through the earlier of consummation of our initial business combination or our liquidation, we will pay Hicks Holdings Operating LLC, an entity owned and controlled by Mr. Hicks, our founder and chairman of the board, a total of $10,000 per month for office space and administrative services, including secretarial support. This arrangement is being agreed to by Hicks Holdings Operating LLC for our benefit and is not intended to provide Mr. Hicks compensation in lieu of a salary. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party for such services. Mr. Armes is an executive officer of Hicks Holdings Operating. Other than this $10,000 per month fee, no compensation of any kind, including finder's and consulting fees, will be paid to our sponsor, executive officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the consummation of a initial business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. After completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders in connection with the stockholder meeting to approve a proposed business combination. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider a business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with the company after the initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with the company may influence our management's motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with the company after the consummation of an initial business combination will be a determining factor in our decision to proceed with any potential business combination.

Director Independence

        The American Stock Exchange requires that a majority of our board of directors must be composed of "independent directors," which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company's board of directors would interfere with the director's exercise of independent judgment in carrying out the responsibilities of a director.

        Our board of directors has determined that each of Mr. Cunningham, Mr. Montgomery, Mr. Mulroney and Mr. Quinn, who have agreed to join our board of directors and are expected to join our board of directors upon the closing of this offering, will be independent directors as such term is defined under the rules of the American Stock Exchange and Rule 10A-3 of the Exchange Act. In making the foregoing determinations, our board of directors considered that investment clients of American Beacon Advisors, Mr. Quinn's employer, have co-invested, on arms length terms and on a passive basis, with affiliates of Mr. Hicks, our founder and chairman of the board, in past private investments that are unrelated to our company. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

        We will not enter into our initial business combination with an entity which is affiliated with any of our officers, directors, or sponsor.

Nomination of Director Candidates

        The American Stock Exchange requires that nominees for election to our board must be either selected, or recommended for our full board's selection, by either a nominating committee comprised solely of our independent directors or by a majority of our independent directors. In addition, the American Stock Exchange requires that we adopt a formal written charter or resolution of our board, as applicable, addressing the director nomination process.

        We have not established a nominating committee or adopted a nominating committee charter. A majority of our independent directors shall select, or recommend to our full board for selection, all nominees for election to our board. Our independent directors will recruit, review and nominate candidates for election to our board, review candidates for election to our board proposed by our stockholders and conduct appropriate inquiries into the background and qualifications of any such candidates. Our board has adopted resolutions addressing the role of our independent directors in the director nomination process and our policy with regards to the consideration of director candidates proposed by our stockholders. Candidates for election to our board will be reviewed by our independent directors in the context of the current composition of our board, our current operating requirements and the long-term interests of our stockholders. In conducting this assessment, our independent directors will consider and evaluate each candidate for election to our board based upon an assessment of the following criteria:

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  Whether the candidate is independent pursuant to the requirements of the American Stock Exchange;

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  Whether the candidate is accomplished in his or her field and has a reputation, both personally and professionally, that is consistent with our image and reputation;

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  Whether the candidate has the ability to read and understand basic financial statements, and, if applicable, whether the candidate satisfies the criteria for being an "audit committee financial expert," as defined by the Securities and Exchange Commission;

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  Whether the candidate has relevant experience and expertise and would be able to provide insights and practical wisdom based upon that experience and expertise;

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  Whether the candidate has knowledge of our company and issues affecting us;

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  Whether the candidate is committed to enhancing stockholder value;

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  Whether the candidate fully understands, or has the capacity to fully understand, the legal responsibilities of a director and the governance processes of a public company;

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  Whether the candidate is of high moral and ethical character and would be willing to apply sound, objective and independent business judgment and to assume broad fiduciary responsibility;

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  Whether the candidate would be willing to commit the required hours necessary to discharge the duties of board membership;

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  Whether the candidate has any prohibitive interlocking relationships or conflicts of interest; and

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  Whether the candidate is able to develop a good working relationship with other board members and contribute to our board's working relationship with our senior management.

Audit Committee

        Immediately following the closing of this offering, we will establish an audit committee of our board of directors, which will consist of Mr. Montgomery, Mr. Mulroney and Mr. Quinn, each of whom has been determined to be "independent" as defined in Rule 10A-3 of the Exchange Act and the rules of the American Stock Exchange. The audit committee's duties, which are specified in our Audit Committee Charter, include, but are not limited to:

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  reviewing and discussing with management and the independent auditor the annual audited financial statements;

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  discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

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  discussing with management major risk assessment and risk management policies;

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  monitoring the independence of the independent auditor;

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  verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

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  reviewing and approving all related-party transactions;

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  inquiring and discussing with management our compliance with applicable laws and regulations;

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  pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

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  appointing or replacing the independent auditor;

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  determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

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  establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

        Prior to our completion of an initial business combination, the audit committee will also monitor compliance on a quarterly basis with the terms described below and the other material terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering.

        There will be no fees or other cash payments paid to our existing stockholders, officers, directors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of the initial business combination (regardless of the type of transaction that it is) other than:

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  repayment of a $225,000 loan that is non-interest bearing made to us by Mr. Hicks to cover operating expenses;

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  a payment of an aggregate of $10,000 per month to Hicks Holding Operating LLC, an affiliate of Mr. Hicks, for office space, secretarial and administrative services; and

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  reimbursements for any out-of-pocket expenses incurred in connection with actions on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations.

Financial Expert on Audit Committee

        The audit committee will at all times be composed exclusively of "independent directors" who, as required by the American Stock Exchange, are able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement.

        In addition, we must certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual's financial sophistication. The board of directors has determined that Mr. Quinn satisfies the American Stock Exchange's definition of financial sophistication and also qualifies as an "audit committee financial expert," as defined under rules and regulations of the SEC.

Code of Ethics and Committee Charters

        As of the date of this prospectus, we have adopted a code of ethics that applies to our officers, directors and employees and have filed copies of our code of ethics and our board committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC's web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a Current Report on Form 8-K.

Conflicts of Interest

        In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers has agreed, until the earliest of our initial business combination, our liquidation or such time as he or she ceases to be an officer, to present to our company for our consideration, prior to presentation to any other entity, any business opportunity with a fair market value of $200 million or more, subject to any relevant pre-existing fiduciary or contractual obligations he or she might have. Each of our officers, other than Thomas O. Hicks, Jr., and Mack H. Hicks currently have relevant pre-existing fiduciary duties that are discussed below.

        Thomas O. Hicks has relevant pre-existing fiduciary duties to Hicks Sports Group, which owns and operates the Texas Rangers baseball team and the Dallas Stars hockey team; Latrobe Specialty Steel Company, a specialty steel manufacturer; DirecPath, a provider of bundled DIRECTV programming, broadband voice and data services, security and other locally based services to multiple dwelling units; Ocular LCD, a designer, manufacturer and marketer of high-performance liquid crystal displays, modules and systems; Greatwide Logistics Services, a non-asset based provider of dedicated transportation, third-party logistics, warehouse/distribution and truckload brokerage solutions; River City Landscape Supply, a provider of bulk and bagged mulches, soils and decorative rocks and SafeMed, a provider of decision support systems for health care professionals.

        Certain of our officers who are employees of Hicks Holdings or Hicks Equity Partners also have pre-existing fiduciary duties to some of the above-referenced entities. Specifically, Joseph B. Armes has pre-existing fiduciary duties to Ocular LCD, DirecPath and River City Landscape Supply, Christina Weaver Vest has pre-existing fiduciary duties to Ocular LCD and SafeMed and Eric Neuman has pre-existing fiduciary duties to DirecPath. In addition, Ms. Vest has additional relevant pre-existing fiduciary duties to Sturm Foods, a global dry grocery manufacturer for both retail and food service industries, Mr. Neuman has additional pre-existing fiduciary duties to Persona Cable, a cable, television, internet and telecommunications provider in Canada and Urban Radio Communications, a radio broadcasting company, and both Ms. Vest and Mr. Neuman have pre-existing fiduciary duties to Fox Pan America Sports, LLC, an international sports programming and production company and Claxson Interactive Group, Inc., a media company that distributes Spanish and Portuguese language entertainment.

        In addition, Mr. Swartz has a contractual obligation to one of his former employers, Centex Corporation, that provides that he cannot participate in certain business activities for companies that build more than 3,000 residential home units per year or engage in related residential financial services. This may limit his ability to refer certain business opportunities to our company.

        Certain of our officers also have pre-existing fiduciary duties or contractual obligations to entities who are engaged in the energy industry as their principal business or whose principal business operations are conducted, and likely to be continued to be conducted, outside of the United States and Canada. Since we will not complete a business combination with an entity engaged in the energy industry as its principal business or whose principal business operations are conducted outside of the United States or Canada, we do not view any pre-existing fiduciary duties that are owed to such other entities as being relevant to business combinations that would be considered by us.

        In the event that any of the foregoing officers becomes aware of a relevant business combination opportunity that falls within the line of business of any of the foregoing entities, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us or, in the case of a noncompete obligation, possibly prohibited from referring such opportunity to us. We do not believe that any of the foregoing pre-existing fiduciary duties or contractual obligations will materially undermine our ability to consummate a business combination because the foregoing entities have specific industry focuses and even, within those industries, may have constraints on the size of acquisitions they would consider.

        None of our directors and executive officers have previously been involved in blank check companies. However, each of our principals may become involved with subsequent blank check companies similar to our company, although they have agreed in writing not to participate in the formation of, or become an officer or director of, any other blank check company until the closing of this offering. In addition, our officers and directors have agreed not to become involved with any blank check company that may complete a business combination with an entity other than an entity engaged in the energy industry as its principal business, or whose principal business operations are conducted outside of the United States or Canada, until we have entered into a definitive agreement regarding our initial business combination.

        Potential investors should also be aware of the following other potential conflicts of interest:

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  None of our officers and directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

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  In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management's other affiliations, see "—Directors and Executive Officers."

  •
  Our sponsor and Messrs. Cunningham, Montgomery, Mulroney and Quinn have purchased founder's shares and founder's warrants prior to the date of this prospectus and our sponsor will purchase sponsor warrants in a transaction that will close simultaneously with the closing of this offering. In addition, Mr. Hicks, who controls our sponsor, has committed to purchase, directly or through a controlled affiliate, co-investment shares and co-investment warrants upon the consummation of our initial business combination. If we do not complete our initial business combination within 24 months after the date of this prospectus, the proceeds of the sale of the sponsor warrants will become part of the distribution of the trust account to our public stockholders and the founder's warrants and the sponsor warrants will expire worthless. Additionally, our initial stockholders have agreed to waive their rights to participate in any liquidation distribution with respect to the founder's shares if we fail to consummate our initial business combination. With certain limited exceptions, the founder's shares, founder's warrants and sponsor warrants (including the common stock issuable upon exercise of the founders warrants and sponsor warrants) will not be transferable, assignable or salable by the sponsor and each of Messrs. Cunningham, Montgomery, Mulroney and Quinn, as applicable, until 180 days after completion of our initial business combination. Since Mr. Hicks, Mr. Armes, Mr. Neuman, Ms. Vest, Thomas O. Hicks, Jr., Mack H. Hicks and Mr. Swartz will indirectly own shares of our common stock or warrants through our sponsor and Messrs. Cunningham, Montgomery, Mulroney and Quinn own shares of our common stock directly, our officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effect a business combination.

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  Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors were included by a target business as a condition to any agreement with respect to a business combination.

        To minimize potential conflicts of interest, we will not consummate a business combination with an entity which is affiliated with our sponsor, officers or directors, including any businesses that are either portfolio companies of, or have otherwise received a material financial investment from, companies or funds affiliated with our sponsor, officers or directors. Furthermore, in no event will our sponsor or any of our existing officers or directors, or any entity with which they are affiliated, be paid any finder's fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination.

        In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

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  the corporation could financially undertake the opportunity;

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  the opportunity is within the corporation's line of business; and

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  it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

        Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Each of Messrs. Hicks, Armes, Neuman and Swartz, Ms. Vest, Thomas O. Hicks, Jr., and Mack H. Hicks is an officer, member or partner of Hicks Holdings LLC or Hicks Equity Partners LLC. In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers has agreed, until the earliest of our initial business combination, our liquidation or such time as he or she ceases to be an officer, to present to us for our consideration, prior to presentation to any other entity, any business opportunity with a fair market value of $200 million or more, subject to any pre-existing fiduciary or contractual obligations he or she might have. However, each of such persons will be required to offer all suitable business opportunities with a fair market value of less than $200 million for a business combination to Hicks Holdings or Hicks Equity Partners prior to presenting it to us.

        In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

        In connection with the vote required for any business combination, our initial stockholders have agreed to vote their founder's shares in accordance with the majority of the vote cast by the public stockholders and to vote any shares purchased during or after the offering held by it in favor of our initial business combination. In addition, our initial stockholders have agreed to vote all shares of our common stock owned by them in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a vote to approve our initial business combination and have also waived its rights to participate in any liquidation distribution with respect to the founder's shares.

Limitation on Liability and Indemnification of Directors and Officers

        Our amended and restated certificate of incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

        We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation. We believe that these provisions and agreements are necessary to attract qualified directors. Our amended and restated bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We will purchase a policy of directors' and officers' liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our directors and officers.

        These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

PRINCIPAL STOCKHOLDERS

        The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

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  each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

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  each of our officers and directors; and

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  all our officers and directors as a group.

        Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the sponsor warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

		Approximate Percentage of Outstanding Common Stock
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Before Offering	After Offering(1)
HH-HACI, L.P. (our sponsor) 100 Crescent Court, Suite 1200 Dallas, Texas 75201	11,270,000	98%	19.6%
Thomas O. Hicks(2) c/o Hicks Holdings LLC 100 Crescent Court, Suite 1200 Dallas, Texas 75201	11,270,000	98%	19.6	%(3)
William H. Cunningham P.O. Box E Austin, TX 78713	57,500	0.5%	0.1%
William A. Montgomery 100 Crescent Court, Suite 475 Dallas, Texas 75201	57,500	0.5%	0.1%
Brian Mulroney c/o Ogilvy Renault 1981 McGill College Avenue Montreal, Quebec Canada	57,500	0.5%	0.1%
William F. Quinn 4151 Amon Carter Blvd. Fort Worth, Texas 76155	57,500	0.5%	0.1%
All directors and executive officers as a group (eleven individuals)	11,500,000	100%	20.0%

(1)
Assumes no exercise of the over-allotment option and the resulting forfeiture of an aggregate of 1,500,000 founder's shares held by our initial stockholders.

(2)
Mr. Hicks is the sole member of HH-HACI GP, LLC, the general partner of our sponsor, and may be considered to have beneficial ownership of our sponsor's interests in us. Mr. Hicks disclaims beneficial ownership of any shares of our common stock in which he does not have a pecuniary interest.

(3)
Upon consummation of the co-investment, Mr. Hicks will beneficially own approximately 23% of our outstanding shares. All of the shares of our common stock that Mr. Hicks will be deemed to beneficially own will be owned either directly or indirectly through one or more of his affiliates.

        In March 2007, our sponsor purchased 10,000,000 founder's units (which was increased to 11,500,000 units through a stock split in July 2007) for an aggregate purchase price of $25,000, or $0.0025 per unit. Each founder's unit consisted of one founder's share and one founder's warrant. Mr. Hicks, our founder and chairman of the board, is the sole member of HH-HACI GP, the general partner of our sponsor. In addition, Mr. Hicks, Mr. Armes, our president, chief executive officer, chief financial officer and one of our directors, Mr. Neuman, a senior vice president of our company, Mr. Swartz, a senior vice president of our company, Ms. Vest, a senior vice president of our company, Thomas O. Hicks, Jr., our secretary and one of our vice presidents, and Mack H. Hicks, a vice president of our company, are each limited partners of our sponsor. In August 2007, our sponsor transferred an aggregate of 230,000 founder's units to William H. Cunningham, William A. Montgomery, Brian Mulroney and William F. Quinn, each of whom will be a member of our board of directors upon the closing of this offering.

        Immediately after this offering (assuming no exercise of the underwriters' over-allotment option), our initial stockholders will beneficially own 20% of the then issued and outstanding shares of our common stock. Because of this ownership block, they may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination. Mr. Hicks is required to purchase, pursuant to a written agreement with us, directly or through one of his controlled affiliates, 2,000,000 co-investment units immediately prior to our consummation of our initial business combination, which in no event will occur before the closing of a definitive business combination agreement and the approval of our initial business combination by a majority of our stockholders. If Mr. Hicks elects to make the co-investment through an entity, he will control such entity. Each co-investment unit will consist of one share of common stock and one warrant, for an aggregate purchase price of $20 million ($10.00 per unit). The business purpose of the co-investment is to provide further capital to us and demonstrate Mr. Hicks' further commitment to our completion of an advantageous business combination.

        To the extent the underwriters do not exercise the over-allotment option, up to an aggregate of 1,500,000 founder's units held by our initial stockholders will be subject to forfeiture. Our initial stockholders will be required to forfeit only a number of founder's units necessary to maintain our initial stockholder's 20% ownership interest in our common stock on a fully-diluted basis after giving effect to the offering and the exercise, if any, of the underwriters' over-allotment option.

        Our sponsor has entered into an agreement with us to purchase, at a price of $1.00 per warrant, sponsor warrants to purchase 7,000,000 shares of our common stock. Our sponsor is obligated to purchase such sponsor warrants from us simultaneously with the closing of this offering. The purchase price of the sponsor warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of our initial business combination. If we do not complete our initial business combination within 24 months after the date of this prospectus, the proceeds of the sale of the sponsor warrants will become part of the distribution of the trust account to our public stockholders and the sponsor warrants will expire worthless. The sponsor warrants are subject to the transfer restrictions described below. The sponsor warrants will not be redeemable by us so long as they are held by our sponsor or its permitted transferees. If the sponsor warrants are held by holders other than the sponsor or its permitted transferees, the sponsor warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering. The sponsor warrants may also be exercised by the sponsor or its permitted transferees on a cashless basis. Otherwise, the sponsor warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

Transfers of Common Stock and Warrants by our Initial Stockholders and Mr. Hicks

        The founder's shares, founder's warrants, sponsor warrants and any shares of common stock and warrants purchased in the offering or issued upon exercise of the founder's warrants or sponsor's warrants are each subject to transfer restrictions pursuant to lockup provisions in the letter agreements with us and the underwriters to be entered into by our initial stockholders and Mr. Hicks. Those lockup provisions provide that such securities are not transferable or salable until 180 days after the completion of our initial business combination, except (i) to our officers or directors, any affiliates or family members of any of our officers or directors or any affiliates of our sponsor, (ii) in the case of an initial stockholder (other than our sponsor), by gift to a member of the initial stockholder's immediate family or to a trust, the beneficiary of which is a member of the initial stockholder's immediate family, an affiliate of the initial stockholder or to a charitable organization, (iii) in the case of an initial stockholder (other than our sponsor) by virtue of the laws of descent and distribution upon death of the initial stockholder (other than our sponsor), (iv) with respect to our sponsor by virtue of the laws of the state of Delaware or our sponsor's limited partnership agreement upon dissolution of our sponsor; (v) in the case of an initial stockholder (other than our sponsor) pursuant to a qualified domestic relations order; (vi) in the event of our liquidation prior to our completion of our initial business combination or (vii) in the event of our consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummation of our initial business combination; provided, however, that these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

        The co-investment purchase agreement between us and Mr. Hicks provides that the co-investment shares and co-investment warrants comprising the co-investment units are not transferable, assignable or salable until 180 days after the completion of our initial business combination, except (i) to our officers or directors, any affiliates or family members of any of our officers or directors or any affiliates of our sponsor, (ii) in the case of Mr. Hicks, by gift to a member of Mr. Hicks' immediate family or to a trust, the beneficiary of which is a member of Mr. Hicks' immediate family, an affiliate of Mr. Hicks, or to a charitable organization, (iii) by virtue of the laws of descent and distribution upon death of Mr. Hicks, (iv) in the case of any controlled affiliate who purchases the co-investment units, by virtue of the laws of such entity's state of organization or its organizational documents upon its dissolution; (v) in the case of Mr. Hicks, pursuant to a qualified domestic relations order; or (vi) in the event of our consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummation of our initial business combination; provided, however, that these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions). Our sponsor's limited partnership agreement provides that its partnership interests may only be transferred to officers or directors of the Company or other persons affiliated with our sponsor, or in connection with estate planning transfers.

        In addition, in connection with the vote required to approve a initial business combination, initial stockholders have agreed to vote the founder's shares in the same manner as a majority of the public stockholders and will vote any shares acquired by them in the offering or the after market in favor of our initial business combination. As a result, our initial stockholders will not be able to exercise conversion rights with respect to the founder's shares. In addition, our initial stockholders have agreed to vote all shares of the company's common stock owned by them in favor of an amendment to our amended and restated certificate of incorporation to provide for our pertetual existence in connection with a vote to approve our business combination and have waived their rights to participate in any liquidation distribution with respect to the founder's shares if we fail to consummate an initial business combination.

Registration Rights

        Our inital stockholders and the purchaser of the co-investment shares and co-investment warrants, will hold registration rights to require us to register a sale of any of our securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. These stockholders will be entitled to make up to three demands that we register such securities for sale under the Securities Act. In addition, these stockholders will have "piggy-back" registration rights to include their securities in other registration statements filed by us. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs 180 days after the completion of our initial business combination. We will bear the costs and expenses of filing any such registration statements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In March 2007, we issued an aggregate of 10,000,000 founder's units (which was increased to 11,500,000 units in July 2007 through a stock split approved by our board of directors) to our sponsor, for an aggregate purchase price of $25,000 in cash, or $0.0025 per unit. In August 2007, our sponsor transferred an aggregate of 230,000 founder's units to William H. Cunningham, William A. Montgomery, Brian Mulroney and William F. Quinn, each of whom will be a member of our board of directors upon the consummation of this offering. If the underwriters determine the size of the offering should be increased, a stock dividend would be effectuated in order to maintain the ownership represented by the founder's units at the same percentage, as was the case before the stock split.

        If the underwriters do not exercise all or a portion of their over-allotment option, our initial stockholders have agreed, pursuant to a written agreement with us, that they will forfeit up to an aggregate of 1,500,000 founder's units in proportion to the portion of the over-allotment option that was not exercised. If such units are forfeited, we would record the aggregate fair value of the units forfeited and reacquired to treasury stock and a corresponding credit to additional paid-in capital based on the difference between the fair market value of the forfeited units and the price paid to us for such forfeited units (which would be an aggregate total of approximately $3,300 for all 1,500,000 units). Upon receipt, such forfeited units would then be immediately cancelled, which would result in the retirement of the treasury stock and a corresponding charge to additional paid-in capital.

        Each founder's unit consists of one share of common stock, which we refer to as a founder's share, and one warrant to purchase one share of common stock, which we refer to as a founder's warrant. Thomas O. Hicks, our founder and chairman of the board, is the sole member of HH-HACI GP, LLC, the general partner of our sponsor. Each of our executive officers is also a limited partner of our sponsor.

        Our sponsor has also committed, pursuant to a written subscription agreement with us, to purchase 7,000,000 warrants, which we refer to as sponsor warrants, from us in a private placement to take place simultaneously with the closing of this offering. Each sponsor warrant entitles the holder to purchase one share of our common stock. Our sponsor has agreed that the sponsor warrants (including the common stock issuable upon exercise of the sponsor warrants) will not, subject to certain limited exceptions, be transferred, assigned or sold by it until 180 days after the completion of our initial business combination.

        Pursuant to a written agreement with us, Mr. Hicks is required to purchase from us, directly or through a controlled affiliate, in a private placement that will occur immediately prior to our consummation of our initial business combination, 2,000,000 co-investment units at a price of $10.00 per unit for an aggregate purchase price of $20 million. If Mr. Hicks elects to make the co-investment through an entity, he will control such entity. The co-investment units will be identical to the units sold in this offering, except that (i) the co-investment warrants will not be redeemable by us so long as they are held by Mr. Hicks, any relevant controlled affiliate of Mr. Hicks who purchases the co-investment units or their permitted transferees, and (ii) with certain limited exceptions, the co-investment shares and co-investment warrants (including the common stock issuable upon exercise of the co-investment warrants) may not be transferred, assigned or sold until 180 days after the completion of our initial business combination. However, the proceeds from the sale of the co-investment units will not be deposited into the trust account that holds the proceeds from this offering and the sale of the sponsor warrants, and the proceeds will not be available for distribution to our public stockholders in the event of a liquidation of the trust account, or upon conversion of shares held by public stockholders. Instead, the proceeds from the sale of the co-investment units will be used for general corporate purposes and will be received by us immediately after our consummation of our initial business combination, which will not occur until after the signing of a definitive initial business combination agreement and the approval of our initial business combination by a majority of our stockholders. In addition, the co-investment warrants will not be redeemable by us so long as they are held by Thomas O. Hicks, the relevant controlled affiliate or their permitted transferees, and the co-investment shares or co-investment warrants (including the common stock issuable upon exercise of the co-investment warrants) may not, with certain limited exceptions, be transferred, assigned or sold until 180 days after the completion of our initial business combination. The business purpose of the co-investment is to provide additional capital to us and demonstrate Mr. Hicks' further commitment to our completion of an advantageous business combination. In the event that the co-investment units are not purchased immediately prior to our consummation of our initial business combination, our sponsor has agreed to sell, and we have agreed to purchase, its founder's shares and founder's warrants for an aggregate repurchase price of $1,000 pursuant to a written agreement between Mr. Hicks, our sponsor and us. The purpose of this agreement is to augment Mr. Hick's contractual commitment to purchase the co-investment units with an additional incentive to make the co-investment.

        Each of Messrs. Hicks, Armes, Neuman and Swartz, Ms. Vest, Thomas O. Hicks, Jr., and Mack H. Hicks is an officer, member or partner of Hicks Holdings LLC or Hicks Equity Partners LLC. In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers has agreed, until the earliest of our completion of our initial business combination, our liquidation or such time as he or she ceases to be an officer, to present to our company for our consideration, prior to presentation to any other entity, any business opportunity with a fair market value of $200 million or more, subject to any pre-existing fiduciary or contractual obligations he or she might have. In the event that any of our officers becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. However, each of those officers will be required to offer all suitable business opportunities with a fair market value less than $200 million for a business combination to Hicks Holdings or Hicks Equity Partners prior to presenting it to us. As more fully discussed in "Management—Conflicts of Interest" on page 85, in the event that any of our officers becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to us. Each of our officers, other than Thomas O. Hicks, Jr., and Mack Hicks currently have certain relevant fiduciary duties or contractual obligations which may take priority over their duties to us.

        Hicks Holdings Operating LLC, an entity controlled by Thomas O. Hicks, our founder and chairman of the board, has agreed to, from the date of the closing of this offering through the earlier of our consummation of a business combination or our liquidation, make available to us office space and certain office and secretarial services, as we may require from time to time. We have agreed to pay Hicks Holdings Operating $10,000 per month for these services. However, this arrangement is solely for our benefit and is not intended to provide Mr. Hicks compensation in lieu of salary. We believe, based on rents and fees for similar services in the Dallas metropolitan area, that the fee charged by Hicks Holdings Operating is at least as favorable as we could have obtained from an unaffiliated person.

        As of the date of this prospectus, Mr. Hicks has also advanced to us an aggregate of $225,000 to cover expenses related to this offering. This loan will be payable without interest on the earlier of December 31, 2007 or the closing of this offering. We intend to repay this loan from the proceeds of this offering not placed in trust.

        Other than the $10,000 per-month administrative fee paid to Hicks Holdings Operating and reimbursement of any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, no compensation or fees of any kind, including finder's fees, consulting fees or other similar compensation, will be paid to our sponsor, officers or directors, or to any of their respective affiliates, prior to or with respect to our initial business combination (regardless of the type of transaction that it is).

        After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider our initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation.

        All ongoing and future transactions between us and any member of our management team or his or her respective affiliates, including loans by members of our management team, will be on terms believed by us at that time, based upon other similar arrangements known to us, to be no less favorable to us than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by our audit committee which will have access, at our expense, to our attorneys or independent legal counsel. It is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from such unaffiliated third parties. If a transaction with an affiliated third party were found to be on terms less favorable to us than with an unaffiliated third party, we would not engage in such transaction.

        We have entered into a registration rights agreement with respect to the founder's shares, founder's warrants, sponsor warrants, co-investment shares and co-investment warrants, which is described under the heading "Principal Stockholders—Registration Rights" on page 92.

DESCRIPTION OF SECURITIES

        Our authorized capital stock consists of 225,000,000 shares of common stock, $0.0001 par value, and 1,000,000 shares of undesignated preferred stock, $0.0001 par value. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our amended and restated certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of the Delaware General Corporation Law.

Units

        Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants comprising the units will begin separate trading on the 45th day following the date of this prospectus unless Citigroup Global Markets Inc. informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin.

        In no event will the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering, which is anticipated to take place three business days after the date of this prospectus. The audited balance sheet will include proceeds we received from the exercise of the over-allotment option if such option is exercised prior to the filing of the Current Report on Form 8-K. If the underwriters' over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters' over-allotment option.

Common Stock

        As of the date of this prospectus, there were 11,500,000 shares of our common stock outstanding, all of which were held of record by our sponsor and William H. Cunningham, William A. Montgomery, Brian Mulroney and William F. Quinn, each of whom will be a member of our board of directors upon the closing of this offering. This includes an aggregate of 1,500,000 shares of common stock subject to forfeiture by our initial stockholders to the extent that the underwriters' over-allotment option is not exercised in full so that our initial stockholders will collectively own 20% of our issued and outstanding shares after this offering (assuming none of our initial stockholders purchase units in this offering). Mr. Hicks, our founder and chairman of the board, is the sole member of HH-HACI GP, LLC, the general partner of our sponsor. In addition, Mr. Hicks, Mr. Armes, our president, chief executive officer, chief financial officer and one of our directors, Mr. Neuman, a senior vice president of our company, Mr. Swartz, a senior vice president of our company, Ms. Vest, a senior vice president of our company, Thomas O. Hicks, Jr., our secretary and one of our vice presidents, and Mack H. Hicks, a vice president of our company, are each limited partners of our sponsor. Upon closing of this offering, 50,000,000 shares of our common stock will be outstanding (assuming no exercise of the underwriters' over-allotment option). Holders of common stock will have exclusive voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our amended and restated certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Holders of record of shares of common stock will be entitled to one vote per share on matters to be voted on by stockholders and also will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefore.

        Our amended and restated certificate of incorporation prohibits us from issuing new shares of common stock prior to our initial business combination. Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

        Our amended and restated certificate of incorporation, which we intend to adopt prior to the closing of this offering, contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

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  upon closing of this offering, $390 million, or approximately $447.7 million if the underwriters' over-allotment option is exercised in full (including $7 million from the sale of the sponsor warrants and $12.6 million in deferred underwriting commissions or approximately $14.5 million if the underwriters over-allotment option is exercised in full) will be placed into the trust account;

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  we shall submit any proposed business combination to our stockholders for approval prior to consummating our initial business combination;

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  our public stockholders will have the right to convert their shares of common stock into cash in accordance with the conversion rights described below;

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  public stockholders who exercise their conversion rights and vote against our initial business combination may convert their shares into a pro rata share of the aggregate amount then on deposit in the trust account;

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  we will consummate an initial business combination only if it has a fair market value equal to at least 80% of the initial amount held in trust (excluding deferred underwriting commissions of $12.6 million or approximately $14.5 million if the underwriters' over-allotment option is exercised in full);

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  we may not consummate any business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction prior to our initial business combination;

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  prior to our initial business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock sold in this offering on a business combination;

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  we will consummate our initial business combination only if (i) the business combination is approved by a majority of votes cast by our public stockholders at a duly held stockholders meeting or by a written consent of a majority of our outstanding shares of common stock, (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock, (iii) public stockholders owning no more than 30% (minus one share) of our outstanding shares of common stock sold in the offering both vote against the business combination and exercise their conversion rights, and (iv) we have confirmed that we have sufficient cash resources to pay both (x) the consideration required to close our initial business combination, and (y) the cash due to public stockholders who vote against the business combination and who exercise their conversion rights;

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  if we do not consummate our initial business combination within 24 months after the date of this prospectus, our corporate purposes and powers will immediately thereupon be limited to acts and activities related to liquidating and winding up our affairs, including liquidation, and we will not be able to engage in any other business activities; and

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  if we are forced to liquidate prior to a business combination, our public stockholders will be entitled to share ratably in the funds in the trust account, including any interest, and any net assets remaining available for distribution to them after payment of our liabilities.

        Our amended and restated certificate of incorporation requires that we obtain the vote of our board of directors and the unanimous consent of the holders of all of our outstanding shares of common stock at a meeting of stockholders, to amend the above-described provisions.

        In connection with the vote required for consummating our initial business combination, our initial stockholders will vote (i) the founder's shares in accordance with the votes constituting the majority of the votes cast by our public stockholders, (ii) any shares acquired in the offering or the after market in favor of our initial business combination and (iii) all shares of the company owned by them in favor of an amendment to our amended and restated certificate of incorporation providing for our perpetual existence. In addition, our initial stockholders will not be able to exercise conversion rights with respect to the 11,500,000 founder's shares. In connection with the vote required for any business combination, a majority of our issued and outstanding common stock (whether or not held by public stockholders) will constitute a quorum. If any other matters are voted on by our stockholders at an annual or special meeting, our sponsor may vote all its shares, whenever acquired, as it sees fit.

        If we do not consummate our initial business combination within 24 months after the date of this prospectus, our corporate existence will automatically cease except for the purposes of winding up our affairs and liquidating. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to obtain formal stockholder approval of our dissolution and liquidation and to file a certificate of dissolution with the Delaware Secretary of State. At the time we submit a proposed initial business combination to our stockholders for approval, we will also submit to them a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing these limitations on our corporate existence. The approval of the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence will require the affirmative vote of a majority of our outstanding shares of common stock.

        The underwriters have agreed to waive their rights to their deferred underwriting commission held in the trust account in the event of our failure to consummate our initial business combination within 24 months after the date of this prospectus and in such event such amounts will be included within the amounts of the funds held in the trust account that will be available for distribution to the public stockholders. Our initial stockholders has agreed to waive their rights to participate in any distribution of the funds held in the trust account if we fail to consummate our initial business combination within 24 months after the date of this prospectus, but only with respect to the founder's shares, and in such event the founder's warrants will expire worthless. Additionally, if we fail to consummate our initial business combination within 24 months, the sponsor warrants will also expire worthless.

        Our stockholders have no repurchase, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have conversion rights in conjunction with stockholder approval of our initial business combination. If our initial business combination is approved and completed, public stockholders who vote against such business combination will be entitled to exercise their conversion rights or maintain their interest in us.

        The payment of dividends, if ever, on the common stock will be subject to the prior payment of dividends on any outstanding preferred stock, of which there is currently none.

  Founder's Shares and Co-Investment Shares

        Holders of the founder's shares have the same stockholder rights as public stockholders, except that holders of founder's shares (i) will not participate in the distribution of the trust account in the event we fail to complete a business combination within 24 months after the date of this prospectus, and (ii) are not entitled to conversion rights in the event of a business combination. Holders of co-investment shares are entitled to the same rights as public stockholders.

        With certain limited exceptions, the founder shares and co-investment shares are not transferable, assignable or salable until 180 days after the completion of our initial business combination (except to our officers and directors and other persons or entities affiliated with the sponsor, each of whom will be subject to the same transfer restrictions).

Preferred Stock

        Our amended and restated certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering. Notwithstanding the foregoing, our amended and restated certificate of incorporation prohibits us from issuing shares of preferred stock prior to our initial business combination, except in connection with the consummation of our initial business combination that has been approved by a majority of our stockholders.

Warrants

  Public Stockholders' Warrants

        Each warrant entitles the registered holder to purchase one share of our common stock at a price of $7.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the date of this prospectus or the completion of our initial business combination.

        However, the warrants will be exercisable only if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current. The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York time, or earlier upon redemption.

        Once the warrants become exercisable, we may call the warrants for redemption:

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  in whole and not in part;

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  at a price of $0.01 per warrant;

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  upon not less than 30 days' prior written notice of redemption to each warrant holder; and

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  if, and only if, the reported last sale price of the common stock on the American Stock Exchange equals or exceeds $13.75 per share for any 20 trading days within a 30 trading day period ending three business days before we send to the notice of redemption to the warrant holders.

        We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $13.75 redemption trigger price as well as the $7.50 warrant exercise price after the redemption notice is issued.

        If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a "cashless basis." If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the "fair market value" (defined below) by (y) the fair market value. The "fair market value" shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the "fair market value" in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after a business combination. If we call our warrants for redemption and our management does not take advantage of this option, our initial stockholders, Mr. Hicks and their respective transferees would still be entitled to exercise their founder's warrants and sponsor warrants, as applicable, for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

        The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, stock split, extraordinary dividend, or our recapitalization, reorganization, merger or consolidation. However, the exercise price and number of shares of common stock issuable on exercise of the warrants will not be adjusted for issuances of common stock at a price below the warrant exercise price.

        The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

        The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

        The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

        No warrants will be exercisable unless at the time of exercise a prospectus relating to the common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. We are not registering the shares of common stock issuable upon exercise of the warrants at this time. However, under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to file a registration statement covering such shares and maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

        No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

  Founder's Warrants, Sponsor Warrants and Co-investment Warrants

        The founder's warrants are identical to the warrants included in the units being sold in this offering, except that such warrants:

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  are subject to the transfer restrictions described below;

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  the founder's warrants are not redeemable by us so long as they are held by our initial stockholders or their permitted transferees;

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  may not be exercised unless and until (i) the last sale price of our common stock equals or exceeds $13.75 for any 20 days within any 30 trading day period beginning 90 days after our initial business combination and (ii) there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants; and

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  may be exercised at the option of the holder on a cashless basis.

        If the founder's warrants are held by holders other than the initial stockholders or their permitted transferees, the founder's warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

        The sponsor warrants (including the common stock issuable upon exercise of the sponsor warrants) will not be transferable, assignable or salable until 180 days after the completion of our initial business combination (except, among other limited exceptions as described under "Principal Stockholders—Transfers of Common Stock and Warrants by Our Initial Stockholders and Mr. Hicks," to our officers and directors and other persons or entities affiliated with the sponsor) and they will not be redeemable by us so long as they are held by the sponsor or its permitted transferees. Otherwise, the sponsor warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering, except that such warrants may be exercised by the holders on a cashless basis. If the sponsor warrants are held by holders other than the sponsor or its permitted transferees, the sponsor warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

        If holders of the founder's warrants or the sponsor warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the "fair market value" (defined below) by (y) the fair market value. The "fair market value" shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by our initial stockholders, Mr. Hicks or their affiliates and permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate. The founder's warrants are subject to different restrictions on exercise from the warrants being sold in this offering, the co-investment warrants, or the sponsor warrants. The founder's warrants may not be exercised unless and until (i) the last sale price of our common stock equals or exceeds $13.75 for any 20 days within any 30 trading day period beginning 90 days after our initial business combination and (ii) there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants.

        Our initial stockholders and Mr. Hicks have agreed not to transfer, assign or sell any of the founder's warrants, sponsor warrants and co-investment warrants (including the common stock issuable upon exercise of any of these warrants) until the date that is 180 days after the date we complete our initial business combination, except that, among other limited exceptions as described under "Principal Stockholders—Transfers of Common Stock and Warrants by our Initial Stockholders and Mr. Hicks" transfers can be made to our officers and directors and other persons or entities affiliated with the sponsor. The co-investment warrants will be identical to the warrants sold in this offering except that (i) they will not be redeemable by us so long as they are held by Thomas O. Hicks, any relevant controlled affiliate of Mr. Hicks who purchases the co-investment units or their permitted transferees and (ii) they are subject to the transfer restrictions described above. The proceeds of the sale of the co-investment units will not be deposited into the trust account and will not be available for distribution to our public stockholders in the event of a liquidation of the trust account, or upon conversion of shares held by public stockholders.

        In addition, our initial stockholders and Mr. Hicks (or any controlled affiliate of Mr. Hicks that purchases the co-investment shares and co-investment warrants) are entitled to registration rights with respect to the founder's warrants, sponsor warrants and co-investment warrants under a registration rights agreement to be signed on or before the date of this prospectus.

Dividends

        We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to completion of our initial business combination. The payment of dividends in the future will depend on our revenues and earnings, if any, capital requirements and general financial condition after a business combination is completed. The payment of any dividends subsequent to our initial business combination or the distribution in full of the trust account will be within the discretion of our then-board of directors. It is the present intention of our board of directors to retain any earnings for use in our business operations and, accordingly, we do not anticipate the board declaring any dividends in the foreseeable future. Further, any credit agreements we enter into in connection with a business combination may restrict or prohibit payment of dividends.

Our Transfer Agent and Warrant Agent

        The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and Bylaws

  Staggered board of directors

        Our amended and restated certificate of incorporation provides that our board of directors will be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

  No action by stockholders without a meeting

        Our amended and restated certificate of incorporation and bylaws prohibit stockholders from taking action other than by a duly convened meeting of the stockholders after the consummation of this initial public offering.

  Special meeting of stockholders

        Our amended and restated bylaws provide that special meetings of our stockholders may be called only by our chairman or president, or our board pursuant to a resolution adopted by a majority of the Whole Board. "Whole Board" shall mean the total number of directors our board would have if there were no vacancies on the board.

  Advance notice requirements for stockholder proposals and director nominations

        Our amended and restated bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder's notice will need to be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting of stockholders. For the first annual meeting of stockholders after the closing of this offering, a stockholder's notice shall be timely if delivered to our principal executive offices not later than the 90th day prior to the scheduled date of the annual meeting of stockholders or the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our amended and restated bylaws also specify certain requirements as to the form and content of a stockholders' meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

  Authorized but unissued shares

        Our authorized but unissued shares of common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Securities Eligible for Future Sale

        Immediately after this offering (assuming no exercise of the underwriters' over-allotment option and the forfeiture of 1,500,000 founder's units held by our initial stockholders) we will have 50,000,000 shares of common stock outstanding. Of these shares, the 40,000,000 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 10,000,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

  Rule 144

        In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

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  1% of the total number of shares of common stock then outstanding, which will equal 500,000 shares immediately after this offering (or 560,000 if the underwriters exercise their over-allotment option); or

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  the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

        Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

  Rule 144(k)

        Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

  SEC position on Rule 144 sales

        The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after an initial business combination, would act as "underwriters" under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 would not be available for resale transactions despite technical compliance with the requirements of Rule 144, and such securities can be resold only through a registered offering.

  Registration rights

        The holders of the founder's shares, founder's warrants, sponsor warrants, co-investment shares and co-investment warrants (and any shares of common stock issuable upon the exercise of any of the foregoing) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to three demands that we register such securities. The holders of a majority of these securities can elect to exercise these registration rights at any time after we consummate an initial business combination. In addition, the holders have certain "piggy-back" registration rights with respect to registration statements filed subsequent to our consummation of an initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing

        We have applied to have our units listed on the American Stock Exchange under the symbol "TOH.U" and, once the common stock and warrants begin separate trading, to have our common stock and warrants listed on the American Stock Exchange under the symbols "TOH" and "TOH.WS," respectively.

        Based upon the proposed terms of this offering, after giving effect to this offering we expect to meet the minimum initial listing standards set forth in Section 101(c) of the American Stock Exchange Company Guide, which consist of the following:

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  Stockholders equity of at least $4.0 million;

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  Total market capitalization of at least $50.0 million;

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  Aggregate market value of publicly held shares of at least $15.0 million;

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  Minimum public distribution of at least 1,000,000 units with a minimum of 400 public holders; and

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  a minimum market price of $2.00 per unit.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

        This is a general summary of the material U.S. federal tax consequences of the acquisition, ownership and disposition of our units, common stock and warrants, which we refer to collectively as our securities, purchased pursuant to this offering. This discussion assumes that public stockholders will hold our securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). This discussion does not address all aspects of U.S. federal taxation that may be relevant to a public stockholder in light of such public stockholder's particular circumstances. In addition, this discussion does not address (i) U.S. gift or estate tax laws except to the limited extent set forth below, (ii) state, local or foreign tax consequences, (iii) the special tax rules that may apply to certain public stockholders, including without limitation banks, insurance companies, financial institutions, broker-dealers, taxpayers that have elected mark-to-market accounting, taxpayers subject to the alternative minimum tax provisions of the Code, tax-exempt entities, regulated investment companies, real estate investment trusts, taxpayers whose functional currency is not the U.S. dollar, or U.S. expatriates or former long-term residents of the United States, or (iv) the special tax rules that may apply to a public stockholder that acquires, holds, or disposes of our securities as part of a straddle, hedge, wash sale (except to the limited extent described below), constructive sale or conversion transaction or other integrated investment. Additionally, this discussion does not consider the tax treatment of partnerships (including entities treated as partnerships for U.S. federal tax purposes) or other pass-through entities or persons who hold our securities through such entities. The tax treatment of a partnership and each partner thereof will generally depend upon the status and activities of the partnership and such partner. Thus, partnerships, other pass-through entities and persons holding our securities through such entities should consult their own tax advisors.

        This discussion is based on current provisions of the Code, U.S. Treasury regulations promulgated under the Code, judicial opinions, and published rulings and procedures of the United States Internal Revenue Service ("IRS"), all as in effect on the date of this prospectus and all of which are subject to change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed below, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.

        As used in this "Material U.S. Federal Tax Considerations" section only, the term "U.S. Person" means a person that is, for U.S. federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any State thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a U.S. Person. As used in this discussion, the term "U.S. holder" means a beneficial owner of our securities that is a U.S. Person and the term "non-U.S. holder" means a beneficial owner of our securities (other than an entity that is treated as a partnership or as a disregarded entity for U.S. federal income tax purposes) that is not a U.S. Person.

        This discussion is only a summary of material U.S. federal income and estate tax consequences of the acquisition, ownership and disposition of our securities. Each prospective investor is urged to consult its own tax advisors with respect to the U.S. federal, state, local and foreign tax consequences to such investor of the acquisition, ownership and disposition of our securities.

  General

        There is no authority addressing the treatment, for U.S. federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, that treatment is not entirely clear. Each unit should be treated for U.S. federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock. Each holder of a unit must allocate the purchase price paid by such holder for such unit between the share of common stock and the warrant based on their respective relative fair market values. A holder's initial tax basis in the common stock and the warrant included in each unit should equal the portion of the purchase price of the unit allocated thereto.

        The foregoing treatment of the common stock and warrants and a holder's purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the U.S. federal, state, local and any foreign tax consequences of an investment in a unit (including alternative characterizations of a unit). Unless otherwise stated, the following discussions are based on the assumption that the characterization of the common stock and warrants and the allocation described above are accepted for U.S. federal tax purposes.

  U.S. Holders

  Taxation of Distributions

        If we pay cash distributions to U.S. holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder's adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under "U.S. Holders—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock" below.

        Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder generally will constitute "qualified dividends" that will be subject to tax at the maximum tax rate accorded to capital gains for tax years beginning on or before December 31, 2010, after which the rate applicable to dividends is currently scheduled to return to the tax rate generally applicable to ordinary income. It is unclear whether the conversion rights with respect to the common stock, described above under "Proposed Business—Effecting a Business Combination—Conversion rights", may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

  Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock

        In general, a U.S. holder must treat any gain or loss recognized upon a sale, exchange or other taxable disposition of our common stock (which would include a dissolution and liquidation in the event we do not consummate an initial business combination within the required timeframe) as capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the U.S. holder's holding period for the common stock so disposed of exceeds one year. There is substantial uncertainty, however, as to whether the conversion rights with respect to the common stock, described above under "Proposed Business—Effecting a Business Combination—Conversion rights", may suspend the running of the applicable holding period for this purpose. In general, a U.S. holder will recognize gain or loss in an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the common stock is held as part of a unit at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the common stock based upon the then fair market values of the common stock and the warrant included in the unit) and (ii) the U.S. holder's adjusted tax basis in its common stock so disposed of. A U.S. holder's adjusted tax basis in its common stock generally will equal the U.S. holder's acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to a share of common stock) less any prior return of capital. Long-term capital gain realized by a non-corporate U.S. holder generally will be subject to a maximum rate of 15 percent for tax years beginning on or before December 31, 2010, after which the maximum long-term capital gains rate is scheduled to increase to 20 percent. The deduction of capital losses is subject to limitations, as is the deduction for losses realized upon a taxable disposition by a U.S. holder of our common stock (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities.

  Conversion of Common Stock

        In the event that a U.S. holder converts our common stock into a right to receive cash pursuant to the exercise of a conversion right, the transaction will be treated for U.S. federal income tax purposes as a redemption of the common stock. If that redemption qualifies as a sale of common stock by the U.S. holder under Section 302 of the Code, the U.S. holder will be treated as described under "U.S. Holders—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock" above. If that redemption does not qualify as a sale of common stock under Section 302 of the Code, the U.S. holder will be treated as receiving a corporate distribution with the tax consequences described below. Whether that redemption qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the U.S. holder (including any stock constructively owned by the U.S. holder as a result of, among other things, owning warrants). The conversion of common stock generally will be treated as a sale or exchange of the common stock (rather than as a corporate distribution) if the receipt of cash upon the conversion (i) is "substantially disproportionate" with respect to the U.S. holder, (ii) results in a "complete termination" of the U.S. holder's interest in us or (iii) is "not essentially equivalent to a dividend" with respect to the U.S. holder. These tests are explained more fully below.

        In determining whether any of the foregoing tests are satisfied, a U.S. holder takes into account not only stock actually owned by the U.S. holder, but also shares of our stock that are constructively owned by it. A U.S. holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any stock the U.S. holder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately following the conversion of common stock must, among other requirements, be less than 80 percent of the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately before the conversion. There will be a complete termination of a U.S. holder's interest if either (i) all of the shares of our stock actually and constructively owned by the U.S. holder are converted or (ii) all of the shares of our stock actually owned by the U.S. holder are converted and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. holder does not constructively own any other stock. The conversion of the common stock will not be essentially equivalent to a dividend if a U.S. holder's conversion results in a "meaningful reduction" of the U.S. holder's proportionate interest in us. Whether the conversion will result in a meaningful reduction in a U.S. holder's proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a "meaningful reduction." A U.S. holder should consult with its own tax advisors as to the tax consequences of an exercise of the conversion right.

        If none of the foregoing tests are satisfied, then the conversion will be treated as a corporate distribution and the tax effects will be as described under "U.S. Holders—Taxation of Distributions", above. After the application of those rules, any remaining tax basis of the U.S. holder in the converted common stock will be added to the U.S. holder's adjusted tax basis in its remaining stock, or, if it has none, to the U.S. holder's adjusted tax basis in its warrants or possibly in other stock constructively owned by it.

        U.S. holders who actually or constructively own 5 percent or more of our stock (by vote or value) may be subject to special reporting requirements with respect to a conversion of common stock, and such holders should consult with their own tax advisors in that regard.

  Exercise of a Warrant

        Except as discussed below with respect to the cashless exercise of a warrant, a U.S. holder will not be required to recognize taxable gain or loss upon exercise of a warrant. The U.S. holder's tax basis in the share of our common stock received upon exercise of the warrant generally will be an amount equal to the sum of the U.S. holder's initial investment in the warrant (i.e., the portion of the U.S. holder's purchase price for a unit that is allocated to the warrant, as described above under "—General") and the exercise price (i.e., $7.50 per share of our common stock, subject to adjustment as described in this prospectus). The U.S. holder's holding period for the share of our common stock received upon exercise of the warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the warrant and will not include the period during which the U.S. holder held the warrant.

        The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder's basis in the common stock received would equal the holder's basis in the warrant. If the cashless exercise were treated as not being a gain realization event, a U.S. holder's holding period in the common stock would be treated as commencing on the date following the date of exercise of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the common stock would include the holding period of the warrant.

        It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered warrants equal to the number of common shares having a value equal to the exercise price for the total number of warrants to be exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the common stock represented by the warrants deemed surrendered and the U.S. holder's tax basis in the warrants deemed surrendered. In this case, a U.S. holder's tax basis in the common stock received would equal the sum of the fair market value of the common stock represented by the warrants deemed surrendered and the U.S. holder's tax basis in the warrants exercised. A U.S. holder's holding period for the common stock would commence on the date following the date of exercise of the warrant.

        Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

  Sale, Exchange, Redemption or Expiration of a Warrant

        Upon a sale, exchange (other than by exercise), redemption, or expiration of a warrant, a U.S. holder will be required to recognize taxable gain or loss in an amount equal to the difference between (i) the amount realized upon such disposition or expiration (or, if the warrant is held as part of a unit at the time of the disposition of the unit, the portion of the amount realized on such disposition that is allocated to the warrant based on the then fair market values of the warrant and the common stock included in the unit) and (ii) the U.S. holder's tax basis in the warrant (that is, as discussed above, the portion of the U.S. holder's purchase price for a unit that is allocated to the warrant, as described above under "—General"). Such gain or loss would generally be treated as long-term capital gain or loss if the warrant was held by the U.S. holder for more than one year at the time of such disposition or expiration. As discussed above, the deductibility of capital losses is subject to certain limitations, as is the deduction for losses upon a taxable disposition by a U.S. holder of a warrant (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities.

  Non-U.S. Holders

  Taxation of Distributions

        In general, any distributions we make to a non-U.S. holder of shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), generally will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. holder's conduct of a trade or business within the United States, we generally will be required to withhold tax from the gross amount of the dividend at a rate of thirty percent (30 percent), unless such non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. holder's adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the non-U.S. holder's adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under "Non-U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants" below. In addition, if we determine that we are likely to be classified as a "United States real property holding corporation" (see "Non-U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants" below), we will withhold 10 percent of any distribution that exceeds our current and accumulated earnings and profits.

        Dividends we pay to a non-U.S. holder that are effectively connected with such non-U.S. holder's conduct of a trade or business within the United States (and, if certain income tax treaties apply, are attributable to a United States permanent establishment or fixed base maintained by the non-U.S. holder) generally will not be subject to U.S. withholding tax, provided such non-U.S. holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Persons. If the non-U.S. holder is a corporation, dividends that are effectively connected income may also be subject to a "branch profits tax" at a rate of 30 percent (or such lower rate as may be specified by an applicable income tax treaty).

  Exercise of a Warrant

        The U.S. federal income tax treatment of a non-U.S. holder's exercise of a warrant generally will correspond to the U.S. federal income tax treatment of the exercise of a warrant by a U.S. holder, as described under "U.S. Holders—Exercise of a Warrant" above.

  Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants

        A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, exchange or other disposition of our common stock (which would include a dissolution and liquidation in the event we do not consummate an initial business combination within the required timeframe) or warrants (including an expiration or redemption of our warrants), in each case without regard to whether those securities were held as part of a unit, unless:

  •
  the gain is effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment maintained or fixed base by the non-U.S. holder);

  •
  the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

  •
  we are or have been a "U.S. real property holding corporation" for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held our common stock, and, in the case where shares of our common stock are regularly traded on an established securities market, the non-U.S. holder has owned, directly or indirectly, more than 5 percent of our common stock at any time within the shorter of the five-year period preceding the disposition or such non-U.S. holder's holding period for the shares of our common stock. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose.

        Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates. Any gains described in the first bullet point above of a non-U.S. holder that is a foreign corporation may also be subject to an additional "branch profits tax" at a 30 percent rate. Gain described in the second bullet point above (which may be offset by U.S. source capital losses) will be subject to a flat 30 percent U.S. federal income tax. Non-U.S. holders should consult any income tax treaties applicable to them, as those treaties that may provide for different rules.

        Although we currently are not a U.S. real property holding corporation, we cannot determine whether we will be a United States real property holding corporation in the future until we consummate an initial business combination. We will be classified as a U.S. real property holding corporation if the fair market value of our "U.S. real property interests" equals or exceeds 50 percent of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. Each non-U.S. holder should consult its own tax advisors as to whether the warrants will be treated as "U.S. real property interests" and the tax consequences resulting from such treatment.

  Conversion of Common Stock

        The characterization for U.S. federal income tax purposes of a non-U.S. holder's conversion of our common stock into a right to receive cash pursuant to an exercise of a conversion right generally will correspond to the U.S. federal income tax characterization of the exercise of such a conversion right by a U.S. holder, as described under "U.S. Holders—Conversion of Common Stock" above, and the consequences of the conversion to the non-U.S. holder will be as described above under "Non-U.S. Holders—Taxation of Distributions" and "Non-U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants," as applicable.

Information Reporting and Backup Withholding

        We must report annually to the IRS and to each holder the amount of dividends or other distributions we pay to such holder on our shares of common stock and the amount of tax withheld with respect to those distributions, regardless of whether withholding is required. In the case of a non-U.S. holder, the IRS may make copies of the information returns reporting those dividends and amounts withheld available to the tax authorities in the country in which the non-U.S. holder resides pursuant to the provisions of an applicable income tax treaty or exchange of information treaty.

        The gross amount of dividends and proceeds from the disposition of our common stock or warrants paid to a holder that fails to provide the appropriate certification in accordance with applicable U.S. Treasury regulations generally will be subject to backup withholding at the applicable rate (currently 28 percent).

        Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale by a non-U.S. holder of common stock or warrants outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if a non-U.S. holder sells common stock or warrants through a U.S. broker or the U.S. office of a foreign broker, the broker will be required to report to the IRS the amount of proceeds paid to such holder, unless the non-U.S. holder provides appropriate certification (usually on an IRS Form W-8BEN) to the broker of its status as a non-U.S. holder or such non-U.S. holder is an exempt recipient. Information reporting (but not backup withholding) also would apply if a non-U.S. holder sells common stock or warrants through a foreign broker deriving more than a specified percentage of its income from U.S. sources or having certain other connections to the United States, unless in any such case the broker has documentary evidence that the beneficial owner is a non-U.S. holder and specified conditions are met or an exemption is otherwise established.

        Backup withholding is not an additional tax. Any amounts we withhold under the backup withholding rules may be refunded or credited against the holder's U.S federal income tax liability, if any, by the IRS if the required information is furnished to the IRS in a timely manner.

Federal Estate Tax

        Shares of our common stock or warrants owned or treated as owned by an individual who is not a U.S. citizen or resident (as specifically defined for U.S. federal estate tax purposes) at the time of his or her death will be included in the individual's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and therefore may be subject to U.S. federal estate tax.

UNDERWRITING

        Citigroup Global Markets Inc. is acting as the sole bookrunning manager of the offering and as representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus, each underwriter named below has agreed to purchase and we have agreed to sell to that underwriter, the number of units set forth opposite the underwriter's name.

Underwriters	Number of Units
Citigroup Global Markets Inc.
Lazard Capital Markets LLC
Ladenburg Thalmann & Co. Inc.

Total	40,000,000

        The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the units (other than those covered by the over-allotment option described below) if they purchase any of the units.

        The underwriters propose to offer some of the units directly to the public at the public offering price set forth on the cover page of this prospectus and some of the units to dealers at the public offering price less a concession not to exceed $[        ] per unit. If all of the units are not sold at the initial offering price, the representative may change the public offering price and the other selling terms. Citigroup Global Markets Inc. has advised us that the underwriters do not intend sales to discretionary accounts to exceed five percent of the total number of units offered by them.

        We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to 6,000,000 additional units at the public offering price less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional units approximately proportionate to that underwriter's initial purchase commitment. The "restricted period" under Regulation M will end upon the completion of this distribution. Under Regulation M, the restricted period will terminate when all of the securities have been distributed and any stabilization arrangements have been terminated. Further, if the underwriters were to exercise the over-allotment option to purchase securities in excess of its syndicate short position at the time the over-allotment option is exercised, the restricted period could be extended. In such event, the restricted period would not end until the excess securities were distributed by the underwriters or placed in their investment account. However, the underwriters have agreed that they may only exercise their over-allotment option to cover their actual short positions, if any.

        We and our officers and directors have agreed that, subject to certain limited exceptions, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, transfer, pledge, dispose of or hedge, directly or indirectly, any of our units, warrants, common stock or other securities convertible into or exchangeable for our common stock. Citigroup Global Markets Inc. in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice.

        In addition, our initial stockholders have agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the founder's shares or founder's warrants (including the common stock issuable upon exercise of the founder's warrants and sponsor warrants) until 180 days after the date on which we complete our initial business combination and our sponsor has agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the sponsor's warrants until 180 days after the date on which we complete our initial business combination.

        In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a "relevant member state"), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the "relevant implementation date"), an offer of our units described in this prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to our units which has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of our units may be made to the public in that relevant member state at any time:

  •
  to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; or

  •
  to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000 as shown in its last annual or consolidated accounts; or

  •
  in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

        Each purchaser of our units described in this prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a "qualified investor" within the meaning of Article 2(1)(e) of the Prospectus Directive.

        For the purpose of this provision, the expression an "offer of units to the public" in relation to any units in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe for the units, as the expression may be varied in that relevant member state by any measure implementing the Prospectus Directive in that relevant member state, and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

        The sellers of the units have not authorized and do not authorize the making of any offer of units through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the units as contemplated in this prospectus. Accordingly, no purchaser of the units, other than the underwriters, is authorized to make any further offer of the units on behalf of the sellers or the underwriters.

        This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive ("Qualified Investors") that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant persons should not act or rely on this document or any of its contents.

        Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be

  •
  released, issued, distributed or caused to be released, issued or distributed to the public in France or

  •
  used in connection with any offer for subscription or sale of the units to the public in France.

        Such offers, sales and distributions will be made in France only

  •
  to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d'investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier or

  •
  to investment services providers authorized to engage in portfolio management on behalf of third parties or

  •
  in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l'épargne).

        The units may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

        Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations among us and the underwriters. The determination of our per unit offering price was more arbitrary than would typically be the case if we were an operating company. We cannot assure you that the prices at which the units will trade in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, common stock or warrants will develop and continue after this offering.

        We have applied to have the units listed on the American Stock Exchange under the symbol "TOH.U" and, once the common stock and warrants begin separate trading, to have our common stock and warrants listed on the American Stock Exchange under the symbols "TOH" and "TOH.WS," respectively.

        The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional units.

	Paid by Hicks Acquisition Company I, Inc.
	No Exercise	Full Exercise
Per Unit	$0.70	$0.70
Total	$28,000,000	$32,200,000

        The amounts paid by us in the table above include $12.6 million in deferred underwriting discounts and commissions (or approximately $14.5 million if the over-allotment option is exercised in full), an amount equal to 3.15% of the gross proceeds of this offering, which will be placed in trust until our completion of an initial business combination as described in this prospectus. At that time, the deferred underwriting discounts and commissions will be released to the underwriters out of the balance held in the trust account. If we do not complete an initial business combination and the trustee must distribute the balance of the trust account, the underwriters have agreed that (i) on our liquidation they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriters' discounts and commission will be distributed on a pro rata basis, together with any accrued interest thereon and net of income taxes payable on such interest, to the public stockholders.

        In connection with the offering, Citigroup Global Markets Inc., on behalf of the underwriters, may purchase and sell units in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of units in excess of the number of units to be purchased by the underwriters in the offering, which creates a syndicate short position. "Covered" short sales are sales of units made in an amount up to the number of units represented by the underwriters' over-allotment option. In determining the source of units to close out the covered syndicate short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. Transactions to close out the covered syndicate short position involve either purchases of the units in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make "naked" short sales of units in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of units in the open market while the offering is in progress.

        The underwriters may also impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Citigroup Global Markets Inc. repurchases units originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

        Any of these activities may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the American Stock Exchange or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        We estimate that the portion of the total expenses of this offering payable by us will be $1.35 million, exclusive of underwriting discounts and commissions.

        The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

        A prospectus in electronic format may be made available by one or more of the underwriters on a website maintained by one or more of the underwriters. Citigroup Global Markets Inc. may agree to allocate a number of units to underwriters for sale to their online brokerage account holders. Citigroup Global Markets Inc. will allocate units to underwriters that may make Internet distributions on the same basis as other allocations. In addition, units may be sold by the underwriters to securities dealers who resell units to online brokerage account holders.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

        Lazard Fréres & Co. LLC referred this transaction to Lazard Capital Markets LLC and will receive a referral fee from Lazard Capital Markets LLC in connection therewith.

LEGAL MATTERS

        Akin Gump Strauss Hauer & Feld LLP, New York, New York is acting as counsel in connection with the registration of our securities under the Securities Act of 1933, and as such, will pass upon the validity of the securities offered in this prospectus. In connection with this offering Bingham McCutchen LLP, New York, New York is acting as counsel to the underwriters.

EXPERTS

        The financial statements of Hicks Acquisition Company I, Inc. (a development stage company) as of March 1, 2007 and for the period February 26, 2007 (inception) through March 1, 2007, have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of KPMG LLP as experts in accounting and auditing.

        The audit report contains an explanatory paragraph that states that the business plan is dependent upon obtaining adequate financial resources, which raises substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

        Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC's website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

        You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

INDEX TO FINANCIAL STATEMENTS

Hicks Acquisition Company I, Inc.

Page
Audited Financial Statements of Hicks Acquisition Company I, Inc.
Report of Independent Registered Public Accounting Firm	F-2
Balance Sheets as of March 1, 2007 and June 30, 2007 (Unaudited)	F-3
Statements of Operations for the period February 26, 2007 (inception) to March 1, 2007 and for the period February 26, 2007 (inception) to June 30, 2007	F-4
Statements of Stockholder's Equity for the period February 26, 2007 (inception) to March 1, 2007 and for the period March 2, 2007 to June 30, 2007	F-5
Statements of Cash Flows for the period February 26, 2007 (inception) to March 1, 2007 and for the period February 26, 2007 (inception) to June 30, 2007	F-6
Notes to Financial Statements	F-7

Report of Independent Registered Public Accounting Firm

The Board of Directors
Hicks Acquisition Company I, Inc.:

        We have audited the accompanying balance sheet of Hicks Acquisition Company I, Inc. (a development stage company) (the "Company") as of March 1, 2007, and the related statements of operations, stockholder's equity, and cash flows for the period February 26, 2007 (inception) through March 1, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to report on these financial statements based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hicks Acquisition Company I, Inc. as of March 1, 2007, and the results of its operations and its cash flows for the period February 26, 2007 (inception) through March 1, 2007, in conformity with U.S. generally accepted accounting principles.

        The accompanying financial statements have been prepared assuming that Hicks Acquisition Company I, Inc. will continue as a going concern. The Company has generated a net loss, has a working capital deficiency and has no operations. This raises substantial doubt about the Company's ability to continue as a going concern. As discussed in Note 1, the Company is in the process of raising capital through a proposed offering of equity securities. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KPMG LLP

March 13, 2007, except as to Note 1, Note 3, Note 4, Note 5 and Note 7, which are as of
August 30, 2007
Dallas, Texas

HICKS ACQUISITION COMPANY I, INC.

(a Development Stage Company)

BALANCE SHEETS

	March 1, 2007	June 30, 2007
		(unaudited)
ASSETS
Current assets:
Cash	$250,000	$136,128
Prepaids	—	21,042

Total current assets	250,000	157,170
Noncurrent asset:
Deferred offering costs	122,799	1,386,916

Total assets	$372,799	$1,544,086

Current liabilities:
Accounts payable	$—	$1,129,293
Accrued expenses	124,799	188,250
Accrued Expenses—related party	—	36,314
Note payable—related party	225,000	225,000

Total current liabilities	349,799	1,578,857

Commitments and contingencies
Stockholder's equity (deficit):
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding at March 1, 2007 and June 30, 2007, respectively	—	—
Common stock, $0.0001 par value; 225,000,000 shares authorized; 11,500,000 shares issued and outstanding at March 1, 2007 and June 30, 2007, respectively	1,150	1,150
Additional paid-in capital	23,850	23,850
Deficit accumulated during the development stage	(2,000)	(59,771)

Total stockholder's equity (deficit):	23,000	(34,771)

Total liabilities and stockholder's equity	$372,799	$1,544,086

See accompanying notes to financial statements.

HICKS ACQUISITION COMPANY I, INC.

(a Development Stage Company)

STATEMENTS OF OPERATIONS

	Period from February 26, 2007 (inception) to March 1, 2007	Period from February 26, 2007 (inception) to June 30, 2007
		(unaudited)
Operating Expenses:
Professional services	$—	$53,250
Formation and operating costs	2,000	6,521

Net loss	$(2,000)	$(59,771)

Loss per common share:
Basic and diluted	$—	$(0.01)

Average common shares outstanding:
Basic and diluted	11,500,000	11,500,000

See accompanying notes to financial statements.

HICKS ACQUISITION COMPANY I, INC.

(a Development Stage Company)

STATEMENTS OF STOCKHOLDER'S EQUITY (DEFICIT)

				Deficit Accumulated During the Development Stage
	Common Stock
			Additional Paid-in Capital		Total Stockholder's Equity (Deficit)
	Shares	Amount
Initial capital from founding stockholder for cash	11,500,000	$1,150	$23,850	$—	$25,000
Net loss	—	—	—	(2,000)	(2,000)

Balance at March 1, 2007	11,500,000	$1,150	$23,850	$(2,000)	$23,000
Net loss (unaudited)	—	—	—	(57,771)	(57,771)

Balance at June 30, 2007 (unaudited)	11,500,000	$1,150	$23,850	$(59,771)	$(34,771)

See accompanying notes to financial statements.

HICKS ACQUISITION COMPANY I, INC.

(a Development Stage Company)

STATEMENTS OF CASH FLOWS

	Period from February 26, 2007 (inception) to March 1, 2007	Period from February 26, 2007 (inception) to June 30, 2007
		(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,000)	$(59,771)
Changes in operating assets and liabilities:
Prepaid expenses	—	(21,042)
Accrued expenses	2,000	2,000
Accrued expenses—related party	—	25,563

Net cash used in operating activities	—	(53,250)

CASH FLOW FROM FINANCING ACTIVITIES:
Proceeds from note payable—related party	225,000	225,000
Proceeds from sale of units	25,000	25,000
Payment of offering costs	—	(60,622)

Net cash provided by financing activities	250,000	189,378

Increase in cash	250,000	136,128
Cash at beginning of period	—	—

Cash at end of period	$250,000	$136,128

SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING ACTIVITIES:
Deferred offering costs included in accrued expenses	$122,799	$1,326,294

See accompanying notes to financial statements.

HICKS ACQUISITION COMPANY I, INC.

(a Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1—ORGANIZATION AND NATURE OF BUSINESS OPERATIONS; BASIS OF PRESENTATION; GOING CONCERN CONSIDERATION

        Hicks Acquisition Company I, Inc. (the "Company") is a newly organized blank check company formed on February 26, 2007 under the General Corporation Law of the State of Delaware for the purpose of acquiring, or acquiring control of, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination one or more businesses or assets.

        At March 1, 2007, the Company had not commenced any operations. All activity through March 1, 2007 relates to the Company's formation and the proposed offering described below. The Company has selected December 31 as its fiscal year end.

        The Company's ability to commence operations is contingent upon obtaining adequate financial resources through a proposed offering, which is discussed in Note 3. The Company's management has broad discretion with respect to the specific application of the net proceeds of the proposed offering, although substantially all of the net proceeds of the proposed offering are intended to be generally applied toward consummating one or more business combinations with an operating company. The Company anticipates that the initial business combination must occur with one or more target businesses that collectively have a fair market value of at least 80% of the initial amount held in the trust account (excluding the amount held in the trust account representing the underwriters' deferred commission). If the Company acquires less than 100% of one or more target businesses, the aggregate fair market value of the portion or portions the Company acquires must equal at least 80% of the amount held in the trust account. In no event, however, will the Company acquire less than a controlling interest of a target business (that is, not less than half of the voting equity interests of the target business).

        The Company's efforts in identifying prospective target businesses will not be limited to a particular industry. Instead, the Company intends to focus on various industries and target businesses that may provide significant opportunities for growth. However, the Company will not complete a business combination with an entity engaged in the energy industry as its principal business or whose principal business operations are conducted outside of the United States or Canada.

        Proceeds of $390.0 million from the proposed offering and simultaneous private placement of $7 million of the Company's sponsor warrants to purchase common stock will be held in a trust account and will only be released to the Company upon the earlier of: (i) the consummation of an initial business combination; or (ii) the Company's liquidation. The proceeds in the trust account include 3.15% of the underwriting commissions. Upon consummation of an initial business combination, $12.6 million, which constitutes the underwriters' deferred commissions (or approximately $14.5 million if the underwriters' over allotment option is exercised in full), will be paid to the underwriters from the funds held in the trust account. The proceeds outside of the trust account as well as the interest income of up to $4.75 million (net of taxes payable), subject to adjustment, earned on the trust account balance that may be released to the Company (as discussed in Note 3) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses; provided, however, that after such release there remains in the trust account a sufficient amount of interest income previously earned on the trust account balance to pay any income taxes on such $4.75 million, subject to adjustment, of interest income.

        The Company will seek stockholder approval before it will effect an initial business combination, even if the business combination would not ordinarily require stockholder approval under applicable law. In connection with the stockholder vote required to approve any initial business combination, the Company's existing stockholders, HH-HACI, L.P., and certain of the Company's directors have agreed to vote the founder's shares (as defined in Note 4 below) owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. "Public stockholders" is defined as the holders of common stock sold as part of the Units, as defined, in the proposed offering or in the aftermarket. The Company will proceed with an initial business combination only if (i) the business combination is approved by a majority of votes cast by the Company's public stockholders at a duly held stockholders meeting or by a written consent of a majority of the Company's outstanding shares of common stock, (ii) an amendment to the Company's amended and restated certificate of incorporation to provide for the Company's perpetual existence is approved by holders of a majority of the Company's outstanding shares of common stock, (iii) public stockholders owning no more than 30% (minus one share) of the Company's outstanding shares of common stock sold in the offering both vote against the business combination and exercise their conversion rights, and (iv) the Company has confirmed that it has sufficient cash resources to pay both (x) the consideration required to close its initial business combination, and (y) the cash due to public stockholders who vote against the business combination and who exercise their conversion rights. If the conditions to consummate the proposed business combination are not met but sufficient time remains before the Company's corporate life expires, the Company may attempt to effect another business combination.

        If the initial business combination is approved and completed, each public stockholder voting against such qualifying business combination will be entitled to convert its shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account (including deferred underwriting commissions and interest earned on the trust account, net of income taxes payable on such interest and net of interest income of up to $4.75 million, subject to adjustment, on the trust account released to fund the Company's working capital requirements). Public stockholders who convert their stock into their share of the trust account will continue to have the right to exercise any warrants they may hold.

        The Company will liquidate and promptly distribute only to the public stockholders the amount in the trust account, less any income taxes payable on interest income and any interest income of up to $4.75 million, subject to adjustment, on the balance (net of taxes payable) of the trust account previously released to the Company to fund its working capital requirements, plus any remaining net assets if the Company does not consummate a business combination within 24 months after the date of the prospectus filed with the U.S. Securities and Exchange Commission. If the Company fails to consummate such business combination within 24 months of the date of the prospectus, the Company's amended and restated certificate of incorporation also provides that the Company's corporate existence will automatically cease 24 months from the date of this prospectus except for the purpose of winding up its affairs and liquidating. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including trust account assets) will be less than the initial public offering price per share in the proposed offering (assuming no value is attributed to the warrants contained in the units to be offered in the proposed offering discussed in Note 3).

Basis of Presentation

        The accompanying unaudited interim financial statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles for interim financial information and with Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by U.S. Generally Accepted Accounting Principles for complete financial statements of the Company.

        In the opinion of management, all adjustments necessary to fairly present the Company's financial statements have been included. The results of operations are not necessarily indicative of the results to be expected for the full year or for any future periods. The Company uses estimates and assumptions required for preparation of its financial statements. The estimates are primarily based on historical experience and business knowledge and are revised as circumstances change. However, actual results could differ from the estimates.

Going Concern Consideration

        The financial statements have been prepared assuming the Company will continue as a going concern. The Company has generated a net loss, has a working capital deficiency and has no operations. This raises substantial doubt about the Company's ability to continue as a going concern.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[a] Cash and cash equivalents:

  The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

[b] Loss per common share:

  Loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period.

[c] Use of estimates:

  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

[d] Income taxes:

  Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

  The Company recorded a deferred income tax asset for the tax effect of net operating loss carryforwards and temporary differences, aggregating approximately $700. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at March 1, 2007.

  The effective tax rate differs from the statutory rate of 35% due to the increase in the valuation allowance.

[e] Deferred offering costs:

  Deferred offering costs consist principally of legal and underwriting fees incurred through the balance sheet date that are related to the proposed offering and that will be charged to capital upon the receipt of the capital raised.

[f] Recent Accounting Pronouncements

  Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company's financial statements.

NOTE 3—PROPOSED PUBLIC OFFERING

        The proposed offering calls for the Company to offer for sale 40,000,000 units at a price of $10.00 per unit. Each unit consists of one share of the Company's common stock, $0.0001 par value, and one warrant. Each warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.50 per share commencing on later of: (i) the completion of the initial business combination, or (ii) 12 months from the effective date of the offering. The warrants expire four years from the effective date of the offering, unless earlier redeemed. The warrants will be redeemable in whole and not in part at a price of $0.01 per warrant upon a minimum of 30 days' notice after the warrants become exercisable, only in the event that the last sale price of the common stock equals or exceeds $13.75 per share for any 20 trading days within a 30 trading day period.

NOTE 4—NOTE PAYABLE TO AFFILIATE AND RELATED PARTY TRANSACTIONS

        The Company issued an aggregate of $225,000 in an unsecured promissory note to Mr. Hicks, the Company's founder and chairman of the board, on March 1, 2007. The note is non-interest bearing and is payable on the earlier of December 31, 2007 or the consummation of the proposed offering by the Company. Due to the short-term nature of the note, the fair value of the note approximated the carrying amount.

        The Company has agreed to pay up to $10,000 a month in total for office space and general and administrative services to Hicks Holdings Operating LLC, an affiliate of the Company's founder and chairman of the board, Mr. Hicks. Services will commence promptly after the effective date of the offering and will terminate upon the earlier of: (i) the consummation of an initial business combination; or (ii) the liquidation of the Company.

        HH-HACI, L.P., a Delaware limited partnership, the sponsor, has committed to purchase an aggregate of 7,000,000 sponsor warrants at $1.00 per warrant (for a total purchase price of $7,000,000) from the Company pursuant to Regulation D. Mr. Hicks, the Company's founder and chairman of the board, is the sole member of HH-HACI GP, LLC, the general partner of HH-HACI, L.P. In addition, Mr. Hicks, Mr. Armes, the Company's president, chief executive officer, chief financial officer and one of our directors, Mr. Neuman, a senior vice president of the Company, Mr. Swartz, a senior vice president of the Company, Ms. Vest, a senior vice president of the Company, Thomas O. Hicks, Jr., the Company's secretary and a vice president, and Mack H. Hicks, a vice president of the Company, are each limited partners of HH-HACI, L.P. These purchases will take place on a private placement basis simultaneously with the closing of the proposed offering. The sponsor will be permitted to transfer the warrants held by it to the Company's officers and directors, and other persons or entities affiliated with such sponsor, but the transferees receiving such securities will be subject to the same agreements with respect to such securities as the sponsor. Otherwise, these warrants will not be transferable or salable by the sponsor (except as described below) until 180 days after the completion of an initial business combination. The sponsor warrants will be non-redeemable so long as they are held by the sponsor or the sponsor's permitted transferees. If the sponsor warrants are held by holders other than the sponsor or its permitted transferees, the sponsor warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants including in the units being sold in this offering. Otherwise, the sponsor warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in the proposed offering, except that such sponsor warrants may be exercised on a cashless basis.

        Mr. Hicks, the Company's founder and chairman of the board is required, pursuant to a written co-investment securities purchase agreement, to purchase, directly or through a controlled affiliate, 2,000,000 co-investment units at a price of $10.00 per unit for an aggregate purchase price of $20 million in a private placement that will occur immediately prior to the consummation of the initial business combination.

        The co-investment units will be identical to the units sold in the proposed public offering, except that (i) the co-investment warrants will not be redeemable by us so long as they are held by Mr. Hicks, a controlled affiliate of Mr. Hicks who purchases the co-investment units or their permitted transferees, and (ii) with limited exceptions, the co-investment shares and co-investment warrants (including the common stock issuable upon exercise of the co-investment warrants) may not be transferred, assigned or sold until 180 days after the completion of our initial business combination. The proceeds of the sale of the co-investment units will not be deposited into the trust account and will not be available for distribution to the public stockholders in the event of a liquidation of the trust account, or upon conversion of shares held by public stockholders.

NOTE 5—FOUNDER'S UNITS

        On March 1, 2007, the sponsor purchased 11,500,000 founder's units (after giving effect to a stock split, discussed in greater detail in Note 7, approved by the Company's board of directors in July 2007) for an aggregate amount of $25,000, or $0.0022 per unit. On August 30, 2007, the sponsor transferred an aggregate of 230,000 of these units to William H. Cunningham, William A. Montgomery, Brian Mulroney and William F. Quinn, each of whom is a member of the Company's board of directors. Each founder's unit consists of one share of common stock (a "founder's share"), and one warrant to purchase common stock (a "founder's warrant"). The sponsor, together with Messrs. Cunningham, Montgomery, Mulroney and Quinn, are referred to as the "initial stockholders."

        The founder's shares are identical to the shares of common stock included in the units being sold in the proposed offering, except that:

  •
  the founder's shares are subject to the transfer restrictions described below;

  •
  the initial stockholders have agreed to vote the founder's shares in the same manner as a majority of the public stockholders in connection with the vote required to approve a business combination;

  •
  the initial stockholders will not be able to exercise conversion rights granted to the public stockholders with respect to the founder's shares; and

  •
  the initial stockholders have waived their rights to participate in any liquidation distribution with respect to the founder's shares if the Company fails to consummate a business combination.

        The founder's warrants are identical to those included in the units being sold in this offering, except that:

  •
  the founder's warrants are subject to the transfer restrictions described below;

  •
  the founder's warrants may not be exercised unless and until the last sale price of the Company's common stock equals or exceeds $13.75 per share for any 20 days within any 30 trading day period beginning 90 days after the Company's initial business combination and there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants;

  •
  the founder's warrants will not be redeemable by the Company as long as they are held by our initial stockholders or their permitted transferees; and

  •
  the founder's warrants may be exercised by the holders on a cashless basis.

        The initial stockholders have agreed, except in limited circumstances, not to sell or otherwise transfer any of the founder's shares or founder's warrants until 180 days after the completion of our initial business combination. However, the initial stockholders will be permitted to transfer the founder's shares and founder's warrants to the Company's officers and directors, and other persons or entities affiliated with the initial stockholders, provided that the transferees receiving such securities will be subject to the same agreements with respect to such securities as the initial stockholders.

NOTE 6—STOCKHOLDER'S EQUITY

  Preferred Stock

        The Company is authorized to issue up to 1,000,000 shares of preferred stock, par value $0.0001 with such designations, voting and other rights and preferences as may be determined from time to time by the board of directors. No shares were issued and outstanding as of March 1, 2007.

  Common Stock

        The authorized common stock of the Company includes up to 225,000,000 shares. The holders of the common shares are entitled to one vote for each share of common stock. In addition, the holders of the common stock are entitled to receive dividends when, as and if declared by the board of directors.

NOTE 7—STOCK SPLIT

        On July 24, 2007, the board of directors approved a 1.15-for-1 stock split. The par value of the common stock remained $0.0001 per share. The stock split is reflected in the per share data in the accompanying financial statements as if it occurred on March 1, 2007. To the extent that the underwriters do not exercise their over-allotment option to purchase an additional 6,000,000 units of the Company in the proposed public offering, the initial stockholders have agreed that they shall return to the Company for cancellation, at no cost, on a pro rata basis the number of founder shares held by the initial stockholders determined by multiplying 1,500,000 by a fraction, (i) the numerator of which is 6,000,000 minus the number of shares of common stock purchased by the underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 6,000,000.

$400,000,000

Hicks Acquisition Company I, Inc.

40,000,000 Units

PROSPECTUS

                  , 2007

Citi
Lazard Capital Markets
Ladenburg Thalmann & Co. Inc.

Until                        , 2007 (25 days after the date of this prospectus), all dealers that buy, sell or trade our securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

        The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions and the representative's non-accountable expense allowance) will be as follows:

Initial Trustees' fee(1)	$1,000
SEC Registration Fee	14,122
FINRA filing fee	46,500
American Stock Exchange filing and listing fee	70,000
Accounting fees and expenses	100,000
Printing and engraving expenses	75,000
Directors & Officers liability insurance premiums(2)	250,000
Legal fees and expenses	855,000
Miscellaneous(3)	250,000

Total	$1,661,622

(1)
In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to Continental Stock Transfer & Trust annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of the registrant's common stock, and $2,400 for acting as warrant agent for the registrant's warrants.

(2)
This amount represents the approximate amount of annual director and officer liability insurance premiums the registrant anticipates paying following the consummation of its initial public offering and until it consummates a business combination.

(3)
This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

        Our amended and restated certificate of incorporation provides that all of our directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

        Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

        "Section 145. Indemnification of officers, directors, employees and agents; insurance.

        (a)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

        (b)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        (c)   To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        (d)   Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

        (e)   Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

        (f)    The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

        (g)   A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

        (h)   For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

        (i)    For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

        (j)    The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        (k)   The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        In accordance with Section 102(b)(7) of the DGCL, our amended and restated certificate of incorporation, which we intend to adopt prior to the closing of this offering, will provide that that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of our amended and restated certificate of incorporation is to eliminate our rights and those of our stockholders (through stockholders' derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director's duty of care.

        If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our amended and restated certificate of incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our amended and restated certificate of incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.

        Our amended and restated certificate of incorporation will also provide that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former directors and officers, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney's fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to our amended and restated certificate of incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.

        The right to indemnification conferred by our amended and restated certificate of incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our amended and restated certificate of incorporation or otherwise.

        The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our amended and restated certificate of incorporation may have or hereafter acquire under law, our amended and restated certificate of incorporation, our amended and restated bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

        Any repeal or amendment of provisions of our amended and restated certificate of incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our amended and restated certificate of incorporation will also permit us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our amended and restated certificate of incorporation.

        Our amended and restated bylaws, which we intend to adopt immediately prior to the closing of this offering, include the provisions relating to advancement of expenses and indemnification rights consistent with those set forth in our amended and restated certificate of incorporation. In addition, our amended and restated bylaws provide for a right of indemnitee to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our amended and restated bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

        Any repeal or amendment of provisions of our amended and restated bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

        We will enter into indemnification agreements with each of our officers and directors. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

        Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

        On March 1, 2007, we sold 10,000,000 units (which were subsequently increased to 11,500,000 units through a stock split), with each unit consisting of one share of common stock and one warrant to purchase one share of common stock, to HH-HACI, L.P. without registration under the Securities Act. On August 30, 2007, HH-HACI, L.P. transferred an aggregate of 230,000 of these units to certain of our directors.

        Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to an accredited investor. The securities were sold for an aggregate offering price of $25,000 at an average purchase price of $0.0025 per unit.

        Thomas O. Hicks, our officers and various officers of Hicks Holdings LLC and Hicks Equity Partners, LLC are equity holders in HH-HACI L.P. HH-HACI, L.P. is an accredited investor for purposes of Rule 501 of Regulation D. Each of the equity holders in HH-HACI, L.P. will be accredited investors under Rule 501 of Regulation D. The sole business of HH-HACI, L.P. is to act as the Company's sponsor in connection with this offering. The limited partnership agreement of HH-HACI, L.P. provides that its partnership interests may only be transferred to officers or directors of the Company or other persons affiliated with the sponsor, or in connection with estate planning transfers.

        In addition, our sponsor has committed to purchase from us 7,000,000 sponsor warrants at $1.00 per warrant (for an aggregate purchase price of $7 million). These purchases will take place on a private placement basis simultaneously with the consummation of our initial public offering. These issuances will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. Our sponsor's obligation to purchase the sponsor warrants was made pursuant to a

Sponsor Warrants Purchase Agreement, dated as of            , 2007. Such obligation was made prior to the filing of the Registration Statement, and the only conditions to the obligation undertaken by such individuals are conditions outside of the investors' control. Consequently, the investment decision relating to the purchase of the warrants was made prior to the filing of the Registration Statement relating to the public offering and therefore constitutes a "completed private placement."

        No underwriting discounts or commissions were paid with respect to such sales.

        Pursuant to a written purchase agreement between us and Mr. Hicks, Mr. Hicks has committed to purchase, simultaneously with the consummation of our initial business combination, either directly or through a controlled affiliate of Mr. Hicks, 2,000,000 units, with each unit consisting of one share of common stock and one warrant to purchase one share of common stock. The obligation to make this purchase was made, and the issuance of the related securities will be pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. The proceeds from this sale will be used for general corporate purposes.

Item 16. Exhibits and Financial Statement Schedules.

        (a)   The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.#
3.1	Form of Amended and Restated Certificate of Incorporation.#
3.2	Form of Amended and Restated By-laws.#
4.1	Specimen Unit Certificate.#
4.2	Specimen Common Stock Certificate.#
4.3	Specimen Warrant Certificate.#
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.#
5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP.#
10.1	Promissory Note, dated March 1, 2007, issued to Thomas O. Hicks.#
10.2	Form of Letter Agreement among the Registrant, Citigroup Global Markets Inc., HH-HACI, L.P. and Thomas O. Hicks.**
10.3	Form of Letter Agreement among the Registrant, Citigroup Global Markets Inc. and each executive officer and director.**
10.4	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.#
10.5	Letter Agreement between Hicks Holdings Operating LLC and Registrant regarding administrative support.#
10.6	Form of Registration Rights Agreement among the Registrant, HH-HACI, L.P., Thomas O. Hicks, William H. Cunningham, William A. Montgomery, Brian Mulroney and William F. Quinn#
10.7	Securities Purchase Agreement, effective as of March 1, 2007, between the Registrant and HH-HACI, L.P.#
10.8	Form of Sponsor Warrants Purchase Agreement between the Registrant and HH-HACI, L.P.#
10.9	Form of Co-Investment Securities Purchase Agreement between the Registrant and Thomas O. Hicks.#
10.10	Form of Indemnity Agreement.#
10.11	Securities Assignment Agreement, dated as of August 30, 2007 between the Registrant, HH-HACI, L.P., William H. Cunningham, William A. Montgomery, Brian Mulroney and William F. Quinn.*
14	Form of Code of Ethics.#

23.1	Consent of KPMG LLP.*
23.2	Consent of Akin Gump Strauss Hauer & Feld LLP (included on Exhibit 5.1).#
24	Power of Attorney (included on signature page of this Registration Statement).#
99.1	Consent of William H. Cunningham.#
99.2	Consent of William A. Montgomery.#
99.3	Consent of Brian Mulroney.#
99.4	Form of Audit Committee Charter.#
99.5	Consent of William F. Quinn.#

*
Filed herewith

**
To be filed by amendment.

#
Previously filed.

Item 17. Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            i.      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            ii.     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            iii.    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

            (ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (d)   The undersigned registrant hereby undertakes that:

          (1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 13th day of September, 2007.

HICKS ACQUISITION COMPANY I, INC.
By:	/s/ JOSEPH B. ARMES Joseph B. Armes President, Chief Executive Officer and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

* Thomas O. Hicks	Chairman of the Board	September 13, 2007
/s/ JOSEPH B. ARMES Joseph B. Armes	President, Chief Executive Officer, Chief Financial Officer and Director (Principal executive officer and principal financial and accounting officer)	September 13, 2007
*By:	/s/ JOSEPH B. ARMES Joseph B. Armes Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement.#
3.1	Form of Amended and Restated Certificate of Incorporation.#
3.2	Form of Amended and Restated By-laws.#
4.1	Specimen Unit Certificate.#
4.2	Specimen Common Stock Certificate.#
4.3	Specimen Warrant Certificate.#
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.#
5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP.#
10.1	Promissory Note, dated March 1, 2007, issued to Thomas O. Hicks.#
10.2	Form of Letter Agreement among the Registrant, Citigroup Global Markets Inc., HH-HACI, L.P. and Thomas O. Hicks.**
10.3	Form of Letter Agreement among the Registrant, Citigroup Global Markets Inc. and each executive officer and director.**
10.4	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.#
10.5	Letter Agreement between Hicks Holdings Operating LLC and Registrant regarding administrative support.#
10.6	Form of Registration Rights Agreement among the Registrant, HH-HACI, L.P., Thomas O. Hicks, William H. Cunningham, William A. Montgomery, Brian Mulroney and William F. Quinn#
10.7	Securities Purchase Agreement, effective as of March 1, 2007, between the Registrant and HH-HACI, L.P.#
10.8	Form of Sponsor Warrants Purchase Agreement between the Registrant and HH-HACI, L.P.#
10.9	Form of Co-Investment Securities Purchase Agreement between the Registrant and Thomas O. Hicks.#
10.10	Form of Indemnity Agreement.#
10.11	Securities Assignment Agreement, dated as of August 30, 2007 between the Registrant, HH-HACI, L.P., William H. Cunningham, William A. Montgomery, Brian Mulroney and William F. Quinn.*
14	Form of Code of Ethics.#
23.1	Consent of KPMG LLP.*
23.2	Consent of Akin Gump Strauss Hauer & Feld LLP (included on Exhibit 5.1).#
24	Power of Attorney (included on signature page of this Registration Statement).#
99.1	Consent of William H. Cunningham.#
99.2	Consent of William A. Montgomery.#
99.3	Consent of Brian Mulroney.#
99.4	Form of Audit Committee Charter.#
99.5	Consent of William F. Quinn.#

*
Filed herewith

**
To be filed by amendment.

#
Previously filed.